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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
CIGNA Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CIGNA Corporation
Two Liberty Place
1601 Chestnut Street
Philadelphia, PA 19192-1550

March 20, 2008

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE:	3:30 p.m. on Wednesday, April 23, 2008.
PLACE:	The Philadelphia Museum of Art, Van Pelt Auditorium 26th Street and the Benjamin Franklin Parkway Philadelphia, Pennsylvania
ITEMS OF BUSINESS:	• Elect four directors for terms expiring in April 2011.
• Ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2008.
• Approve the amendment of Article Fourth of the Company's Restated Certificate of Incorporation.
• Approve the amendment of Article Fifth of the Company's Restated Certificate of Incorporation.
• Approve the amendment of Article Tenth of the Company's Restated Certificate of Incorporation.
• Consider any other business properly brought before the meeting.
RECORD DATE:	Monday, February 25, 2008. CIGNA shareholders of record at the close of business on that date are entitled to vote at the meeting.
PROXY VOTING:	Your vote is important, even if you do not own many shares. We urge you to mark, date, sign and return the enclosed proxy/voting instruction card or, if you prefer, to vote by telephone or by using the Internet.

H. EDWARD HANWAY Chairman and Chief Executive Officer
By order of the Board of Directors,

NICOLE S. JONES Corporate Secretary and Vice President and Chief Counsel, Corporate & Financial Law

CIGNA CORPORATION
2008 ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT

Director Stock Ownership	29
Director Compensation Table	30
Report of the People Resources Committee	33
Compensation Discussion & Analysis	33
Overview	33
Executive Summary	33
Oversight of the Executive Compensation Program	37
Executive Compensation Policies and Practices	38
Elements of Compensation	43
Retention Actions	48
Executive Stock Ownership	48
Retirement and Deferred Compensation	49
Other Benefits and Perquisites	50
Relocation	51
Employment Arrangements and Post-Termination Payments	51
Disgorgement of Awards	52
Executive Compensation	54
Summary Compensation Table	54
Grants of Plan-Based Awards Table	58
Outstanding Equity Awards at Fiscal Year-End Table	60
Option Exercises and Stock Vested Table	63
Pension Benefits Table	64
Nonqualified Deferred Compensation Table	67
Potential Payments Upon Termination or Change of Control	68
Stock Held By Directors, Nominees and Executive Officers	78
Additional Information about Stock Held by Directors and Executive Officers	78
Largest Security Holders	79
Section 16(a) Beneficial Ownership Reporting Compliance	79
Householding	79
2009 Annual Meeting	79
About Shareholder Proposals and Nominations for the 2009 Annual Meeting	80
Appendix A: CIGNA Corporation By-Laws	A-1
Appendix B: Restated Certificate of Incorporation of CIGNA Corporation	B-1

CIGNA CORPORATION

Two Liberty Place
1601 Chestnut Street
Philadelphia, PA 19192-1550

CIGNA is providing these proxy materials in connection with its 2008 annual meeting of shareholders. This proxy statement, the accompanying proxy card and CIGNA's 2007 Annual Report on Form 10-K were first mailed to shareholders on or about Thursday, March 20, 2008. As used in this proxy statement, "CIGNA" and the "Company" may refer to CIGNA Corporation itself, one or more of its subsidiaries, or CIGNA Corporation and its consolidated subsidiaries.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 23, 2008.

This proxy statement and CIGNA's Annual Report to shareholders are available at http://www.cigna.com/about_us/investor_relations/recent_disclosures.html.

ABOUT THE ANNUAL MEETING

Why did I receive this proxy statement?

The Board of Directors of CIGNA Corporation is soliciting your proxy to vote at the 2008 annual meeting or any adjournment or postponement thereof. You are receiving a proxy statement because you owned shares of CIGNA common stock on Monday, February 25, 2008, the record date, and that entitles you to vote at the annual meeting. By use of a proxy, you can vote, whether or not you attend the meeting. This proxy statement describes the matters on which CIGNA would like you to vote and provides information on those matters.

What will I be voting on?

  •
  Election of four directors for terms expiring in April 2011 (see page 8).

  •
  Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2008 (see page 19).

  •
  Approval of the proposed amendments to Article Fourth of the Company's Restated Certificate of Incorporation to eliminate the provisions related to Junior Participating Preferred Stock, Series D, as more fully described on pages 22 and 23.

  •
  Approval of the proposed amendments to Article Fifth of the Company's Restated Certificate of Incorporation to reduce the supermajority voting requirement to a simple majority for shareholder amendments to the By-Laws, as more fully described on pages 22 and 24.

  •
  Approval of the proposed amendments to Article Tenth of the Company's Restated Certificate of Incorporation to reduce the supermajority voting requirement to a simple majority for approval of certain business combinations, as more fully described on pages 22 and 25.

What are the Board of Directors' recommendations?

The Board recommends a vote:

  •
  for the election of the director nominees;

  •
  for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2008;

  •
  for the approval of the proposed amendments to Article Fourth of the Company's Restated Certificate of Incorporation;

  •
  for the approval of the proposed amendments to Article Fifth of the Company's Restated Certificate of Incorporation; and

  •
  for the approval of the proposed amendments to Article Tenth of the Company's Restated Certificate of Incorporation.

Could other matters be decided at the annual meeting?

We do not know of any other matters that will come before the shareholders during the annual meeting. The chairman of the meeting may refuse to allow presentation of a proposal or a nomination for the Board from the floor at the annual meeting if the proposal or nomination was not properly submitted. CIGNA's 2007 proxy statement described the requirements for properly submitting proposals and nominations from the floor at this year's annual meeting. The requirements are similar to those described on page 80 for the 2009 annual meeting. The proxies will vote for or against other matters that come before the annual meeting as those persons deem advisable.

How many votes can be cast by all shareholders?

Each share of CIGNA common stock is entitled to one vote. We had 280,221,928 shares of common stock outstanding and entitled to vote on Monday, February 25, 2008.

How many votes must be present to hold the annual meeting?

At least two-fifths of the issued and outstanding shares entitled to vote, or 112,088,772 votes, present in person or by proxy, is needed to hold the annual meeting. We urge you to vote by proxy even if you plan to attend the annual meeting. This will help us know that enough votes will be present to hold the meeting.

How many votes are needed to approve each proposal?

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  The number of votes cast "for" a director nominee must exceed the number of votes cast "against" the nominee for that nominee to be elected to the Board.

  •
  The affirmative vote of a majority of the voting power of the issued and outstanding stock of the Company must be cast in favor of:

  •
  The ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2008.

  •
  The approval of the proposed amendments to Article Fourth of the Company's Restated Certificate of Incorporation to eliminate the provisions related to Junior Participating Preferred Stock, Series D, as more fully described on pages 22 and 23.

  •
  The approval of the proposed amendments to Article Fifth of the Company's Restated Certificate of Incorporation to reduce the supermajority voting requirement to a simple majority for shareholder amendments to the By-Laws, as more fully described on pages 22 and 24.

  •
  The affirmative vote of at least 80% of the voting power of the issued and outstanding common stock of the Company must be cast in favor of:

  •
  The approval of the proposed amendments to Article Tenth of the Company's Certificate of Incorporation to reduce the supermajority voting requirement to a simple majority for approval of certain business combinations, as more fully described on pages 22 and 25.

What if I vote to "abstain?"

A vote to "abstain" for the election of directors will have no effect on the outcome of that proposal. A vote to "abstain" for the other proposals will have the effect of a vote against. However, in either case, your shares will be counted as present for purposes of determining whether enough votes are present to hold the annual meeting.

How do I vote if I hold shares as a record holder?

If your name is registered on CIGNA's stockholder records as the owner of shares, you are the "record holder." If you hold shares as a record holder, there are four ways that you can vote your shares.

  •
  Over the Internet.  Vote at http://www.proxyvoting.com/ci. The Internet voting system is available 24 hours a day until 11:59 p.m. E.D.T. on Tuesday, April 22, 2008. Once you enter the Internet voting system, you can record and confirm (or change) your voting instructions.

  •
  By telephone.  Use the telephone number shown on your proxy card. The telephone voting system is available 24 hours a day in the United States until 11:59 p.m. E.D.T. on Tuesday, April 22, 2008. Once you enter the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions.

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  By mail.  Mark your voting instructions on the proxy card, and sign and date it. Then, return the proxy card in the postage-paid envelope provided. For your mailed proxy card to be counted, we must receive it before the polls close at the meeting on Wednesday, April 23, 2008.

  •
  In person.  Attend the annual meeting, or send a personal representative with an appropriate proxy, in order to vote.

How do I vote if a bank, broker, or other nominee holds my shares?

If you hold shares in "street name," that means a bank, broker or other nominee is actually the record holder entitled to vote those shares under New York Stock Exchange rules. In this case, follow the voting instructions you receive from the record holder. If you want to vote in person at the annual meeting, you must first obtain a legal proxy from the bank, broker or other nominee that holds your shares and bring that proxy to the meeting.

If you do not submit voting instructions to your bank, broker or other nominee, the institution may still be permitted to vote your shares. It will have discretionary authority to vote on the election of directors, ratification of the appointment of PricewaterhouseCoopers LLP, and the amendments to Articles Fourth, Fifth and Tenth of the Company's Certificate of Incorporation.

How do I vote if my CIGNA shares are held by Mellon Investor Services in my Employee Stock Accounts?

Employee Stock Accounts maintained by Mellon Investor Services hold restricted stock that has not yet vested, restricted stock that has vested, and shares acquired through an option exercise. If you have these kinds of shares, you should follow the rules above for voting shares held as a record holder.

Can I vote if I have money in the CIGNA Stock Fund of the CIGNA or Intracorp 401(k) plans?

If you have money invested in the CIGNA Stock Fund of the CIGNA 401(k) Plan or the Intracorp 401(k) Performance Sharing Plan, the plan trustees have the legal authority to vote those shares. Under the plans, however, you have pass-through voting rights based on your interest in the CIGNA Stock Fund. You may exercise pass-through voting rights in almost the same way that record holders may vote their shares, but you have an earlier deadline. Specifically, you may vote over the Internet, by telephone, or by mail as described above but you may not vote in person at the annual meeting. Your voting instructions must be received by 11:59 p.m. E.D.T. on Friday, April 18, 2008, in order for the trustee to submit a proxy that reflects your instructions.

Your voting instructions will be kept confidential under the terms of the plans. If you do not give voting instructions (or they are received after 11:59 p.m. E.D.T. on Friday, April 18, 2008), the trustees will vote your interest in the CIGNA Stock Fund of the CIGNA 401(k) Plan or the Intracorp 401(k) Performance Sharing Plan as instructed by a management advisory committee.

Can I change my vote?

Yes, if you are a record holder (or vote your shares in the same manner as a record holder), you may, as applicable:

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  Enter new instructions on either the telephone or Internet voting system before 11:59 p.m. E.D.T. on Tuesday, April 22, 2008.

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  Send a new proxy card with a later date than the card previously submitted. We must receive your new proxy card before the polls close at the meeting on Wednesday, April 23, 2008.

  •
  Write to the Corporate Secretary at the address listed on page 11. Your letter should contain the name in which your shares are registered, the date of the proxy you wish to revoke or change, your new voting instructions, if applicable, and your signature. Your letter must be received by the Corporate Secretary before the annual meeting begins on Wednesday, April 23, 2008.

  •
  Attend the annual meeting on Wednesday, April 23, 2008 and vote in person (or send a personal representative with an appropriate proxy).

If you hold your shares in street name, you may submit new voting instructions in the manner provided by your broker, bank or other holder of record.

What if I do not indicate my vote for one or more of the matters on my proxy card?

If you sign and mail your proxy card without marking any choices, your proxy will be voted:

  •
  for the election of the director nominees;

  •
  for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2008;

  •
  for the approval of the proposed amendments to Article Fourth of the Company's Restated Certificate of Incorporation to eliminate the provisions related to Junior Participating Preferred Stock, Series D;

  •
  for the approval of the proposed amendments to Article Fifth of the Company's Restated Certificate of Incorporation to reduce the supermajority voting requirement to a simple majority for shareholder amendments to the By-Laws; and

  •
  for the approval of the proposed amendments to Article Tenth of the Company's Certificate of Incorporation to reduce the supermajority voting requirement to a simple majority for approval of certain business combinations.

If any other matters are properly presented for a vote, the people named as proxies will have discretionary authority, to the extent permitted by law, to vote on such matters according to their best judgment.

Is my vote confidential?

If you want your vote to be confidential, you must indicate that when you submit your proxy. If you choose confidential voting, your voting records will not be disclosed to us except as required by law or in contested Board elections.

Who will count the votes?

Mellon Investor Services has been appointed Inspector of Election for the annual meeting. The Inspector will determine the number of shares outstanding and voting power of each, the shares represented at the annual meeting, the existence of a quorum, and the validity of proxies and ballots, and will count all votes and ballots.

How do I attend the annual meeting? What do I need to bring?

If you are a shareholder of record, your admission card is attached to your proxy card. You will need to bring your admission card with you to the meeting. Regardless of how you hold your shares, you must bring a valid photo ID to be admitted to the meeting. In addition, if you own shares in street name, bring your most recent brokerage statement or a letter from your broker or other nominee with you to the meeting so that we can verify your ownership of common stock and admit you to the meeting; however, you will not be able to vote your shares at the annual meeting without a legal proxy from the record holder as described on page 5.

Please note that no cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Van Pelt Auditorium.

Who pays for the proxy solicitation and how will CIGNA solicit votes?

CIGNA pays the cost of preparing proxy materials and soliciting your vote. Proxies may be solicited on our behalf by our directors, officers, employees and agents by telephone, electronic or facsimile transmission or in person. We will enlist the help of banks and brokerage houses in soliciting proxies from their customers and reimburse them for their related out-of-pocket expenses. In addition, we have engaged Georgeson Shareholder Communications, Inc. to assist in soliciting proxies. CIGNA will pay Georgeson a fee of approximately $15,000 and reimburse Georgeson for its reasonable out-of-pocket expenses associated with this work.

How do I find out the annual meeting voting results?

The final voting results of the annual meeting will be published no later than Friday, August 8, 2008 in CIGNA's second quarter 2008 report on Form 10-Q.

INFORMATION ABOUT ITEM 1. ELECTION OF DIRECTORS

At this meeting, four directors are seeking election for terms expiring in 2011. CIGNA's Board is currently set at 12 and is divided into three classes, each with a three-year term. Harold A. Wagner will retire from the Board on April 23, 2008. Mr Wagner's term as a director of CIGNA does not expire until 2009, but in accordance with CIGNA's Board Practices, described on page 13, Mr. Wagner is required to retire at the annual meeting of shareholders following his 72nd birthday.

All nominees have consented to serve, and the Board does not know of any reason why any would be unable to serve. If a nominee becomes unavailable or unable to serve before the annual meeting, the Board can either reduce its size or designate a substitute nominee. If the Board designates a substitute, proxies cast for the original nominee will be deemed cast for the substitute nominee.

The Board of Directors' Nominees for Terms to Expire in April 2011

Peter N. Larson (68) has been a Director of CIGNA since 1997. He served as the Chairman and Chief Executive Officer of Brunswick Corporation (a producer of recreational consumer products) from 1995 until 2000. His term as a Director of CIGNA expires in 2008.

Roman Martinez IV (60) has been a Director of CIGNA since 2005. He has been a private investor since 2003. Mr. Martinez served as Managing Director of Lehman Brothers Inc. (an investment banking firm), where he was employed, including by its predecessor firms, from 1971 until 2003. Mr. Martinez is a Director of Alliant Techsystems, Inc. His term as a Director of CIGNA expires in 2008.

Carol Cox Wait (65) has been a Director of CIGNA since 1995. She has been the President of Boggs, Atkinson, Inc. (a real estate company) since 2003 and is also the General Manager for Artesia, Bellflower and Ramona Senior Centers, a Managing Member of Lakewood Towers LLC and Manager of VCB Bluebird LLC and VCB Palm LLC. Ms. Wait also served as a Director, President and Chief Executive Officer of the Committee for a Responsible Federal Budget (a bi-partisan, educational, non-profit organization) from 1981 until 2003. Her term as a Director of CIGNA expires in 2008.

William D. Zollars (60) has been a Director of CIGNA since 2005. Mr. Zollars has served as the Chairman, President and Chief Executive Officer of YRC Worldwide, Inc. (formerly Yellow Roadway Corporation, a holding company whose subsidiaries provide regional, national and international transportation and related services) since 1999. Mr. Zollars is a Director of ProLogis Trust and Cerner Corporation. His term as a Director of CIGNA expires in 2008.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ABOVE NOMINEES.

Directors Retiring in 2008

Harold A. Wagner (72) has been a Director of CIGNA since 1997. He has served as the Non-Executive Chairman of LSI Corporation (formerly Agere Systems Inc., a provider of communications components) since 2001. Mr. Wagner is a Director of PACCAR Inc., United Technologies Corporation and Maersk Inc., a subsidiary of A.P. Moller. Although his term as a Director of CIGNA expires in 2009, he will retire from the Board at the 2008 annual meeting.

Directors Who Will Continue in Office

Robert H. Campbell (70) has been a Director of CIGNA since 1992. Mr. Campbell served as Chairman of Sunoco, Inc. (a domestic refiner and marketer of petroleum products) from 1992 until 2000, and as Chief Executive Officer from 1991 until 2000. Mr. Campbell is a Director of Vical, Inc. His term as a Director of CIGNA expires in 2010.

H. Edward Hanway (56) has been a Director of CIGNA since 1999. He has served as the Chairman of the Board of CIGNA Corporation since December 2000, the Chief Executive Officer since January 2000, and President since 1999. He has been associated with CIGNA since 1978. His term as a Director of CIGNA expires in 2009.

Isaiah Harris, Jr. (55) has been a Director of CIGNA since 2005. Mr. Harris served as the President and Chief Executive Officer of AT&T Advertising & Publishing—East (formerly BellSouth Advertising & Publishing Group, a communications services company) from 2005 until 2007; as President, BellSouth Enterprises, Inc. from 2004 until 2005; and as President, BellSouth Consumer Services and Customer Markets Group from 2000 until 2004. Mr. Harris is a Director of Deluxe Corporation. His term as a Director of CIGNA expires in 2010.

Jane E. Henney, M.D. (60) has been a Director of CIGNA since 2004. Dr. Henney is a professor at the University of Cincinnati College of Medicine. She served as Senior Vice President and Provost, Health Affairs at University of Cincinnati Academic Health Center (an educational institution) from 2003 until January 2008 and was a Senior Scholar at the Association of Academic Health Centers from 2001 until 2003. Dr. Henney is a Director of AmerisourceBergen Corporation and AstraZeneca PLC. Her term as a Director of CIGNA expires in 2010.

James E. Rogers (60) has been a Director of CIGNA since 2007. Mr. Rogers has served as the Chairman of Duke Energy Corporation (an electric power company) since 2007 and as the President, Chief Executive Officer and a director since 2006. He was formerly the Chairman, President and Chief Executive Officer of CINERGY Corp., (which merged with Duke Energy Corporation in 2006) from 1994 until 2006. Mr. Rogers is a Director of Fifth Third Bancorp. His term as a Director of CIGNA expires in 2009.

Eric C. Wiseman, (52), has been a Director of CIGNA Corporation since 2007. Mr. Wiseman has been Chief Executive Officer of VF Corporation (an apparel manufacturer) since January 2008 and President and a Director since 2006. Prior to that he served as Chief Operating Officer from 2006 to 2007; Executive Vice President, Global Brands from 2005 to 2006; Vice President and Chairman, Sportswear and Outdoor Coalitions from 2004 until 2005; Vice President and Chairman, Global Intimates and Sportswear Coalition from 2003 until 2004; and Vice President and Chairman, Global Intimate Apparel Coalition from 2000 until 2003. His term as a Director of CIGNA expires in 2009.

Donna F. Zarcone (50) has been a Director of CIGNA since 2005. Ms. Zarcone is President and Chief Executive Officer of D. F. Zarcone & Associates LLC, a strategic advisory consulting firm. She served as the President and Chief Operating Officer of Harley- Davidson Financial Services, Inc. (a provider of wholesale and retail financing, insurance and credit card programs), a wholly-owned subsidiary of Harley-Davidson, Inc., from 1998 until 2006. Ms. Zarcone is a Director of Jones Apparel Group, Inc., a member of the Board of Managers of Wrightwood Capital, a privately held company, and is a Certified Public Accountant. Her term as a Director of CIGNA expires in 2010.

CORPORATE GOVERNANCE

CIGNA Corporation's Corporate Governance Policies

The Board and its committees periodically review their corporate governance practices with the goal of increasing their effectiveness. Over the years, the Board and its committees have modified their policies and practices to implement developing best practices that the Board has determined are appropriate for CIGNA. These policies and practices are embodied in the Board Practices and the charters of the Audit, Corporate Governance, Finance, and People Resources Committees. The Board Practices, committee charters and CIGNA's Code of Ethics and Compliance Policies are posted at http://www.cigna.com/about_us/governance/index.html. They also are available in print to any shareholder who submits a written request to the Corporate Secretary at our principal executive offices at:

CIGNA Corporation
Two Liberty Place, TL17
1601 Chestnut Street
Philadelphia, PA 19192-1550

Board Structure and Composition

CIGNA's By-Laws require the Board to have at least eight directors, but no more than 16. The Board and its Corporate Governance Committee (CGC) each periodically consider the appropriate size of the Board. There is a strong commitment to a Board composed principally of independent, non-employee Directors. CIGNA Corporation currently has one, and has never had more than two, employee directors.

Process and Criteria for Nominating Directors

Director Selection Policy and Criteria.    The CGC, in consultation with the Board, develops specific criteria to guide director searches. The criteria are as follows:

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  Directors should represent all shareholders.

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  Directors must be free of conflicts of interest.

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  Directors must possess good judgment and the ability to analyze complex business and public issues.

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  Directors must have demonstrated a high degree of achievement in their respective fields.

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  Diversity, in its many forms, is actively pursued.

  •
  Governing CIGNA effectively requires a wide range of capabilities and professional attributes, among them:

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  financial acumen;

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  insight into the process of developing employees, as well as developing and delivering high-quality products and services that respond directly to customer needs and expectations;

  •
  familiarity with channels of distribution;

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  awareness of consumer market trends;

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  insight into government relationships and processes;

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  familiarity with processes for developing and implementing effective human resources policies and practices; and

  •
  familiarity with the challenges of operating businesses in the international marketplace.

The chair of the CGC and other members of the Board, as appropriate, interview director candidates prior to the CGC making its recommendation to the Board in the case of a director vacancy or nomination of a candidate by shareholders.

The Board may nominate for election, and fill Board vacancies and new directorships, with only those nominees who agree, among other conditions, to adhere to the Company's majority voting standard that requires directors to tender resignations to the Company conditioned on:

  •
  the failure to achieve more "for" votes than "against" votes at any future meeting at which they face election; and

  •
  the Board's acceptance of their resignation following that election.

That tender of resignation cannot be withdrawn unless the Board eliminates the majority voting standard. The CGC will act on an expedited basis to determine whether to accept the resignation and will submit the recommendation for prompt consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation.

Consideration of Shareholder Suggestions for Director Selection.    The CGC is responsible for reviewing, advising and reporting to the Board regarding the Board's membership and director selection. The CGC welcomes shareholder suggestions for Board nominees. Shareholders who wish the CGC to consider their suggestions for Board nominees should submit their suggestions together with appropriate biographical information and qualifications to the CGC. Correspondence may be addressed to:

Corporate Secretary
CIGNA Corporation
Two Liberty Place, TL17
1601 Chestnut Street
Philadelphia, PA, 19192-1550

The CGC generally considers nominees in October for the following annual meeting.

Accordingly, suggestions for Board nominees should be submitted by October 1st to ensure consideration for the following annual meeting. Shareholder suggestions for Board nominees are evaluated using the same criteria described above.

Third-Party Director Search Firm.    The CGC retains SpencerStuart, a third party search firm, to assist the CGC in identifying and evaluating candidates for Board membership who best match CIGNA's director recruitment criteria.

Shareholder Communications

The Board maintains an address for receipt of shareholder and interested party communications. Shareholders and interested parties may contact the Board of Directors, the non-employee directors, or specific individual directors by writing to them at:

Director Access
Attn: Corporate Secretary
CIGNA Corporation
Two Liberty Place, TL17
1601 Chestnut Street
Philadelphia, PA 19192-1550

All communications other than routine commercial solicitations and opinion surveys will be compiled by the Corporate Secretary and periodically submitted to the Board or, if addressed only to individual directors, to such individual directors. The Corporate Secretary also will promptly advise the appropriate member of management of any concerns relating to CIGNA's products or services, and the Corporate Secretary will notify the Board of the resolution of those concerns.

Other Board Practices

Limit on Directorships.    Each director who is also a chief executive officer of a public company should not serve on more than two boards of public companies in addition to CIGNA's Board (for a total of three public company directorships). Each director who is not a chief executive officer of a public company should serve on no more than four boards of public companies in addition to CIGNA's Board (for a total of five such directorships). CIGNA's current directors have five years from the effective date of this provision of the Board Practices, October 24, 2007, to comply with its requirements.

Board Meetings.    The Board meeting schedule and agenda are developed with direct input from directors. The duration of each meeting varies as business needs dictate. The Board meets in executive session without the Chief Executive Officer at the conclusion of most Board meetings and, at least twice a year, meets in extended executive session without the Chief Executive Officer. In 2007, the independent directors met in executive session without the Chief Executive Officer at all of the in-person Board meetings.

Access to Management and Independent Advisors.    Independent directors have regular access to senior managers and employees. In addition, the Board and its committees are able to access and retain appropriate independent advisors as they deem necessary or appropriate.

Continuing Education and Self-Evaluation.    The Board and its committees regularly devote time to continuing director education. The Board is regularly updated on CIGNA's businesses, strategies, customers, operations and employee matters, as well as external trends and issues that affect the Company. Directors are also encouraged to attend continuing education courses at CIGNA's expense. The Board and each of its committees regularly discuss their performance, and annually conduct a self-assessment, and the CGC annually conducts a review of each individual director's performance. On an ongoing basis, directors offer suggestions and alternatives intended to further improve Board performance.

Rotating Presiding Director Structure.    Each committee has a chairperson who is an experienced independent director. In order to maintain its balanced approach to governance, facilitate the effective functioning of the Board, and benefit from the skills, strength and experience of its committee chairpersons, CIGNA has established a rotating presiding director structure whereby the chairperson of each committee presides over regularly scheduled non-management executive sessions of his or her committee meetings and, on a rotating basis, executive sessions of board meetings, determined by reference to the subject matter being discussed. Committee chairpersons regularly communicate with the staff officer assigned to his or her committee, and coordinate with their respective staff officers to develop meeting agendas and materials.

Resignation and Retirement.    If a director's principal position at the time of appointment to the Board is discontinued, that director is required to tender his or her resignation to the CGC. The CGC will then recommend to the Board the action, if any, to be taken with respect to the resignation. In any event, a director is required to retire no later than the annual meeting of shareholders coincident with or following his or her 72nd birthday.

Board of Directors and Committee Meetings, Membership, Attendance and Independence

Meetings and Membership.    The full Board held 8 meetings during 2007. From time to time, the Board or its committees act by unanimous written consent when it is impracticable for them to meet.

The following table shows the current membership, summary of responsibilities and number of meetings in 2007 for each of the committees. Additional information about the committees can be found in the committee charters which are posted at http://www.cigna.com/about_us /governance/committees.html.

Committees	Current Members		Primary Responsibilities	Number of Meetings
Audit	R. H. Campbell* (Chair) J. E. Henney, M.D.* R. Martinez* E. C. Wiseman* D. F. Zarcone*	•	Representing and assisting the Board in fulfilling its oversight responsibilities regarding the adequacy of internal controls, integrity of financial statements, compliance with legal requirements and adherence to ethical standards.	9
		•	Assessing qualification and independence of, appointing, compensating, overseeing the work of and removing, when appropriate, CIGNA's independent auditors.
Corporate Governance	C. C. Wait* (Chair) R. H. Campbell* I. Harris* J. E. Henney, M.D.*	•	Reviewing, advising, and reporting to the Board regarding the Board's membership, structure, organization, governance practices and performance.	6
	P. N. Larson*	•	Reviewing committee assignments annually.
	E. C. Wiseman*	•	Director selection and compensation, including developing specific director recruitment criteria.
Finance	P. N. Larson* (Chair) R. Martinez* H.A. Wagner* J. E. Rogers* D. F. Zarcone* W. D. Zollars*	•	Overseeing and advising the Board regarding the structure and use of CIGNA's capital, long-term financial objectives and progress against those objectives, investments and information technology strategy and execution.	9
People Resources	H. A. Wagner* (Chair) I. Harris* J. E. Rogers* C. C. Wait*	•	Overseeing the policies and processes for people development, including the succession plan for the principal executive officers.	6
	W. D. Zollars*	•	Evaluating the Chief Executive Officer annually and sharing its assessment with the Board when reporting on compensation actions for the Chief Executive Officer.
		•	Reviewing and approving executive compensation plans and equity-based plans, subject to applicable Board and shareholder approvals.
Executive	H. E. Hanway (Chair) R. H. Campbell* P. N. Larson* H. A. Wagner* C. C. Wait*	•	Acting on matters requiring Board action when convening a full meeting of the Board is difficult or impractical.	0

*
Meets independence standards described below.

All members of the Committee are "financially literate." The Board of Directors has determined that Donna Zarcone is the "audit committee financial expert," as defined in the applicable rules of the Securities and Exchange Commission, and meets the qualifications for independence as described below.

Attendance.    During 2007, Board and committee attendance averaged 94.75% for the Board as a whole. Each incumbent director attended at least 85% of the combined total meetings of the Board and committees on which he or she served during 2007. The Board encourages independent directors to attend the annual meeting of shareholders. Ten directors, including Robert H. Campbell, Jane E. Henney, M.D., Peter N. Larson, Roman Martinez IV, James E. Rogers, Harold A. Wagner, Carol Cox Wait, Eric C. Wiseman and Donna F. Zarcone, attended the 2007 annual meeting, which was chaired by H. Edward Hanway.

Independence.    CIGNA's Board has adopted director independence standards that can be found in the Board Practices posted on CIGNA's website at http://www.cigna.com/about_us/governance/board_practices.html. CIGNA's director independence standards provide that a director is not independent if:

  •
  the director is, or has been within the last three years, an employee of CIGNA, or an immediate family member (defined as a spouse, parent, child, sibling, mother or father-in-law, son or daughter-in-law, brother or sister-in-law or anyone (other than a domestic employee) who shares the director's home) is, or has been within the last three years, an executive officer of CIGNA;

  •
  the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from CIGNA, other than director and Committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

  •
  the director is a current partner or employee, or an immediate family member is a current partner, of CIGNA's internal or external auditor;

  •
  the director has an immediate family member who is a current employee of CIGNA's internal or external auditor and who participates in such firm's audit, assurance or tax compliance (but not tax planning) practice;

  •
  the director or an immediate family member was within the last three years (but is no longer) a partner or employee of CIGNA's internal or external auditor and personally worked on CIGNA's audit within that time;

  •
  the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of CIGNA's present executives at the same time serves or served on that company's compensation committee; or

  •
  the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, CIGNA for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or two percent of the other company's consolidated gross revenue.

The Company's director independence standards further provide that certain relationships are not material and do not impair a director's independence. In particular, a director's independence will not be impaired if:

  •
  a director is an executive officer of another company in which CIGNA owns a common stock interest, and the amount of CIGNA's common stock interest is less than five percent of the total shareholders' equity of the company for which the director serves as an executive officer;

  •
  a director serves as a member of the board of directors of another company that makes payments to or receives payments from CIGNA in the ordinary course of business;

  •
  a director's immediate family member serves as an employee or director (but does not serve as an executive officer, or partner or in another position with principal policy-making responsibilities) of an organization that makes payments to or receives payments from CIGNA in the ordinary course of business;

  •
  a director is an executive officer of another company that owns less than five percent of the total shareholders' equity of CIGNA;

  •
  a director, his/her spouse or anyone (other than domestic employees) sharing the home of a CIGNA director serves as an executive officer, director or trustee (or equivalent) of a charitable organization, and CIGNA's discretionary charitable contributions to the organization during the past year are less than the greater of $100,000 or two percent of that organization's annual gross revenue (CIGNA's automatic matching of employee charitable contributions will not be included in the amount of CIGNA's contributions for this purpose);

  •
  a director or his immediate family members purchases insurance, services or other products of CIGNA, or uses CIGNA's financial services, all on terms and conditions similar to those available to other similarly situated persons;

  •
  a director is a member in the same professional association, social, fraternal or religious organization or club as an executive officer or other director of CIGNA;

  •
  a director currently or previously attended the same educational institution as an executive officer or other director of CIGNA;

  •
  a director serves on the board of directors of another public company on which an executive officer or other director of CIGNA also serves as a director, except for prohibited compensation committee interlocks; or

  •
  a director serves as an executive officer of a public company that also uses CIGNA's registered independent public accounting firm.

For any relationship outside the guidelines described above, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the independence guidelines set forth above.

The standards of independence described above meet the independence standards specified in the listing standards of the New York Stock Exchange. Based on the standards described above and the Board's review, the Board affirmatively determined that:

  •
  the following directors, comprising all of the directors and director nominees, except for Mr. Hanway, are independent: Messrs. Campbell, Harris, Larson, Martinez, Rogers, Wagner, Wiseman and Zollars, Dr. Henney, and Mmes. Wait and Zarcone; and

  •
  all members of the Audit Committee, Corporate Governance Committee, Finance Committee and People Resources Committee are independent.

In assessing directors' independence, the Board and CGC reviewed directors' responses to a questionnaire that solicited information about their relationships (and the relationships of their immediate families) with CIGNA and other entities (affiliated entities), as well as material provided by management related to CIGNA's transactions with and investments in those entities. In applying the independence standards, the Board and the CGC considered that:

  •
  From time to time during the past three years, CIGNA and its subsidiaries engaged in arms-length, ordinary course business transactions with corporations or organizations with which

    Messrs. Harris, Martinez, Rogers, Wagner, Wiseman and Zollars; Mmmes. Wait and Zarcone; and Dr. Henney, or members of their immediate families, serve as an executive officer, trustee or partner. In each case, the amount paid to or received from these companies in each of the last three years was significantly less than 2% of annual gross revenue or the $1 million threshold as described in CIGNA's director independence standards—and in all cases was less than 1% of total revenue of the other organization.

  •
  CIGNA made a charitable contribution to the United Way, for which Mr. Zollars serves as a Director.

Certain Transactions

The Company has not implemented a written policy concerning the review of related party transactions, but compiles information about transactions between CIGNA and its directors and officers, their immediate family members, and their affiliated entities, including the nature of each transaction and the amount involved. The CGC annually reviews and evaluates this information, with respect to directors, as part of its assessment of each director's independence and presents its assessment to the full Board of Directors. The Company's Disclosure Committee reviews the transaction information with respect to both directors and executive officers to determine whether any transaction may be subject to disclosure under applicable rules regarding transactions with related persons, and submits a description of any transaction subject to such disclosure to the Audit Committee for review.

In addition, all directors, officers and employees of CIGNA are subject to the Company's Conflict of Interest Policy, which requires directors to inform the Corporate Secretary, and employees to inform their supervisors, of any existing or proposed relationship, financial interest or business transaction that could, or might appear to be, a conflict of interest. Any reported transactions are to be brought to the attention of the CIGNA's general auditor for review and disposition.

Based on a review of the transactions between CIGNA and its directors and officers, their immediate family members, and their affiliated entities, CIGNA has determined that, since the beginning of 2007, it was not a party to any transaction in which the amount involved exceeds $120,000 and in which any of CIGNA's directors, executive officers or greater than five percent stockholders, or any of their immediate family members or affiliates, have a direct or indirect material interest.

Processes and Procedures for Determining Executive and Director Compensation

Executive Compensation.    Pursuant to its charter, the People Resources Committee (PRC) oversees the compensation program for the Company's executive officers. In fulfilling its responsibilities, the PRC actively seeks to enhance its effectiveness in reinforcing strong links between executive pay and performance. Examples of actions that the PRC has taken include:

  •
  annually reviewing the link between pay and performance;

  •
  hiring a compensation consultant to advise on executive compensation issues;

  •
  establishing semi-annual reviews of detailed compensation tally sheets for all executive officers; and

  •
  holding executive sessions, without CIGNA management present, at every in-person PRC meeting.

The PRC regularly reviews CIGNA's compensation programs against the Company's strategic goals, industry practices, and emerging trends as well as to ensure alignment with shareholder interests. The PRC retains the flexibility to modify the programs to address changes in the competitive landscape. To help it fulfill its responsibilities, the PRC has engaged Mercer (the Compensation Consultant).

The Compensation Discussion & Analysis (CD&A), which begins on page 33, describes the PRC's processes and procedures with respect to compensation of the named executive officers.

Director Compensation.    The charter of the CGC provides that it will review, advise, and report to the Board on the compensation of active and retired directors, including assisting in the administration of director compensation plans as authorized by the Board. The CGC reviews the non-employee director compensation program annually for competitiveness and appropriateness of compensation levels and program design and then makes recommendations to the Board for action.

To help it fulfill its responsibilities, the CGC has also engaged Mercer as its Compensation Consultant. The Compensation Consultant is directly responsible to the CGC for advising the CGC with respect to non-employee director compensation. The primary role of the Compensation Consultant is to provide the CGC with objective analysis and advice about benchmarking, pay practices at competitors, tax, compensation magnitude and mix, program structure, and alignment with shareholder interests.

The CGC requests information and recommendations from the Compensation Consultant as it deems appropriate in order to assist it in structuring, evaluating, and updating CIGNA's director compensation programs, practices and plans. The CGC has also asked the Compensation Consultant to advise it on industry practices and emerging trends in Director Compensation.

With respect to director compensation, the Compensation Consultant contacts the Executive Vice President, Human Resources and Services to obtain information needed to carry out its assignments and contacts the General Counsel and members of her staff regarding legal issues. At the request of the CGC, one or more representatives of the Compensation Consultant attend certain CGC meetings in order to present information and recommendations and to be available to answer questions and advise the CGC.

INFORMATION ABOUT ITEM 2. RATIFICATION OF APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS CIGNA'S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee approved the appointment of PricewaterhouseCoopers LLP as CIGNA's independent registered public accounting firm for 2008. As a matter of good corporate governance, the Board is seeking shareholder ratification of the appointment even though ratification is not legally required. If shareholders do not ratify this appointment, the Audit Committee will reconsider PricewaterhouseCoopers' appointment.

PricewaterhouseCoopers LLP has served as the independent registered public accounting firm for CIGNA and its subsidiaries since 1983, and performed the same role for Connecticut General Corporation, a predecessor company of CIGNA, and its subsidiaries since 1967. A representative from PricewaterhouseCoopers LLP will attend the annual meeting, may make a statement, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE
FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS
CIGNA'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Policy for the Pre-Approval of Audit and Non-Audit Services

The Audit Committee pre-approves all audit services provided by CIGNA's accounting firms and all non-audit services provided by the Company's principal independent auditors. Specifically:

  •
  The full Audit Committee approves all audit, review and attest services and their related fees.

  •
  At the first Audit Committee meeting of each calendar year, the general auditor for the Company presents to the full Audit Committee a schedule, accompanied by detailed documentation, listing all permissible non-audit services expected to be performed by the Company's independent registered public accounting firm during the calendar year. In the schedule, the independent auditors include a written description of the scope of service, fee structure and other arrangements relating to any permissible tax service. The Audit Committee reviews the schedule and documentation, and pre-approves the non-audit services it deems appropriate. For additional permissible non-audit services that arise during the calendar year, the general auditor periodically presents an updated schedule reflecting the additional services for review and consideration for pre-approval by the Audit Committee. After the general auditor's presentation of the schedules as described above and, if applicable, a discussion with the Company's independent registered public accounting firm regarding the potential effects of any permissible tax services on the independence of the Company's independent registered public accounting firm, the Audit Committee will approve those non-audit services it deems appropriate and necessary.

  •
  The policy permits the pre-approval of additional permissible non-audit services by the Audit Committee Chair and/or another Audit Committee member designated by the Chair if the full Audit Committee is unavailable to review and approve these additional services. The Chair or his or her designee reports to the full Audit Committee any additional services approved in this manner at its next regularly scheduled meeting.

  •
  The general auditor reports to the Audit Committee at each meeting on fees incurred for services performed.

Fees to Independent Registered Public Accounting Firm

Aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of financial statements for the fiscal years ended December 31, 2007 and December 31, 2006, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods were as follows:

	2007	2006
Audit Fees(1)	$8,522,000	$9,067,000
Audit-Related Fees	1,904,000	1,449,000
Tax Fees	62,000	109,000
All Other Fees	1,000	5,000

Total	$10,489,000	$10,630,000

(1)
Audit Fees for 2006 include fees for audit of 2006 financial statements that had not yet been billed at the time CIGNA's 2007 Proxy Statement was filed.

•
Audit fees include: the audit of annual financial statements; the review of quarterly financial statements; the performance of statutory audits; quarterly comfort letter work; audit of internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act; and the evaluation of management's assertions concerning the effectiveness of internal controls over financial reporting, which procedure is no longer required for 2007.

•
Audit-related fees include: assurance and related services that were reasonably related to the audit of annual financial statements and reviews of quarterly financial statements, but not reported under "Audit Fees." Audit-related fees included: employee benefit plan audits; internal control reviews (e.g., Statement on Auditing Standards No. 70 reports); consultation concerning financial accounting and reporting standards; and regulatory examinations. In 2006, audit-related fees also included work paper review, actuarial work, and agreed upon procedures and in 2007, audit-related fees also included due diligence for an acquisition transaction.

•
Tax fees include: tax recovery services, tax consulting and tax compliance services.

•
All other fees include: professional services rendered by PricewaterhouseCoopers LLP not reported in any other category and include pre-approved business process advisory and consulting services.

Audit Committee Report

CIGNA has maintained an independent Audit Committee for many years. It operates under a written charter adopted by the Board of Directors. During 2007, John F. Olson, Esq., a partner at Gibson, Dunn & Crutcher, acted as independent counsel to the Audit Committee.

All of the members of the Audit Committee are independent (as defined in the listing standards of the New York Stock Exchange and applicable federal regulations, and CIGNA's independence standards).

CIGNA's management has primary responsibility for preparing CIGNA's financial statements and establishing and maintaining financial reporting systems and internal controls. Management is also responsible for reporting on the effectiveness of CIGNA's internal controls over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of CIGNA's consolidated financial statements and issuing a report on these financial statements. The independent registered public accounting firm is also responsible for, among other things, issuing an attestation report on the effectiveness of CIGNA's internal control over financial reporting based on their audit. As provided in its charter, the Audit Committee's responsibilities include oversight of these processes. As part of its oversight responsibilities, the Audit Committee meets with CIGNA's general auditor, Chief Accounting Officer and independent registered public accounting firm, with and without management present, to discuss the adequacy and effectiveness of CIGNA's internal controls and the quality of the financial reporting process.

In this context, before CIGNA filed its Annual Report on Form 10-K for the year ended December 31, 2007 with the Securities and Exchange Commission, the Audit Committee:

  •
  Reviewed and discussed with CIGNA's management the audited financial statements included in the Form 10-K and considered management's view that the financial statements present fairly, in all material respects, the financial condition and results of operations of CIGNA.

  •
  Reviewed and discussed with CIGNA's management and with the independent registered public accounting firm, PricewaterhouseCoopers LLP, the effectiveness of CIGNA's internal controls over financial reporting as well as management's report and PricewaterhouseCoopers LLP's attestation on the subject.

  •
  Discussed with PricewaterhouseCoopers LLP, matters related to the conduct of their audit that are required to be communicated by auditors to audit committees and matters related to the fair presentation of CIGNA's financial condition and results of operations, including critical accounting estimates and judgments.

  •
  Received the required communications from PricewaterhouseCoopers LLP that discloses all relationships that in PricewaterhouseCoopers LLP's professional judgment may reasonably be thought to bear on their independence and to confirm their independence. Based on these communications, the Audit Committee discussed with PricewaterhouseCoopers LLP its independence from CIGNA.

  •
  Discussed with each of CIGNA's Chief Executive Officer and Chief Financial Officer their required certifications contained in CIGNA's Annual Report on Form 10-K for the year ended December 31, 2007.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that such audited financial statements be included in CIGNA's Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

Audit Committee:

  Robert H. Campbell, Chairman
  Jane E. Henney, M.D.
  Roman Martinez IV
  Eric C. Wiseman
  Donna F. Zarcone

INFORMATION ABOUT ITEMS 3, 4 AND 5 CONCERNING PROPOSED
AMENDMENTS TO THE COMPANY'S RESTATED CERTIFICATE OF
INCORPORATION

As discussed in the Company's 2007 Proxy Statement, in February 2007, the Board of Directors adopted a resolution in which it committed to support amendments to CIGNA's Restated Certificate of Incorporation and By-Laws that would provide for a simple majority vote requirement instead of the eighty percent (80%) supermajority voting requirement relating to (1) any amendment of the By-Laws by CIGNA's shareholders (other than an amendment to Article Three, Section Two of the By-Laws, which concerns number, qualifications, election and term of office for CIGNA's Board of Directors) and (2) the approval of certain business combinations.

To implement these changes, the CGC, as part of its annual review of the Company's governance structure, recommended amendments to CIGNA's Restated Certificate of Incorporation and By-Laws. Upon the recommendation of the CGC, the Board of Directors approved amendments to Article Eight of the CIGNA Corporation By-Laws that replaced the eighty percent (80%) supermajority voting requirement relating to any amendment of the By-Laws by CIGNA's shareholders (other than an amendment to Article Three, Section Two described above) with a simple majority. These amendments to the By-Laws will be effective immediately after the annual meeting. The amendments to Article Eight, as well as other changes to the By-laws approved by the Board are reflected in the Amended and Restated CIGNA Corporation By-Laws attached as Appendix A to this proxy statement. Because CIGNA's By-Laws permit the Board of Directors to propose and approve amendments to the By-Laws without shareholder approval, the Amended and Restated By-Laws are not being submitted for shareholder consideration at the annual meeting.

Upon the recommendation of the CGC, the Board of Directors also approved changes to the Certificate of Incorporation, some of which correspond to the changes made to the Company's By-Laws. Under Delaware law, the proposed amendments to the Company's Certificate of Incorporation require shareholder approval. The proposed amendments to the Certificate of Incorporation have been proposed as separate items (as described in Items 3, 4 and 5, below) due to varying subject matter or shareholder vote required to approve each of the proposed amendments. This approach will allow the Company's stockholders to consider and vote on each of the proposed amendments so that any and all amendments approved by the holders of the required number of shares of the Company's common stock may be implemented. The text of the amendments to the Certificate of Incorporation proposed under Items 3, 4 and 5 are set forth in Appendix B, with deletions indicated by strikeout and additions indicated by underline, and include conforming changes in the numbering and cross-references in the Certificate of Incorporation that will be made to the extent the shareholders approve the amendments. The current provisions and proposed amendments to the Company's Restated Certificate of Incorporation that are described below are qualified in their entirety by reference to the actual text as set forth in Appendix B. A description of each of the proposed amendments follows.

ITEM 3: APPROVAL OF THE PROPOSED AMENDMENTS TO ARTICLE
FOURTH OF THE COMPANY'S RESTATED CERTIFICATE OF
INCORPORATION

On October 24, 2007, the Board of Directors approved the Restated Certificate of Incorporation, subject to approval by shareholders at the 2008 annual meeting. The Restated Certificate of Incorporation includes proposed amendments to Article Fourth that eliminate the provisions that relate to the Company's Junior Participating Preferred Stock, Series D. The stock was created to be issued under the Company's Shareholder Rights Agreement, which expired on August 4, 2007. The Board of Directors will not adopt a new shareholder rights agreement without first seeking shareholder approval unless the Board determines that adoption of a shareholder rights agreement without prior shareholder approval is in the best interests of CIGNA shareholders. Under Article Fourth, the Board of Directors retains the express authorization to issue shares of preferred stock and the Board may designate the voting powers, preferences, rights, qualifications, limitations and restrictions of such preferred stock.

The proposed amendments to Article Fourth of the Restated Certificate of Incorporation require the affirmative vote of a majority of the Company's outstanding common stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE
FOR APPROVAL OF THE PROPOSED AMENDMENTS TO ARTICLE FOURTH OF THE
COMPANY'S RESTATED CERTIFICATE OF INCORPORATION

ITEM 4: APPROVAL OF THE PROPOSED AMENDMENTS TO ARTICLE FIFTH
OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION

On October 24, 2007, the Board of Directors approved the Restated Certificate of Incorporation, subject to approval by shareholders at the 2008 annual meeting. The Restated Certificate of Incorporation includes proposed amendments to Article Fifth of the Company's Certificate of Incorporation that mirror the amendments to Article Eight of the CIGNA Corporation By-Laws that have been approved by the Board of Directors (described on page 22). These proposed amendments replace the 80% supermajority voting requirement relating to any amendment of the By-Laws by CIGNA's shareholders (other than an amendment to Article Three, Section Two of the By-Laws which concerns number, qualifications, election and term of office for CIGNA's Board of Directors), with a simple majority voting requirement. The Board of Directors would continue to be able to adopt, amend or repeal any provision of the By-Laws without any vote of the stockholders of the Company.

The proposed amendments to Article Fifth of the Restated Certificate of Incorporation require the affirmative vote of a majority of the Company's outstanding common stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE
FOR APPROVAL OF THE PROPOSED AMENDMENTS TO ARTICLE FIFTH OF THE COMPANY'S
RESTATED CERTIFICATE OF INCORPORATION.

ITEM 5: APPROVAL OF THE PROPOSED AMENDMENTS TO ARTICLE TENTH
OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION

On October 24, 2007, the Board of Directors approved the Restated Certificate of Incorporation, subject to approval by shareholders at the 2008 annual meeting. The Restated Certificate of Incorporation includes proposed amendments to Article Tenth of the Company's Certificate of Incorporation, which provide for a simple majority voting requirement to replace the eighty percent (80%) supermajority voting requirement relating to (1) the approval of certain business combinations, as defined in the Restated Certificate of Incorporation, and (2) any amendment of Article Tenth of the Company's Certificate of Incorporation.

The proposed amendments to Article Tenth of the Restated Certificate of Incorporation require the affirmative vote of the holders of at least eighty percent (80%) of the Company's outstanding common stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE
FOR APPROVAL OF THE PROPOSED AMENDMENTS TO ARTICLE TENTH OF THE
COMPANY'S RESTATED CERTIFICATE OF INCORPORATION.

DIRECTOR COMPENSATION

Non-Employee Director Compensation Program

The following chart summarizes the components of the Non-Employee Director Compensation Program, which are more fully described below:

Position	Annual Amount	Additional Information	Payment or Award Frequency
Board	$75,000 in cash		Paid quarterly
Member Retainer	$150,000 in deferred stock units	Each unit constitutes the right to a future cash payment equal to the fair market value of one share of CIGNA common stock, valued on a specified date before payment, as well as any accumulated dividend equivalents.	Awarded quarterly and paid quarterly in cash on the third anniversary of the award or upon separation from service, if earlier.
Committee Retainer	$10,000 in cash for committee membership	Members of the Executive Committee do not receive this retainer.	Paid quarterly
	Additional $5,000 in cash for service as committee chair	The chair of the Executive Committee does not receive this retainer.	Paid quarterly

Board Retainer.    Each director receives an annual Board membership retainer initially valued at $225,000. Of that amount, $75,000 is fixed compensation paid in cash, and $150,000 is mandatorily deferred for three years in the form of deferred stock units, whose value tracks that of CIGNA common stock.

The cash portion of the retainer is payable in quarterly installments of $18,750 ($75,000 annually). The stock unit portion of the retainer is paid through the quarterly award of a number of deferred stock units with an initial value of $37,500 ($150,000 annually). The number of deferred stock units awarded to a director each quarter is determined based on the closing price of CIGNA common stock on the last business day of the second month of that quarter. Dividend equivalents are credited on deferred stock units and treated as reinvested in additional whole deferred stock units. Three years after the original award, the payout per awarded stock unit is calculated based on the closing price of CIGNA common stock on the last business day of the second month of the quarter in which the third anniversary of the grant date falls, and payment is made in cash the following month. If service as a director ends before completion of the three-year period, valuation and payment are made in the quarter following separation from service on the same basis as described above.

The deferred stock units awarded under the Non-Employee Director Compensation Program are not subject to forfeiture and are a general unsecured and unfunded obligation of the Company.

Committee Retainers.    Each director receives $10,000 annually for each committee membership (excluding the Executive Committee for which there is no retainer) and committee chairs receive an additional $5,000 annually for each committee chaired. These amounts are paid in cash in quarterly installments at the same time that the cash portion of the Board retainer for the relevant quarter is paid.

Deferral of Payments.    Directors may elect to defer the payment of their Board and Committee retainers beyond their designated payment date under the Deferred Compensation Plan of 2005 for

Directors of CIGNA Corporation. Under the Deferred Compensation Plan, any portion of the Board or Committee retainers that is voluntarily deferred is credited to a director's deferred compensation account. Directors are offered a choice of hypothetical funds whose rates of return, gains and losses are credited to that account. The funds offered to directors are selected from those offered to all CIGNA employees under the CIGNA 401(k) Plan. Directors may elect to receive payments under the Deferred Compensation Plan in a lump sum or in installments. The payments are made (or, for installment method payment elections, begin) in January of the year following separation from service as a director.

Amounts deferred under the Deferred Compensation Plan are not subject to forfeiture. Deferred compensation balances are a general unsecured and unfunded obligation of the Company.

Amended and Restated Restricted Share Equivalent Plan for Non-Employee Directors

From 1989 to 2005, upon joining the Board of Directors, non-employee directors were awarded either a one-time grant of 13,500 shares of CIGNA restricted common stock (adjusted to reflect CIGNA's three-for-one stock split on June 4, 2007) for directors who joined the Board before October 1, 2004 or 13,500 restricted share equivalents (adjusted to reflect CIGNA's three-for-one stock split on June 4, 2007) for directors who joined the Board after October 1, 2004, under the Amended and Restated Restricted Share Equivalent Plan for Non-Employee Directors of CIGNA Corporation (Restricted Share Equivalent Plan). Effective January 16, 2006, the Restricted Share Equivalent Plan was frozen and no new awards were made to individuals joining CIGNA's Board of Directors after that date.

The Restricted Share Equivalent Plan has been amended from time to time to, among other things, change the vesting periods and eliminate the provisions related to restricted stock grants (as those grants have all either vested or been forfeited). The current provisions of the Restricted Share Equivalent Plan provide for the vesting of restricted share equivalents issued under the plan on the later of: (1) six months after the date of grant; or (2) the earliest of nine years of continuous service on the Board, attainment of age 65, change of control, death or disability of the director. However, in the event a director's resignation is accepted because he or she failed to receive the required majority vote for reelection and the director's restricted share equivalents have not yet vested, then a pro-rated portion of the director's restricted share equivalents, determined by the number of complete months the director served on the Board, shall vest effective as of the date of the director's resignation. As a result of the resignation, any restricted share equivalents that are not otherwise vested as described above, are forfeited, except to the extent that a majority of the Board of Directors (other than the separating director) approves their vesting.

As of the end of 2007, Messrs. Harris, Martinez and Zollars, Dr. Henney and Ms. Zarcone each have unvested grants of restricted share equivalents under the Restricted Share Equivalent Plan. Payment of the value of vested restricted share equivalents is made in cash after a director's separation from service. The payout is calculated based on the closing price of CIGNA common stock on the director's last business day of service with CIGNA and payment is made in cash within 45 days thereafter.

Each year that a restricted share equivalent is outstanding under the Restricted Share Equivalent Plan, a director shall receive a lump sum payment equal to the amount of any dividends declared and paid on a share of CIGNA common stock during that year (to the extent that the record date for any such dividend occurs while the restricted share equivalent is outstanding).

Insurance Coverage

CIGNA provides to each director, at no cost to him or her, group term life insurance coverage in the amount of the annual board member retainer ($225,000), and travel accident insurance coverage in the amount of three times the annual board member retainer ($675,000). Directors may purchase or participate in, through the payment of premiums on an after-tax basis, additional life insurance, medical/dental care programs, long-term care, property/casualty personal lines, and various other insurance programs available to most CIGNA employees. In addition, directors may elect to be covered by worldwide emergency assistance services. This program provides international emergency medical, personal, travel and security assistance, and is also currently available to CIGNA executive officers and certain other CIGNA employees who frequently travel abroad for business.

Financial Planning and Matching Charitable Gift Program

Directors may participate in the same financial planning and tax preparation program available to CIGNA executive officers. Under this program, CIGNA will reimburse directors for financial planning services that are provided by firms designated by CIGNA and for tax preparation services. Directors may also participate in the matching charitable gift program available to CIGNA employees, under which CIGNA will make a matching charitable gift of up to $5,000 annually.

Post-Termination Compensation

Benefits.    Each director who commenced service between January 1, 1997 and January 1, 2006 is eligible, upon separation from service with at least nine years of Board service, to continue to (1) participate for two years in the medical/dental care programs offered by CIGNA to retired employees, through the payment of premiums by the director on an after-tax basis, and (2) use for one year, financial planning and tax preparation services in the amount of up to $5,000, paid by CIGNA. CIGNA will also provide eligible retired directors, at no cost to the director, with $10,000 of group term life insurance coverage for life. In addition, all directors may, at their own expense and if otherwise eligible, continue other life insurance, long-term care insurance and property/casualty personal lines insurance pursuant to the terms of the applicable policies. New directors who commence service on the Board after January 1, 2006 are not eligible for these benefits.

Retirement Payments.    Before January 1, 1997, CIGNA maintained a retirement plan for directors who terminated service after serving on the CIGNA Board (or the Board of a predecessor company) for at least five years and after reaching age 60. Under this plan retired directors received, in a lump sum or in annual installments, fees based upon their retainer and length of service. Effective December 31, 1996, this retirement plan was frozen. Payments are made under this plan only to eligible directors who retired before 1997 and directors who had vested in the plan as of December 31, 1996.

From January 1, 1997 to December 31, 2005, CIGNA directors participated in a revised retirement plan under which an annual credit was made to a deferred compensation account established for each director. This revised retirement plan was available to directors who were not fully vested in the former retirement plan when it was frozen on December 31, 1996 and to those who joined CIGNA's board after 1996. In addition to the annual credit, a one-time credit equal to the director's accumulated unvested benefits under the former retirement plan was made in 1997 to those directors who had not vested in the former plan. The amounts credited to a director's deferred compensation account under the revised retirement plan were invested in hypothetical shares of CIGNA common stock. The per share price for the one time credit in 1997 was equal to the average closing price of CIGNA common stock over the last ten business days of 1996.

Hypothetical dividends equal to the amount of actual dividends paid on shares of CIGNA common stock are credited to a director's deferred compensation account and are hypothetically reinvested in one or more of the available hypothetical funds. See Deferral of Payments on page 26 for a discussion of the terms of the Deferred Compensation Plan for Directors of CIGNA Corporation.

Other Deferred Amounts.    Other amounts deferred by a director under the Deferred Compensation Plan are generally paid (or, for installment method payment elections, payments begin) in January of the year after the director's separation from service. Deferral under the current Non-Employee Director Compensation Program is discussed on page 26.

Director Stock Ownership

Stock Ownership Guidelines.    Directors are expected to own $250,000 in any combination of CIGNA common stock, deferred stock units, and restricted share equivalents within three years of joining the Board. Prior to 2006, directors were required to either invest a portion of their Board retainer in shares of CIGNA common stock or defer a portion of their retainer in hypothetical shares of CIGNA common stock.

Common Stock, Stock Unit, Share Equivalent and Hypothetical Stock Ownership.    The table below shows the number of shares of CIGNA common stock owned by each of the Company's directors as well as any share equivalents, stock units and hypothetical shares of CIGNA stock credited to a director's deferred compensation account on a mandatory or voluntary basis, as of December 31, 2007.

Name	Common Stock	Restricted Share Equivalents, Deferred Stock Units, and Hypothetical Shares of CIGNA Stock(1)
Robert H. Campbell	4,256	50,456
Isaiah Harris, Jr.	—	23,702
Jane E. Henney, M.D.	—	26,716
Peter N. Larson	13,500	45,234
Roman Martinez IV	3,000	25,411
James E. Rogers	—	4,606
Harold A. Wagner	19,161	43,869
Carol Cox Wait	—	36,967
Eric C. Wiseman	—	2,095
Donna F. Zarcone	—	23,176
William D. Zollars	—	26,090

(1)
Restricted share equivalents, granted under the Restricted Share Equivalent Plan, are described on page 27; deferred stock units, awarded as a portion of the Board retainer, are described on page 26; and hypothetical shares of CIGNA common stock, credited to a director's deferred compensation account under the Deferred Compensation Plan of 2005 for Directors of CIGNA, are described on pages 26 and 27.

Director Compensation Table(1)

The table and the accompanying footnote include information about 2007 compensation for members of CIGNA's Board of Directors, which consisted of cash retainer payments, compensation cost incurred by CIGNA for various share equivalent awards, matching charitable awards and company-paid life insurance premiums.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total Compensation ($)
(a)	(b)	(c)	(d)	(e)
Robert H. Campbell	100,000	555,936	10,085	666,021
Isaiah Harris, Jr.	95,000	331,864	1,184	428,048
Jane E. Henney, M.D.	95,000	391,437	6,805	493,242
Peter N. Larson	100,000	419,222	5,023	524,245
Roman Martinez IV	95,000	331,864	1,805	428,669
James E. Rogers	90,000	155,091	1,504	246,595
Harold A. Wagner	100,000	383,667	23	483,690
Carol Cox Wait	100,000	470,704	4,752	575,456
Eric C. Wiseman	71,250	112,653	430	184,333
Donna F. Zarcone	95,000	356,092	5,644	456,736
William D. Zollars	95,000	356,092	23	451,115

(1)
As described on page 26, compensation for members of CIGNA's Board of Directors includes both cash compensation and deferred stock units accounted for under Statement of Financial Accounting Standards (SFAS) No. 123(R), Share-Based Payment (SFAS 123R). The following supplemental table to the Director Compensation Table provides an analysis of compensation cost incurred by the Company in 2007.

			Stock Awards
				Increases in Fair Value of Awards Granted in 2007 and Prior Years ($) (iii)
	Fees Earned or Paid in Cash (i)		Board Retainer Granted in Deferred Stock Units ($) (ii)
					All Other Compensation ($) (iv)
Name	Board Retainer ($)	Committee Retainers ($)				Total Compensation ($)
Robert H. Campbell	75,000	25,000	150,000	405,936	10,085	666,021
Isaiah Harris, Jr.	75,000	20,000	150,000	181,864	1,184	428,048
Jane E. Henney, M.D.	75,000	20,000	150,000	241,437	6,805	493,242
Peter N. Larson	75,000	25,000	150,000	269,222	5,023	524,245
Roman Martinez IV	75,000	20,000	150,000	181,864	1,805	428,669
James E. Rogers	75,000	15,000	150,000	5,091	1,504	246,595
Harold A. Wagner	75,000	25,000	150,000	233,667	23	483,690
Carol Cox Wait	75,000	25,000	150,000	320,704	4,752	575,456
Eric C. Wiseman	56,250	15,000	112,500	153	430	184,333
Donna F. Zarcone	75,000	20,000	150,000	206,092	5,644	456,736
William D. Zollars	75,000	20,000	150,000	206,092	23	451,115

(i)
Messrs. Campbell, Larson, and Wagner and Ms. Wait each serve as a committee chair and as a member of another committee. Messrs. Harris, Martinez, Rogers, Wiseman and Zollars, Dr. Henney and Ms. Zarcone each serve as a member of two committees. Mr. Wiseman joined the Board of Directors in April 2007; accordingly, his retainers reflect three fiscal quarters of service. Mr. Rogers was appointed to the Finance and PRC committees effective in April 2007. See page 26 for additional information regarding the Board retainer.

(ii)
See page 26 for additional information about the portion of the Board retainer granted in deferred stock units.

(iii)
The values in this column represent the compensation cost to the Company in 2007 for various share equivalent awards, recognized in accordance with SFAS 123R. Because these awards are paid in cash, the ultimate compensation cost is the fair value of the awards on the settlement date. Until that date, annual compensation cost includes: the fair value at grant date for current year awards; any changes in fair value for unpaid awards during each year based on the closing price of CIGNA's common stock; and the fair value of hypothetical dividends awarded in additional share equivalents or paid in cash. Accordingly, the values in the Stock Awards column include increases in the fair values of awards granted in 2007 and prior years as well as the fair value and increases in fair value of hypothetical dividends granted in the form of additional deferred stock units or paid in cash.

For details on the aggregate number of outstanding equity awards on December 31, 2007 for directors, see the Director Aggregate Outstanding Equity Awards Table on page 32.

(iv)
This column includes:

  •  matching charitable awards made by CIGNA as part of its matching gift program (also available to most CIGNA employees) of an aggregate of $5,000 each for Dr. Henney, Mr. Larson and Ms. Zarcone; $4,500 for Mr. Campbell; and $1,300 for Ms. Wait; and

  •  the dollar value of each director's company-paid life insurance premiums (also available to most CIGNA employees).

  This column does not include the value of premiums, if any, paid by the directors for additional life insurance, medical/dental care programs, long-term care, property/casualty personal lines, and various other insurance programs that are also available to most CIGNA employees and are described on pages 27 and 28.

Director Aggregate Outstanding Equity Awards Table

This table lists each director's total number of share equivalent awards outstanding on December 31, 2007. The table does not include any CIGNA common stock purchased by a director or any share equivalents resulting from voluntary deferral of cash compensation invested in the CIGNA stock fund. The shares of CIGNA common stock granted pursuant to the Amended and Restated Restricted Share Equivalent Plan for Non-Employee Directors of CIGNA Corporation, described on page 27, and the shares of CIGNA common stock acquired pursuant to the pre-2006 requirement to invest a portion of the Board retainer in CIGNA common stock, as described on page 29, have either vested or have been forfeited and, therefore, are not reflected in this table.

Name	Deferred Stock Units (1)	Restricted Share Equivalents (2)	Required to be Invested in Hypothetical Stock (3)	Hypothetical Shares of Common Stock (4)	Total Deferred Stock Units and Other Share Equivalents
Robert H. Campbell	6,901	—	14,243	22,212	43,356
Isaiah Harris, Jr.	6,901	13,500	327	—	20,728
Jane E. Henney, M.D.	6,901	13,500	1,482	4,833	26,716
Peter N. Larson	6,901	—	8,434	14,220	29,555
Roman Martinez IV	6,901	13,500	327	—	20,728
James E. Rogers	2,884	—	—	—	2,884
Harold A. Wagner	6,901	—	4,159	14,904	25,964
Carol Cox Wait	6,901	—	9,774	18,063	34,738
Eric C. Wiseman	2,095	—	—	—	2,095
Donna F. Zarcone	6,901	13,500	717	2,058	23,176
William D. Zollars	6,901	13,500	717	2,058	23,176

(1)
This column includes the equity portion of the 2007 (and any previous year's) Board member retainer granted in CIGNA deferred stock units and any dividend equivalents (see page 26 for additional information about the Board retainer).

(2)
This column includes restricted share equivalents granted pursuant to the Amended and Restated Restricted Share Equivalent Plan for Non-Employee Directors of CIGNA Corporation as well as any dividend equivalents (see page 27 for additional information about these grants).

(3)
This column includes hypothetical shares of CIGNA common stock acquired pursuant to the pre-2006 requirement to invest a portion of the Board retainer in shares of hypothetical CIGNA common stock as well as any hypothetical dividends earned on those hypothetical shares.

(4)
This column includes hypothetical shares of CIGNA common stock credited to directors' deferred compensation accounts under the terms of the retirement plan in effect between 1997 and 2005 as described on page 28.

All units and other share equivalents are fully vested with the exception of the 13,500 restricted share equivalents (adjusted to reflect CIGNA's three-for-one stock split on June 4, 2007) granted pursuant to the Restricted Share Equivalent Plan described on page 27. In addition, the number of share equivalents resulting from voluntary deferrals of cash compensation invested into the CIGNA stock fund for Mr. Campbell equals 7,100; for Mr. Harris equals 2,974; for Mr. Larson equals 15,679; for Mr. Martinez equals 4,683; for Mr. Rogers equals 1,722; for Mr. Wagner equals 17,905; for Ms. Wait equals 2,229; and for Mr. Zollars equals 2,914.

REPORT OF THE PEOPLE RESOURCES COMMITTEE

The People Resources Committee of the Board of Directors (PRC) reviewed and discussed with CIGNA's management the following Compensation Discussion and Analysis (CD&A). Based on this review and discussion, the PRC recommended to the Board of Directors that the CD&A be included in this proxy statement and be incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission. The Board accepted the PRC's recommendation.

People Resources Committee:

  Harold A. Wagner, Chairman
  Isaiah Harris, Jr.
  James E. Rogers
  Carol Cox Wait
  William D. Zollars

COMPENSATION DISCUSSION & ANALYSIS

Overview

CIGNA Corporation and its subsidiaries constitute one of the largest investor-owned health service organizations in the United States. CIGNA's subsidiaries are major providers of health care and related benefits, the majority of which are offered through the workplace, including health care products and services such as: medical coverage, pharmacy, behavioral health, dental benefits and disease management, group disability, life and accident insurance, and workers' compensation case management and related services. In addition, CIGNA has an international operation that offers life, accident and supplemental health insurance products and international health care products and services to businesses and individuals in selected markets.

CIGNA operates in a very competitive market for executive talent with the skill and experience to run its business. Accordingly, to effectively compete in this environment and to drive results and growth in CIGNA's business, CIGNA's executive compensation program is designed to:

  •
  reward the creation of long term value for CIGNA shareholders and align the interests of the Company's executives with those of its shareholders;

  •
  be dynamic and ensure effective implementation of the Company's business strategy as well as to drive performance through a strong emphasis on variable performance-based short term and long term compensation;

  •
  motivate the executives to deliver superior results;

  •
  attract highly skilled executives to join CIGNA by offering competitive compensation; and

  •
  reward the achievement of favorable long-term financial results more heavily than the achievement of short term results in order to retain talented and skilled executives and promote the Company's long term financial health and growth.

The CD&A describes CIGNA's executive compensation policies, programs and practices, which are designed to achieve these objectives.

Executive Summary

CIGNA's executive compensation program consists of three primary elements: base salary; annual incentives (bonus); and long-term incentives, each of which is described in the following summary, in addition to a package of competitive benefits, including health care, pension, and deferred compensation, and other benefits, which are described on pages 50 and 51 of this CD&A. For named executive officers and other eligible CIGNA employees, two steps are used to determine base salary, annual incentives and long-term incentives.

  •
  First, CIGNA determines the total compensation target, for each executive role. CIGNA sets separate targets for each of the three compensation elements, and the separate targets are added to produce a total compensation target.

  Targets are based on an assessment of relevant market data as described under Relevant Market Data on page 38. CIGNA generally uses the 50th percentile of the relevant market data as a guide to determine the compensation targets. For annual and long-term incentives, the targets reflect the awards if the executive achieves the target levels of performance. If an employee changes roles or responsibilities during the year, adjustments to base salary, annual incentive targets and long-term incentive targets may be made at that time.

  •
  Second, CIGNA makes actual compensation decisions concerning base salary and annual and long term incentives; these decisions are based upon organizational and individual performance and result in compensation that is below, at, or above target. Individual performance is measured by the officer's accomplishments and contributions towards the results of the organization during the year and the demonstration of the skills and behaviors required for the role, which are intended to support the Company's overall business strategy. For the named executive officers, the Chief Executive Officer and the PRC (and for the Chief Executive Officer, the Board of Directors) annually review the total compensation targets, the relevant market data and organizational and individual performance to make compensation determinations.

Below is an overview of each of the three primary compensation elements:

Base Salary

Base salary is the fixed portion of the total compensation package. Base salary levels are set based on both: (1) a competitive range of the relevant market data; and (2) individual performance. The competitive range for the relevant market data is recommended by the PRC's external compensation consultant, Mercer (the Compensation Consultant), and is defined as within 15% of the 50th percentile. Individual performance is measured by the accomplishments and contributions towards the results of the organization during the year, the individual's skill proficiency for the role and the individual's demonstrated leadership behaviors. All employees, including the named executive officers, are assessed annually and may receive merit increases to their salaries based on updated relevant market data and individual performance assessments. Merit increases, which are increases to base salary based on performance and position to the relevant market data, are effective on the same date for all employees.

Annual Incentives

Annual incentives are administered under two separate plans: the Executive Incentive Plan (EIP) and the Management Incentive Plan (MIP). Annual incentives are considered variable compensation and are used to recognize executive officers including named executive officers for achievement of annual organizational and business unit results, and for individual performance accomplishments and contributions. The targets for the awards made under the EIP and the MIP are determined annually after considering the relevant market data for the executive's role.

CIGNA's intent is that EIP payouts qualify for treatment as performance-based compensation and remain fully tax deductible where possible. Section 162(m) of the Internal Revenue Code imposes a $1 million annual limit on a company's federal income tax deduction for compensation paid to the Chief Executive Officer and the next four highest paid executive officers who are included in the

Summary Compensation Table in the Company's proxy statement, excluding the Chief Financial Officer. This limitation, however, does not apply to qualified "performance-based compensation."

Under the EIP, the PRC establishes objective corporate performance measures and goals in the beginning of the year. If the PRC determines at year-end that these performance goals are achieved, each named executive officer is eligible to receive the maximum award under the EIP for the performance year, which is $3 million and 225,000 shares of CIGNA stock (after adjustment for the 3-for-1 stock split effective June 4, 2007). The PRC, typically applies its discretion to reduce (but not increase) the size of awards below the maximum. The PRC determines the award amount by reviewing the individual's annual incentive target and applying the MIP assessment process described below and on pages 43 through 46.

CIGNA determines the eligibility for the MIP based on role and relevant market data. The MIP governs the awards for these eligible employees based on achievement of corporate goals, business unit performance and individual contributions. The PRC annually approves: (1) organizational performance measures and goals for annual incentive awards; and (2) funding levels for actual awards under the MIP. The performance measures and goals approved for 2007 are described on page 44.

Subject to plan limits described above, the actual award for an eligible employee can range from 0-200% of the executive officer's target and is paid in the first quarter following the end of the performance year. The percentage of target awarded to an individual is based on organizational, business unit and individual performance contributions.

Long Term Incentives

CIGNA's long term incentive (LTI) program is designed to: (1) motivate and reward executive behaviors and activities that lead to CIGNA's long term growth and profitability; (2) align the interest of executives with shareholders through equity compensation tied to CIGNA stock price performance; (3) align to CIGNA's rewards for performance strategy and (4) attract and retain key executives critical to CIGNA's business success by providing competitive LTI opportunity with vesting over multiple years. CIGNA believes that named executive officers should have the predominant portion of their compensation opportunity tied to the long term success of the Company.

Long term incentives are administered under the CIGNA Long-Term Incentive Plan. The target for awards is determined based on the relevant market data for the executive's role. In February 2007, the named executive officers received both stock options and strategic performance units (SPUs) as their annual long term incentive awards. In addition, Mr. Murabito received a restricted stock grant in September 2007 as described under Retention Actions on page 48. The long term incentive target is expressed as a dollar value and a named executive officer can receive between 0 and 200% of target based on organizational and individual performance. After the target percentage is determined for a named executive officer's award, the award is delivered in stock options and SPUs.

CIGNA awards stock options under the Long-Term Incentive Plan in order to:

  •
  strengthen the alignment between named executive officers and CIGNA shareholders by providing value to the executive only if CIGNA stock price increases (CIGNA's ultimate objective is to increase shareholder value, and stock options are the primary vehicle for ensuring that CIGNA's top executives are aligned with that goal);

  •
  reinforce long term shareholder value creation by providing a 10-year stock option life; and

  •
  provide retention incentive to named executive officers (options gradually become exercisable over a three-year period, so an executive cannot generally exercise all the options unless he or she has remained in continuous employment with the Company for at least three years).

CIGNA's SPU program, administered under the Long-Term Incentive Plan, is designed to promote profitable growth and to reinforce CIGNA's objective of having its shareholder return outperform that of its peers. SPUs are performance awards denominated in units that can be paid in cash or shares of CIGNA common stock. SPU value is based on CIGNA's performance over a three year period measured against pre-established criteria including performance versus CIGNA's competitors. The SPU program is intended to:

  •
  align superior results through sustained superior financial performance and strategic accomplishments over a three-year timeframe with above-market rewards;

  •
  reinforce the link between pay and performance both at the time of award and payout. The target value of $75 per SPU is payable if target objectives are achieved. The value may increase to as much as $200 per unit for superior performance results and decrease to as low as $0 for below threshold results;

  •
  give the PRC the flexibility to evaluate the Company's performance overall. Starting with awards of SPUs made in 2005, if CIGNA attains pre-established performance goals based on a defined set of measures, the PRC has the flexibility to reduce the formula driven SPU value; and

  •
  encourage executive ownership of CIGNA stock. SPU payouts may be made in shares of CIGNA stock instead of cash to those executives who have not yet reached their required stock ownership under CIGNA's executive ownership guidelines described on pages 48 and 49.

The SPU award years which include 2007 in the performance periods are listed below and descriptions of how SPU payments are calculated appear in the narratives to the Summary Compensation and Grants of Plan-Based Awards Tables beginning on pages 56 and 59, respectively.

Award Year	Performance Period	Scheduled Payout
2005	2005-2007	2008
2006	2006-2008	2009
2007	2007-2009	2010

The following chart sets forth the target pay mix of compensation elements in 2007 for each of the named executive officers:

Consistent with the Company's compensation philosophy, most of the compensation paid to CIGNA's executive officers is not fixed, but rather is at risk based on performance, results achieved and the exercise of discretion (by the Chief Executive Officer and the PRC for direct reports to the Chief Executive Officer, and by the Board for the Chief Executive Officer) in determining final award amounts.

Total target compensation for Mr. Hanway is approximately 3.2 times that of the executive officer with the next highest total target compensation, reflecting the breadth of responsibility his position carries. Mr. Hanway's total compensation is within the competitive range of the relevant market data.

Oversight of the Executive Compensation Program

PRC Role

The PRC, composed entirely of independent directors, administers CIGNA's compensation program for the Company's executive officers, including the named executive officers. As directed by the PRC's charter, the PRC oversees CIGNA's compensation and benefit plans and policies, administers its stock plans (including reviewing and approving equity awards to the named executive officers) and reviews and approves all compensation decisions relating to executive officers, including the named executive officers. The PRC reports to the Board on all actions taken.

In December 2006 the PRC reviewed and approved changes to the compensation target levels and in February 2007 approved compensation awards to the named executive officers. Also in February 2007 the PRC certified the achievement of performance goals after the end of the applicable performance period. The PRC reviewed the total target compensation for the EVP, Human Resources and Services in September 2007 in light of the availability of updated proxy information for the secondary peer group for this role, and at that time, approved increases to base salary, annual incentive target and long term incentive target for the role. In December 2007, the PRC reviewed the total compensation targets for the named executive officers, including the Chief Executive Officer, relative to the relevant market data and determined that no annual incentive or long term incentive target changes were warranted, and reviewed the performance measures and goals for the MIP and SPU programs and made changes discussed on page 46.

Management Role

The PRC has approved processes to support the independent development and review of executive officer compensation as described below.

Chief Executive Officer Compensation.    The PRC annually evaluates the Chief Executive Officer's performance and CIGNA's established organizational goals in a PRC session that is attended by the Executive Vice President, Human Resources and Services and, at the PRC's request, the Compensation Consultant. The Chief Executive Officer is not present at this session and does not review the related materials distributed to the PRC in advance of that meeting. Based on its review of the Chief Executive Officer's performance, the PRC makes recommendations to the independent members of the Board of Directors regarding the Chief Executive Officer's compensation. The results of the evaluation are shared with the Chief Executive Officer by the Chair of the PRC after the compensation determinations are approved by the PRC and the independent members of the Board of Directors.

Other Named Executive Officer Compensation.    The PRC, following review and discussion, approves the other named executive officers' compensation targets, base salaries, annual incentives and long-term incentives and similar arrangements. In order to determine target compensation for the named executive officers, the Executive Vice President, Human Resources and Services presents to the PRC relevant market data (excluding data for his own role which is presented by the Compensation Consultant), prepared by CIGNA's compensation department and the Compensation Consultant. This relevant market data relates to base salary, annual incentive, long term incentive compensation and retirement programs relative to CIGNA's competitive peer group and the broader industry (see page 39 for a discussion of the peer group). The Executive Vice President, Human Resources and Services also presents any recommendations for changes to named executive officers' target compensation (excluding his own) for the PRC's consideration and approval. For actual compensation decisions regarding the named executive officers, CIGNA's Chief Executive Officer presents his recommendations to the PRC for their consideration and, in making his recommendation, discusses CIGNA's performance and the individual officers' performance. The Executive Vice President, Human Resources and Services is generally invited to be present for the discussion of compensation for named executive officers other than himself.

Compensation Consultant Role

The PRC has the authority under its charter to engage the services of outside advisors for assistance. The PRC directly retains Mercer as its Compensation Consultant to advise the PRC on CIGNA's executive compensation programs. The primary role of the Compensation Consultant is to provide the PRC with objective analysis, advice and information and to assist the PRC in the performance of its duties. At the request of the PRC, one or more representatives of the Compensation Consultant attended all of the PRC meetings in 2007.

The PRC requests information and recommendations from the Compensation Consultant as it deems appropriate in order to structure and evaluate CIGNA's compensation programs, practices and plans. In addition to its advice with respect to particular compensation actions discussed throughout this CD&A, during 2007, the Compensation Consultant performed the following additional duties:

  •
  evaluated the impact of CIGNA's equity programs on annual share use, burn rate (the number of shares awarded per year divided by the shares outstanding at the beginning of the year) and total dilution (total number of stock options and restricted stock outstanding, plus the shares available for grants under the Long-Term Incentive Plan, divided by the total number of shares of common stock outstanding), and advised the PRC on a recommended maximum share limit for use in 2008;

  •
  reviewed tally sheets of total compensation developed by CIGNA's internal compensation department, which are described on page 42; and

  •
  assisted with the preparation of the CD&A for the 2007 proxy statement.

The Compensation Consultant works with the Executive Vice President, Human Resources and Services and CIGNA's compensation department to obtain the information necessary to carry out its assignments from the PRC.

Executive Compensation Policies and Practices

Relevant Market Data

The PRC establishes target and actual compensation levels for the named executive officers based on a variety of factors including the practices of organizations in the market in which CIGNA competes for talent.

Generally, the companies that CIGNA considers its competitive peer group are a limited group of publicly-traded managed care companies with which CIGNA competes most directly. Those companies are:

  •
  Aetna,

  •
  HealthNet,

  •
  Humana,

  •
  WellPoint,

  •
  UnitedHealth Group, and

  •
  Coventry Health Care (which was added to the primary peer group in October 2007 based on the analysis completed by the Compensation Consultant as part of the PRC's review of the peer group).

The primary peer group is considered reflective of the organizations with which CIGNA competes for capital, customers and labor. The selection process for CIGNA's primary peers involved a review of: (1) companies in the Health Care Provider and Services and Insurance GICS industry group with similar operating models that had revenue levels from one third to three times that of CIGNA; (2) an analysis of total shareholder return (TSR) movement that signifies that investors view the proposed peer companies as similar from an investment and capital markets perspective; and (3) a final review of similarity of markets.

Publicly available proxy statement and other information disclosed in filings with the Securities and Exchange Commission (SEC), such as 8-K filings pertaining to these companies' compensation practices, are used for benchmarking compensation levels, evaluating pay practices and assessing the alignment of pay and performance for the named executive officers. In cases where the critical skills and abilities CIGNA requires for executive talent is either unique to another industry or applicable on a broader all-industry basis, unique reference groups, rather than the competitive peer group, are used as an additional secondary reference point for compensation target recommendations.

To determine executive officer compensation targets, CIGNA reviews relevant market data. Where there is a lack of publicly available information for an executive role, CIGNA uses published survey data issued by leading compensation consulting firms and collected from among companies in the health care and group insurance businesses, as well as companies with similar revenue size. The Compensation Consultant generally assists the PRC by compiling and analyzing publicly available information and published survey data for the Chief Executive Officer role and by reviewing CIGNA's compensation department's compilation of survey data for other named executive officers.

The primary market reference used by the PRC in determining compensation for each of the named executive officers is set forth below:

Named Executive Officer	Primary Market Reference
H. Edward Hanway	Primary Peer Group Proxy Data — Functional Role Match (CEO)
Michael W. Bell	Primary Peer Group Proxy Data — Functional Role Match (CFO)
David M. Cordani	Primary Peer Group Proxy Data — Average of 2nd and 3rd Named Executive Officers(1)
John M. Murabito	Survey Data — Functional Role Match (Head of Human Resources and Top Administration Executive)(2)
Carol Ann Petren	Survey Data — Functional Role Match (General Counsel)

(1)
Given Mr. Cordani's role in the organization and the lack of a sufficient number of functional role matches within the proxy data, the Compensation Consultant advised that a functional role match from survey data is less relevant than an average of the 2nd and 3rd named executive officers in the proxy statements of CIGNA's primary peers.

(2)
For Mr. Murabito, the PRC also uses a proxy data set of Human Resources executives named in the proxy statements of S&P 500 companies with revenue between $8.5 and $35 billion.

CIGNA used multiple surveys and benchmarks within the surveys in the development of the Survey Data that is used as the primary market reference as described in the table on page 39. Below is additional detail on those surveys. The benchmarks are selected based on similarity to the responsibilities inherent in the roles.

Head of Human Resources and Top Administration Executive:

Survey	Benchmarks	Description
Hewitt TCM Financial Services Executive Total Compensation	Administration	The survey includes a total of 148 financial services companies, representing primarily the insurance, diversified financial and banking sectors. Participants include, but not limited to, Aetna, Allstate, Bank of America, Capital One, Chubb, Citigroup, Coventry Health Care, Delta Dental, Fifth Third Bancorp, ING, Kaiser Permanente, Mass Mutual, Nationwide, Prudential, UnitedHealth Group, Wellpoint and Wells Fargo.
Hewitt TCM Executive Total Compensation — All Industry	Human Resources	This survey provides total compensation data for General Industry and Retail executives in such organizations as Amerisource Bergen, ARAMARK, AstraZeneca, AT&T, Bristol-Myers Squibb, Coca-Cola, FedEx, General Motors, Hershey, International Paper, Johnson&Johnson, Medco Health Solutions, Merck, Pfizer, Tenet Healthcare, United Technologies and Yum!Brand.
Mercer Executive Pay and Performance — A Study of Fortune 500 Corporations	Top Human Resources Executive	Healthcare participants include Aetna, Coventry Health Care, Express Scripts, Healthnet, Humana, Kindred Healthcare, Quest Diagnostics, Tenet Healthcare, UnitedHealth Group and Wellpoint.
Mercer Executive Pay and Performance — A Study of Fortune 500 Corporations	Top Administration Executive	Participants represent 208 Fortune 500 corporations and those of comparable size, typically greater than $4 billion in revenue. Participants include, but not limited to, American Express, Colgate Palmolive, Duke Energy, Fifth Third Bank, Harley-Davidson, Hartford Financial, Mellon, Metlife, Sprint-Nextel and YRC Worldwide
Towers Perrin General Industry Executive Database	Top Administration Executive Top Human Resources Executive
Includes over 800 participants across all industries and includes, but not limited to: Aetna, American Water Works, Amerisource Bergen, Cardinal Health, Caterpillar, Duke Energy, Express Scripts, Harley Davidson, HCA Healthcare, Health Net, Healthways, Hershey Foods, Humana, IMS Health, Johnson and Johnson, Kaiser, Merrill Lynch, Owen Corning, UnitedHealth Group, Wellpoint and Wyeth.

General Counsel:

Survey	Benchmarks	Description
Hewitt TCM Executive Total Compensation — All Industry	Law	This survey provides total compensation data for General Industry and Retail executives in such organizations as Amerisource Bergen, ARAMARK, AstraZeneca, AT&T, Bristol-Myers Squibb, Coca-Cola, FedEx, General Motors, Hershey, International Paper, Johnson & Johnson, Medco Health Solutions, Merck, Pfizer, Tenet Healthcare, United Technologies and Yum!Brand.
Hildebrandt Law Department Survey	Chief Legal Officer	This is a survey of corporate law department compensation. The survey includes over 200 participants across industries, including health insurance and Fortune 100 companies. Participants with corporate revenue greater than $10 billion and less than or equal to $20 billion include, but not limited to, AstraZeneca, AXA Equitable, BASF, CNA, Duke Energy, Exelon, Fidelity, General Mills, Kimberly Clark, Sony, Time Warner and Xerox.
Mercer Pay and Performance — A Study of Fortune 500 Corporations	Top Legal Executive/General Counsel	Healthcare participants include Aetna, Coventry Health Care, Express Scripts, Healthnet, Humana, Kindred Healthcare, Quest Diagnostics, Tenet Healthcare, UnitedHealth Group and Wellpoint.
Mercer Integrated Health Networks Compensation — Health Plan Executives	Top Legal Executive	Sixty-one (61) health care companies participate in this survey including, but not limited to, Aetna, Blue Shield of California, CareFirst, Coventry, Great-West Life, Health Net, Health Partners, Highmark, Humana, Independence Blue Cross, Kaiser, Magellan Health Services, Medco Health Solutions, Regence Group, United Healthcare, Wellmark, and Wellpoint.
Pearl Meyers CHiPS Executive and Senior Management Total Compensation	Top Legal Counsel	Companies participating in the survey include, but are not limited to, Accenture, Anheuser-Busch, Bristol-Myers, Charming, Computer Sciences, ConAgra Foods, EMC Corporation, HJ Heinz, Marriott, Nortel Network, Qwest Communications, Schering-Plough, T-Mobile, Texas Instruments, USAA and Xerox.
Towers Perrin General Industry Executive Database	Top Legal Executive	The CDB Executive Database includes over 800 participants across all industries and include, but not limited to, Aetna, American Water Works, AmerisourceBergen, Cardinal Health, Caterpillar, Duke Energy, Express Scripts, Harley-Davidson, HCA Healthcare, Health Net, Healthways, Hershey Foods, Humana, IMS Health, Johnson & Johnson, Kaiser, Merrill Lynch, Owen Corning, UnitedHealth Group, Wellpoint and Wyeth.

Factors Considered in Determining Target Compensation and Target Pay Mix

CIGNA's executive compensation programs are designed to: (1) place greater emphasis on at risk compensation rather than fixed compensation, and (2) with respect to the different types of compensation at risk, place more weight on long term incentives than annual incentives. Base salary is considered fixed compensation and is described in the Executive Summary on page 34 and under Base Salary on page 43. Annual incentives and long term incentives are considered at risk compensation, because the actual annual incentive award, stock option value or SPU payout is not known until the end of a year, at the time of exercise, or the end of the performance period and could vary depending upon a number of factors including organizational and individual performance. These incentives are described in the Executive Summary on pages 34 and 35, under Management Incentive Plan on pages 43 through 46, and under Long Term Incentives on page 47.

The PRC approves targets for base salary, annual incentives and long term incentives annually. Based on the relevant market data included in the report prepared by the Compensation Consultant for the PRC's December 2007 meeting, the target total compensation for each of the named executive officers is generally within a competitive range of the 50th percentile of the primary market reference, with the exception of Ms. Petren and Mr. Murabito. For Mr. Murabito the target total compensation is between a competitive range of the 75th percentile of the primary and the 50th percentile of the secondary market reference because of the critical nature Mr. Murabito's role plays in the organization. The secondary relevant market reference used to determine the target pay positioning for Mr. Murabito includes proxy data from executives in S&P 500 companies with revenue between $8.5 and $35 billion. For Ms. Petren, the target total compensation is above the 50th percentile of the primary market reference (but below the 75th percentile of the primary market reference) because of the intense competition for attracting and hiring executives with the necessary skills, talent, and leadership for this role. For each of the named executive officers, there may be variation in the target pay mix, such that target amounts for individual compensation elements may be above or below the competitive range of the 50th percentile for the individual element.

Tally Sheets

The PRC monitors the total level of compensation paid, or expected to be paid, to the Company's named executive officers through the review of tally sheets. Tally sheets summarize current actual and target compensation, equity and SPU holdings, retirement and deferred compensation values, and potential payouts upon termination of employment for named executive officers. The Company prepares tally sheets for all of its executive officers for review by the PRC twice a year, when targets are being reviewed and prior to annual compensation award decisions, to ensure that executive compensation is appropriate in the context of CIGNA's compensation philosophy and performance.

When making decisions about each component of compensation, the PRC considers the aggregate sum of base salary, annual incentives and grant-date value of long term incentives to ensure that total compensation is appropriate. The PRC does not generally consider prior awards in determining a subsequent performance period's awards. For example, the number of stock options or SPUs previously awarded does not necessarily affect new awards, which are made annually. Further, prior awards are not considered when determining actual awards tied to performance under the MIP (described on pages 43 through 46) or SPU program (described on page 47). One situation in which prior awards are considered in determining pay levels, however, is when CIGNA identifies the potential risk of recruitment of its executives by competitors (see Retention Actions on page 48). In that case, CIGNA considers outstanding unvested awards to determine existing retention incentive values. The PRC may also consider prior awards when it determines the type of long-term incentive to award.

Elements of Compensation

Base Salary

Base salary levels are reviewed annually and may be adjusted based on relevant market data and an assessment of the executive's skills, role and performance contributions, including the demonstration of CIGNA leadership behaviors and core values. In 2007, a portion of base salary paid to Mr. Hanway was required to be deferred by the PRC. See the description of the Nonqualified Deferred Compensation Plan on page 50 and the narrative to the Nonqualified Deferred Compensation Table on page 67.

The following base salary adjustments were made in 2007.

Named Executive Officer	2006 Base Salary	2007 Base Salary	% Change
H. Edward Hanway(1)	$1,110,000	$1,110,000	0%
Michael W. Bell	$575,000	$610,000	6.1%
David M. Cordani	$600,000	$635,000	5.8%
John M. Murabito(2)	$535,000	$575,000	7.5%
Carol Ann Petren	$525,000	$540,000	2.9%

(1)
Mr. Hanway's base salary remained the same because his current base salary was competitive with the relevant market data.

(2)
Mr. Murabito received a merit adjustment in April 2007 during the annual review process, resulting in a new base salary of $550,000. He then received an increase in September 2007 in light of the review of additional proxy information for the secondary market reference and to provide appropriate retention incentive due to the critical nature of his role.

The base salary amounts for each of the named executive officers reflected in the table above are within a competitive range of the primary market reference, with the exception of Mr. Murabito who is above the 50th percentile, but competitive with the 75th percentile of the primary market reference. Decisions regarding each named executive officer's actual base salary are made by referring to both relevant market data and the officer's individual performance, which is measured by the officer's accomplishments and contributions during the previous year, and the individual's skill proficiency for the role and the individual's demonstrated leadership behaviors.

Management Incentive Plan (MIP)

Performance Measures, Goals and Funding.    Each year, the PRC sets organizational performance measures and goals for annual incentive awards based on CIGNA's business priorities. For each measure, goals are set, meaning a target level of performance is identified. The goals may identify threshold (minimum), target, above target and superior levels of performance. The actual organizational performance serves as the basis for establishing the range of funding available for awards, but the PRC exercises judgment to determine at which point within the range actual funding will be set. The PRC uses discretion within pre-established funding ranges to determine aggregate MIP funding. In exercising its judgment to set funding levels, the PRC considers CIGNA's performance as a whole (both in absolute terms and relative to competitors) as well as CIGNA's achievement of the goals within each performance measure.

In addition, a specified threshold level of Adjusted Net Income from Continuing Operations must be met for overall funding for MIP awards. The purpose of the threshold is to reinforce the fundamental importance of achieving CIGNA's profitability goals. If the Adjusted Net Income threshold is met, the MIP allows for payment of an incentive award even when overall results may be below target. CIGNA believes it is important to maintain this flexibility to retain key talent over the long term and encourage management to make decisions that could yield lesser results in the short term, but are in the best interests of our shareholders over the long term. If the threshold level is not achieved, no annual incentive payouts will be made under the MIP to any employees, including the named executive officers; however, there will be a Chairman's Fund in which approximately 10-15% of potential aggregate funding at target may be made available and may be used to reward and retain key talent. The Chief Executive Officer is not eligible for an award from this fund. During years in which CIGNA's performance is below target, the retention of key talent is even more critical. Therefore, The PRC retains the flexibility to pay some incentive awards in order to recognize and retain key talent over the long term.

For 2007, the PRC established the following organizational performance measures and performance levels, which were used to determine the range of potential aggregate funding for MIP awards.

Measure	Weighting	Performance Levels
Adjusted Net Income from Continuing Operations The target for this measure is set as a year over year growth goal for CIGNA's three ongoing businesses.	50%	Superior Above Target Target Threshold
Membership The target for this measure is set as a year over year growth goal for CIGNA's Health Care business.	20%	Superior Above Target Target Threshold
Operating Expense per Member The target for this measure is based on CIGNA's plan to improve core operating expenses per member in the Health Care business.	20%	Above Target Target Threshold
2007 Strategic Imperative (Execution of Consumer Engagement Strategy) This measure underscores CIGNA's strategic imperative to advance the Company's consumer-driven health care strategy.	10%	Funding is based upon PRC evaluation.

The goals that the PRC sets for target levels are rigorous and challenging and at the time the PRC approved the performance goals under MIP for 2007, CIGNA believed that the performance goals were attainable, but not certain to be met. In setting the target performance levels within each performance measure, CIGNA considers the earnings estimates for the year, as publicly disclosed, as well as past performance of both CIGNA and our general industry. To aid the PRC in setting performance targets, the Compensation Consultant presents a comprehensive report annually to the PRC with compensation and performance information that includes historical performance information about CIGNA's primary peer group.

CIGNA's full year 2007 adjusted net income from continuing operations for the Company's three ongoing businesses was $1.101 billion, which was consistent with the full year 2007 estimate of $1.1 billion to $1.16 billion, as previously disclosed by CIGNA, and was within the target performance level established for the MIP.

Full-year 2007 organic membership growth was approximately 5% excluding the impact of the Sagamore acquisition. This result was also consistent with full year estimates, as previously disclosed by CIGNA, and was within the target performance level established for the MIP.

The reduction in Health Care core operating expense per member versus 2006 was also within the MIP target range, and the reduction in expense exceeded CIGNA's 2007 plan. CIGNA has also made strong progress in executing the Company's consumer engagement and health advocacy strategy as demonstrated by CIGNA's Consumer Driven Health Plan membership more than doubling in 2007.

2007 target levels for each of the performance measures and respective goals were met, and the PRC approved funding within the target range for the enterprise. The CIGNA businesses were funded based on the enterprise results and their respective business results.

For the 2007 performance year, MIP target levels were set as follows for the following named executive officers.

Named Executive Officer	2006 MIP Target	2007 MIP Target	% Change
H. Edward Hanway(1)	$3,500,000	$3,500,000	0%
Michael W. Bell(1)	$800,000	$800,000	0%
David M. Cordani(1)	$575,000	$575,000	0%
John M. Murabito(2)	$400,000	$425,000	6.3%
Carol Ann Petren(1)	$600,000	$600,000	0%

(1)
MIP targets remained the same for Messrs. Hanway, Bell and Cordani and for Ms. Petren because their current MIP targets were competitive with or exceeded the competitive range of the primary market reference.

(2)
Mr. Murabito received an adjustment to his MIP target in light of the review of additional proxy information for the secondary market reference and to provide appropriate retention incentive due to the critical nature of his role.

For the 2007 performance year, annual incentive awards were delivered for the named executive officers at a level of 97% to 139% of the target award value. All of the named executive officers' awards are aligned with achievement of annual organization and business unit results and individual performance contributions during 2007.

Mr. Hanway was paid at 97% of target as a reflection of CIGNA's 2007 performance versus target performance levels and his individual performance contributions. Overall, CIGNA's consolidated earnings increased approximately 7% relative to 2006 year-over-year growth in the three ongoing businesses, earnings per share increased 26% and CIGNA's total shareholder return was approximately 23%. Health Care membership grew approximately 5% on an organic basis and 8% including the Sagamore acquisition. CIGNA's 2007 results overall were strong, even as strategic investments were made in the businesses, and the competitive position of CIGNA's businesses was strengthened. Mr. Hanway made progress in pursuing expansion opportunities in the individual, small group and seniors segments; and entered an agreement to acquire Great-West's health care business. The acquisition of Great-West will add approximately 1.5 million medical members in the employer segments and an additional 660 thousand covered lives serviced through TPA arrangements. All of the named executive officers played a key role in the acquisition of Great-West and their individual performance reflected this achievement.

Each of the following named executive officers received awards that reflected the annual organization and business unit results, adjusted for the assessment of each officer's performance throughout 2007. Factors influencing individual award decisions are described below.

Mr. Cordani's MIP award was 139% of target. Mr. Cordani led the Health Care business unit in 2007. Mr. Cordani's contributions included increasing operating earnings (excluding prior year development) 9%, reflecting the impact of significant improvement in the guaranteed cost loss ratio, strong membership growth, increased specialty penetration and improved productivity. Membership increased approximately 5% on an organic basis (8% including the Sagamore acquisition), with strong growth in both regional and national segments.

Mr. Bell's MIP award was 119% of target. Mr. Bell made significant contributions to the achievement of each business units results and enterprise strategy development. Under Mr. Bell's direction, CIGNA obtained upgrades from Moody's and S&P; issued $500 million of debt on favorable terms and extended CIGNA's bank credit facility at reduced fees. In addition, CIGNA continued to strengthen controls and enterprise wide risk management, effectively managed risks associated with run off operations, and had superior investment results within the CIGNA portfolio. Mr. Bell played a significant role in the Great-West negotiations.

Mr. Murabito's MIP award was 113% of target. Mr. Murabito led the advancement of execution against our people fundamentals, implementing a competency framework anchored within CIGNA's disciplined approach towards talent planning, including assessment, acquisition and development of talent which are feeders to succession planning and people review. All people strategies are focused on strengthening the performance of the enterprise through its people. Additionally, Mr. Murabito contributed towards reducing CIGNA operating expenses by deploying effective organizational development principles. Additionally, he contributed in the due diligence of Great-West to assess talent pipeline and business value proposition.

Ms. Petren's MIP award was 113% of target. Ms. Petren's legal and public policy department, under her leadership, articulated and shaped CIGNA's public policy and advocacy, provided significant support to business growth and strategic initiatives, effectively partnered with corporate functions to enhance the delivery of services, and strengthened enterprise compliance and corporate governance. Additionally, Ms. Petren led the litigation efforts on several important issues facing CIGNA with strong results. Ms. Petren's team also led the legal due diligence of Great-West and is managing the approval process through the Department of Justice.

Performance Measure Design Changes.    The Compensation Consultant provides an annual review and ongoing advice as needed on the design of CIGNA's annual and long term incentive programs and briefs the PRC on executive compensation trends among CIGNA's peers and broader industry. During the annual review process, the following changes were made to the 2007 annual incentive award program:

  •
  Increased the earnings-based threshold performance goal that is required to be met in order to fund the MIP.

In January 2008, the following changes were made to the 2008 annual incentive award program.

  •
  The 2008 strategic imperative performance measure was changed in order to align with CIGNA's strategic imperatives regarding success and progress toward integration of Great-West Health Care into CIGNA and progress in strengthening CIGNA's foundational service and technology structure

  •
  The Company increased the weight of the strategic imperative performance measure (Great-West Health Care integration and service and technology) from 10% to 20%;

  •
  The Company reduced the weight of the Adjusted Net Income performance measure from 50% to 40%.

See Management Incentive Plan and Performance Measures, Goals and Funding beginning on page 43.

Long Term Incentives

LTI targets for 2007 awards for named executive officers were as shown below.

Named Executive Officer	2006 Long Term Incentive Target	2007 Long Term Incentive Target	% Change
H. Edward Hanway(1)	$10,500,000	$10,500,000	0%
Michael W. Bell(2)	$2,800,000	$3,160,000	12.9%
David M. Cordani(2)	$3,000,000	$3,560,000	18.7%
John M. Murabito(3)	$900,000	$900,000	0%
Carol Ann Petren(1)	$1,500,000	$1,500,000	0%

(1)
LTI targets remained the same for Mr. Hanway and Ms. Petren because their current targets were competitive with or exceeded the relevant market levels.

(2)
LTI targets for Messrs. Bell and Cordani were increased in order to maintain competitive alignment with market levels.

(3)
In September 2007 Mr. Murabito's LTI target was increased for 2008 from $900,000 to $1,150,000 to ensure that his target is competitive with the relevant market references and to provide appropriate retention incentive due to the critical nature of his role.

In 2007, LTI awards were approved for the named executive officers at a level of 100% to 126% of the target award value. The awards were made at and above-target as a reflection of the strong performance year that CIGNA had in 2006, including stock price appreciation of approximately 18%, strong earnings growth and advancement of its consumerism strategy. Individual named executive officer performance, retention considerations and changes in roles or responsibilities also were considered in determining award levels.

In 2007, the LTI award for each named executive officer was awarded 50% through stock options and 50% through SPUs. A factor in determining the stock option award percentage, relative to the total LTI award, is that CIGNA manages to an annual share usage maximum. CIGNA limits the total number of shares used for equity awards in any year to all employees to no more than 2% of the number of shares of common stock outstanding.

The PRC made the 2007 annual long-term incentive awards, including stock options and SPUs, during the fourth week of February 2007, after CIGNA's annual earnings release and following the end of a quarterly blackout period.

The actual payout level for SPUs is determined by the PRC by considering an overall assessment of CIGNA performance against the pre-established goals during the three year performance period. The PRC also has discretion to reduce the payout due to any unusual factors impacting reported financial results. As with the MIP program, this approach allows the PRC to consider the totality of CIGNA performance in determining final awards, rather than using a purely mechanical formula. In 2007, the PRC elected to make SPU payouts in cash to all of the named executive officers, as all had met their stock ownership guidelines at the time of the awards.

SPU payouts for the 2005-2007 period are disclosed in column (g) of the Summary Compensation Table on page 54 and a summary of the SPU program appears in the Summary Compensation Table Narrative on page 56. Payouts for the 2006-2008 period will be made in 2009. Awards for the 2007-2009 period are listed in the Grants of Plan-Based Awards Table on page 58 and a summary of these SPU programs appears in the narrative to the Grants of Plan-Based Awards Table on page 59.

In order to promote comparability across a broad range of companies, the compensation data used in the market assessment for LTI awards is evaluated using standard assumptions. For instance, the methodology used in the market assessment assumes that all stock options are held for 6.5 years. This assumption is calculated using the Securities and Exchange Commission's safe harbor methodology and

a 3 year vesting period. When delivering actual CIGNA stock option awards, CIGNA uses a Black-Scholes value that assumes that all options are held full-term (10 years). This assumption is used in grant calibration and for internal communication of long term incentive values to all Long-Term Incentive Plan participants, including the named executive officers. When stock option awards are delivered, the stock option's exercise price is made equal to the award date fair market value of CIGNA stock, that is, the average of the high and low stock price on the date of award. This measure of fair market value is a long-standing CIGNA practice, and setting the stock option price no lower than the award date fair market value is required by the CIGNA Long-Term Incentive Plan.

CIGNA calculates the SPU portion of the LTI award by dividing the intended SPU dollar value by $75, the SPU target value.

Retention Actions

Although the PRC does not generally consider prior awards in determining a subsequent performance period's awards, it may consider outstanding unvested awards in order to determine existing retention incentive values when there is potential risk of recruitment of the Company's executives.

In 2007, the PRC awarded an "off-cycle" restricted stock grant to Mr. Murabito after reviewing his outstanding unvested awards and in light of his accomplishments, standing in the marketplace and CIGNA's desire to retain him (see the Summary Compensation Table on page 54). Consistent with the PRC's policy, the effective award date of the grant was the date on which the PRC approved the award because it was not during a blackout period. If approval had occurred during the blackout period, the award date would have been the first day of the open period following the PRC meeting.

In January 2008, the PRC awarded "off-cycle" grants of options to purchase 215,177 shares of CIGNA common stock each to Michael W. Bell, Executive Vice President and Chief Financial Officer, and David M. Cordani, President, CIGNA HealthCare. The PRC approved these awards based on the contributions of these officers and in order to reinforce their long term career potential at CIGNA. Because the awards were approved during a quarterly blackout period, the grant date for each stock option award was the first day following the end of the blackout period.

Executive Stock Ownership

CIGNA believes that executive stock ownership is critical to encourage strong alignment between management and shareholder interests. CIGNA has adopted policies that require named executive officers to have a meaningful economic stake in CIGNA as shareholders. CIGNA believes that requiring executives to be owner-managers encourages them to act in the best long-term interests of CIGNA shareholders.

In 2006, the Compensation Consultant compared CIGNA's stock ownership guidelines to those of its peers and the broader market and found that CIGNA's guidelines were aligned with market practices. The Compensation Consultant did not recommend any changes and the PRC concurred. Consistent with market practice, CIGNA's stock ownership guidelines have the following features:

  •
  The Chief Executive Officer is required to own stock valued at five times base salary and other named executive officers are required to own stock valued at three times base salary.

  •
  Wholly-owned shares, restricted stock, stock equivalents and shares owned through benefit plans (such as investments in the CIGNA Stock Fund of the CIGNA 401(k) Plan) are counted towards meeting guidelines. Unexercised stock options are not counted toward these guidelines.

  •
  If a named executive officer has not met stock ownership guideline targets, the PRC may require that the officer's SPU payouts be made in the form of shares of CIGNA common stock.

CIGNA evaluates situations in which executives are below their guidelines on a case-by-case basis rather than setting a formal deadline for executives to meet stock ownership guidelines. In general, however, CIGNA expects executives to accumulate required shares as quickly as practicable.

CIGNA has other practices in place to encourage a long-term ownership philosophy for executives including:

  •
  allowing executives to sell only shares that exceed ownership guidelines;

  •
  requiring Chief Executive Officer approval of all sales by executive officers; and

  •
  prohibiting the sale of more than 25% of the shares held above guidelines in any single open period.

In January 2007, the PRC approved an additional stock ownership practice that requires executive officers to retain, for at least one year, a minimum of 50% of the shares acquired upon exercise of any stock options and 50% of shares acquired upon vesting of restricted stock grants. This mandatory holding period is an additional measure to align executive officers' interests with those of CIGNA shareholders.

In addition, each of CIGNA's named executive officers is prohibited from engaging in a short sale of CIGNA stock to hedge the economic risk of owning CIGNA stock.

All of CIGNA's named executive officers are currently at or above stock ownership guidelines with the exception of Carol Ann Petren who joined CIGNA in May 2006. Guidelines for each of CIGNA's named executive officers are shown below.

Executive	Guideline (Multiple of Base Salary)
H. Edward Hanway	5
Michael W. Bell	3
David M. Cordani	3
John M. Murabito	3
Carol Ann Petren	3

Retirement and Deferred Compensation

Defined Benefit Pension Plans

CIGNA maintains the following defined benefit pension plans:

  •
  The CIGNA Pension Plan is a funded, tax-qualified plan for U.S. employees. (Before 2000 several CIGNA subsidiaries in the U.S. maintained separate pension plans. These plans have been merged into the CIGNA Pension Plan.)

  •
  The CIGNA Supplemental Pension Plan is an unfunded, nonqualified plan for U.S. employees. It provides benefits not payable under the qualified plan because of limits imposed by federal income tax laws. It is "unfunded" because there is no advance funding of benefits through a trust fund or other pool of assets. Benefits are paid when due out of the Company's general assets.

All of these pension plans are intended to:

  •
  attract and retain qualified employees; and

  •
  provide a total compensation package that is competitive with what CIGNA's peer group companies provide.

Additional information about pension benefits can be found in the Pension Benefits Table on page 64 and the Pension Benefits Table Narrative beginning on page 64.

Nonqualified Deferred Compensation Plan

CIGNA provides the named executive officers and certain other employees with the opportunity to defer base salary and annual incentive awards under the CIGNA Deferred Compensation Plan. The purpose of this plan is to provide eligible employees an opportunity to postpone both the receipt of compensation and the income tax on that compensation—typically until after termination of CIGNA employment. Participants elect when to receive a payout and can choose to receive the deferred compensation in a single lump sum or in annual installments. For amounts deferred before 2004, participants can request an accelerated payment of all or part of their account balance subject to a 10% penalty. Otherwise, early withdrawals are permitted only under financial hardship circumstances.

CIGNA credits deferred compensation with hypothetical investment earnings during the deferral period as follows:

  •
  Deferred cash compensation is credited with amounts that equal the gains (or losses) on the actual investment options available under the CIGNA 401(k) Plan. The 401(k) investment options include a default fixed income fund with an annual interest rate of 4.9% as of December 31, 2007, which is not considered an "above market" interest rate as that term is defined by the Securities and Exchange Commission. The fixed income fund is the only hypothetical investment option available to non-executive employees.

  •
  Deferred shares of CIGNA stock are credited with amounts equal to any dividends that are paid on actual shares of CIGNA stock. These hypothetical dividends are treated as deferred cash compensation.

In 2007 CIGNA also mandated deferral of certain compensation by the Chief Executive Officer because immediate payment of that compensation would not be deductible by CIGNA due to limits imposed by Section 162(m) of the Internal Revenue Code. Unless the executive makes an alternative election, CIGNA will credit mandatory deferrals with hypothetical interest equal to 120% of the Federal Long-Term rate. The executive may instead elect to have mandatory deferrals credited with hypothetical interest based on the returns of one or more of the hypothetical investment funds available for voluntary deferrals under the Deferred Compensation Plan. In 2008, the PRC will not mandate deferral of non-performance-based compensation paid to any named executive officer. In future years, the PRC will determine before the beginning of the calendar year whether to mandate deferral of some or all non-performance-based compensation based on an evaluation of the projected amount of non-deductible compensation and current Internal Revenue Code rules.

Additional information regarding deferred compensation can be found in the Nonqualified Deferred Compensation Table on page 67 and the Nonqualified Deferred Compensation Table Narrative on page 68.

Other Benefits and Perquisites

The named executive officers are eligible to receive all of the benefits offered to CIGNA employees generally, including medical benefits, other health and welfare benefits, participation in the 401(k) Plan

(including the Company's matching contribution), the defined benefit pension plan (as described) and other voluntary benefits.

Perquisites generally are not a major portion of CIGNA's total executive compensation. CIGNA provides the following benefits and perquisites to its executives, primarily to attract and retain key talent, but also to ensure the safety and security of its executive officers: the use of corporate aircraft; installation and maintenance of security alarm systems at executive officers' residences; the use of a company car and driver by the Chief Executive Officer and other CIGNA executive officers; payment of costs associated with an annual physical and related tests; membership in an international emergency medical, personal, travel and security assistance program; in-office meals at CIGNA's Philadelphia headquarters; relocation benefits, which are available on a broad basis to all employees; tax reimbursement for taxes associated with job-related relocation; financial planning, tax preparation, and legal services for executive level employees.

These perquisites and the associated value and methodology for valuation are described in the footnotes to the Summary Compensation Table on page 55.

Relocation

Ms. Petren was hired as the Executive Vice President, General Counsel and Public Affairs beginning May 15, 2006. As part of the negotiated recruitment of a critical executive, Ms. Petren received the following relocation benefits, the value of which are disclosed in the Summary Compensation Table on page 54:

  •
  closing costs for purchase of a new home in Philadelphia;

  •
  costs associated with house hunting;

  •
  temporary living costs;

  •
  transportation for trips to Virginia and cost of a final trip to Virginia; and

  •
  tax assistance.

Additional information about these benefits are included in footnote (6) to the Summary Compensation Table on page 55.

Employment Arrangements and Post-Termination Payments

Consistent with its compensation philosophy, CIGNA generally does not enter into employment contracts or other advance arrangements with its executive officers that provide for the payment of severance pay upon termination of employment (other than for severance in the event of a termination following a change of control). As a result, executive officers serve at the will of CIGNA and its Board of Directors and their entitlement to base salary, annual incentives and long term incentives ceases at termination.

CIGNA has also established policies related to the impact of various termination events on stock option and restricted stock awards. If a named executive officer terminates prior to vesting, option and restricted stock awards are generally forfeited subject to specific exceptions. These exceptions include termination of employment on account of death and disability. In these exceptional cases, awards vest as of the termination date to enable the executive or his or her estate to realize the equity value that existed at the time of the termination event. In the case of voluntary retirement, stock options vest at the date of retirement so that an employee's decision as to the appropriate date of retirement is not influenced by potential lost compensation. The intent of that arrangement is to avoid discouraging retirement when the executive has reached eligibility for early retirement. For restricted stock, the PRC has the discretion to vest unvested awards at retirement to allow a case by case examination.

These policies are designed to enable CIGNA's Board of Directors to remove an executive officer prior to retirement whenever it is in the best interests of CIGNA and to give CIGNA full discretion to develop an appropriate severance package on a case-by-case basis. When an executive officer is removed from his or her position, the PRC exercises its business judgment in approving an appropriate severance arrangement for the individual in light of all relevant circumstances including, but not limited to, his or her term of employment, past accomplishments, reasons for termination, opportunity for future employment and total unvested compensation. Historically, the PRC has approved varying amounts of severance pay for executive officers.

CIGNA's change of control policies are established at a level that is market based and are intended to provide CIGNA's named executive officers with sufficient economic value in the event of termination so they are encouraged to continue to act in the best interest of shareholders in evaluating potential transactions. The components of the change of control payments are as follows:

  •
  Severance payments are made only upon a change of control of CIGNA followed by the termination of an executive officer under certain circumstances as described under Potential Payments upon Termination or Change of Control beginning on page 68.

  •
  For named executive officers, cash severance is a specified multiple of base salary plus a specified multiple of the higher of the most recent annual incentive paid or the target annual incentive.

  •
  Unvested stock options and restricted stock vest upon termination of employment following a change of control. If an executive is involuntarily terminated or resigns for good reason (such as reduction in compensation or responsibilities) after a change of control, the executive is able to realize the shareholder value to which he or she contributed while employed at CIGNA.

  •
  Unvested Strategic Performance Units are paid at the highest of: (1) unit target value; (2) value for any unit payments in the most recent 12 months; or (3) average of the values established by the PRC for the most recent two SPU payouts. The intent of this SPU payment formula is to provide executives with a reasonable estimate of the potential payouts under the SPU program and to avoid placing executives at a disadvantage as a result of a change of control.

  •
  Tax reimbursement for Internal Revenue Code Section 4999 (golden parachute excise) taxes are provided to allow CIGNA to be market competitive to attract and retain executive talent and to enable the executive to receive the intended economic value of the severance prior to the application of penalty taxes.

Other than after a change of control as outlined above, the PRC has discretion to determine whether to make any SPU payments to a terminated officer. The PRC addresses situations on a case-by-case basis given individual circumstances.

Disgorgement of Awards

As provided by its Board Practices, the Board of Directors has the authority to make retroactive adjustments to any cash incentive compensation paid to executive officers upon certain terms in the event of a restatement of financial results. The Board will, in all appropriate cases and to the full extent permitted by governing law, require reimbursement of any bonus or other cash incentive compensation awarded to an executive officer or effect the cancellation of unvested restricted or deferred stock awards previously granted to the executive officer if:

  •
  the amount of the bonus or incentive compensation was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement;

  •
  the executive engaged in intentional misconduct that caused or partially caused the need for the restatement; and

  •
  the amount of the bonus or incentive compensation that would have been awarded to the executive had the financial results been properly reported would have been lower than the amount actually awarded.

In addition, pursuant to the terms and conditions of CIGNA's stock option and restricted stock awards, a restitution provision applies to any CIGNA employee, including any named executive officer, who:

  •
  is terminated by CIGNA due to misconduct;

  •
  engages in behavior that would be considered grounds for termination due to misconduct;

  •
  competes with CIGNA within one year following any voluntary termination;

  •
  solicits a CIGNA employee or customer within one year following any termination;

  •
  discloses CIGNA confidential information improperly; or

  •
  fails to assist CIGNA in the handling of investigations, litigation, or agency matters with respect to which the employee has relevant information.

If an executive engages in any of the above "restitution events," any option gains realized over the two years prior to the "restitution event" and the value of any restricted stock vesting over the year prior to the "restitution event" are required to be paid back to CIGNA. These provisions are designed to discourage executives from engaging in activities that can cause CIGNA competitive harm and to support retention.

EXECUTIVE COMPENSATION

The following information describes how CIGNA compensates its Chief Executive Officer, Chief Financial Officer and those who at the end of 2007 were the three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer. Together these individuals are called the "named executive officers."

Summary Compensation Table

This table and the accompanying footnotes include information regarding 2006 and 2007 compensation for each of the named executive officers. Other tables in this proxy statement provide more detail about specific types of compensation.

Name and principal position (a)	Year (b)	Salary ($)	Bonus ($) (d)(1)	Stock Awards ($) (e)(2)	Option Awards ($) (f)(3)	Non-equity incentive plan compensation ($) (g)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)(5)	All other compensation ($) (i)(6)	Total ($) (j)
H. Edward Hanway Chairman and CEO	2007 2006	1,110,000 1,101,923	— —	452,886 1,994,708	4,626,316 5,977,793	17,999,970 11,249,389	1,618,584 626,756	32,021 63,917	25,839,777 21,014,486
Michael W. Bell Executive Vice President and CFO	2007 2006	600,577 569,615	— —	12,974 334,968	1,209,445 1,143,202	4,950,000 3,729,800	145,504 279,277	1,327 11,392	6,919,827 6,068,254
David M. Cordani President, CIGNA Health Care	2007 2006	625,577 537,577	— —	2,789 110,704	870,870 532,208	3,040,400 1,841,841	130,561 93,607	1,123 18,705	4,671,320 3,134,642
John M. Murabito Executive Vice President, Human Resources and Services	2007 2006	552,692 530,962	— —	27,501 123,772	409,849 501,884	1,980,000 1,448,681	79,074 74,085	1,426 10,628	3,050,542 2,690,012
Carol Ann Petren Executive Vice President and General Counsel	2007	535,962	—	20,434	184,362	2,175,000	87,650	107,688	3,111,096

(1)
In proxy statements prior to 2007, CIGNA reported annual incentive payouts as bonus. CIGNA now reports annual incentive payouts in column (g) because they are governed by the MIP and the EIP, which include established criteria, a risk of forfeiture, and goals that are not certain to be met.

(2)
Represents the compensation cost incurred by CIGNA in 2006 and 2007 for the following awards made under the Long-Term Incentive Plan: (1) restricted stock grants made in prior years for retention purposes, including restricted stock grants made to Messrs. Bell and Cordani in 2003 as part of their annual long term incentive award; (2) a restricted stock grant made to Ms. Petren in 2006 as part of her offer of employment; (3) a restricted stock grant made to Mr. Murabito in 2007 for retention purposes; (4) the grant of restricted stock to Mr. Hanway in 2003 in lieu of a cash annual incentive award; and (5) the portion of Mr. Hanway's 2006 annual incentive award and 2007 annual incentive award that was paid in CIGNA common stock (see footnote 4). For grants of restricted stock, the value actually realized by an executive officer is based on the fair market value on the date the restriction lapses, per the terms of each respective grant.

(3)
Represents the compensation cost incurred by CIGNA in 2006 and 2007 for awards made under the Long-Term Incentive Plan, computed in accordance with SFAS 123R, applying the same valuation model and assumptions as CIGNA applies for financial statement reporting purposes as described in Note 2 to CIGNA's financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2007. Because Mr. Hanway will be eligible for early retirement in 2007 and CIGNA's Long-Term Incentive Plan accelerates vesting of stock options upon early retirement, the compensation cost for his stock option award reflects this acceleration. The value actually realized by an executive officer from a stock option award depends on the terms of the award and upon price increases in CIGNA's common stock.

(4)
This column reflects performance-based compensation described under Management Incentive Plan (MIP) beginning on page 43 and Long Term Incentives beginning on page 47. The compensation delivered versus the targets is based on individual, business unit and organization performance. Specifically, the following awards are reflected in this column:

•
strategic performance unit payouts for the three-year period ending December 31, 2006 in the amount of $8,249,400 for Mr. Hanway; $2,749,800 for Mr. Bell; $979,341 for Mr. Cordani; and $948,681 for Mr. Murabito. The PRC approved a unit value of $137.49 per unit in April 2007 and payouts were made thereafter.

  •
  estimated strategic performance unit payouts for the three-year period ending December 31, 2007 in the amount of $15,000,000 for Mr. Hanway; $4,000,000 for Mr. Bell; $2,240,400 for Mr. Cordani; $1,500,000 for Mr. Murabito; and $1,500,000 for Ms. Petren. The PRC approved an estimated unit value of $200.00 per unit in February 2008. The actual unit value will be determined by the PRC in April 2008 and payouts made thereafter.

  •
  annual incentive payouts under the MIP for the year ending December 31, 2006 determined by the PRC in February 2007 and paid thereafter in the amount of $980,000 for Mr. Bell; $862,500 for Mr. Cordani; and $500,000 for Mr. Murabito. Mr. Hanway received an annual incentive payout in the amount of $2,999,989 paid in cash. An additional $500,011 was paid in unrestricted CIGNA common stock, as required by the EIP limits described in the Executive Summary under Annual Incentives on pages 34 and 35, and is reflected in column (e).

  •
  annual incentive payouts under the MIP for the year ending December 31, 2007 determined by the PRC in February 2008 and paid thereafter in the amount of $950,000 for Mr. Bell; $800,000 for Mr. Cordani; $480,000 for Mr. Murabito; and $675,000 for Ms. Petren. Mr. Hanway received an annual incentive payout in the amount of $2,999,970 paid in cash. An additional $400,030 was paid in unrestricted CIGNA common stock, as required by the EIP limits described in the Executive Summary under Annual Incentives on pages 34 and 35, and is reflected in column (e).

(5)
This column includes the aggregate increase in actuarial value of the pension plans, which value increases and decreases from period to period and is subject to the assumptions discussed in connection with the Pension Benefits Table on page 64. During 2007, Mr. Hanway met the Pension Plan's eligibility requirements for additional benefits payable upon his death; this additional value is included. The amounts in this column do not reflect deferred compensation because above market earnings are not provided by the Company.

(6)
This column includes:

•
CIGNA's matching contributions to the named executive officers under its 401(k) Plan;

•
dividends earnings on the restricted stock awards in 2006 as follows: $9,028 for Mr. Hanway; $2,042 for Mr. Bell; $592 for Mr. Cordani; and $1,278 for Mr. Murabito;

•
dividends earnings on the restricted stock awards in 2007 as follows: $825 for Mr. Hanway; $203 for Mr. Bell; $44 for Mr. Cordani; $301 for Mr. Murabito; and $121 for Ms. Petren;

•
tax reimbursement in 2007 of $40,188 related to allowances associated with relocation for Ms. Petren, which is further described in footnote (iii) below.

•
2007 perquisites valued at incremental cost (the cost incurred by CIGNA due to the executive officer's personal use or benefit) as shown in the following table.

Name	Executive Financial Services/Tax Preparation ($) (i)	Company Aircraft ($) (ii)	Relocation($) (iii)	Other ($) (iv)	Total ($)
H. Edward Hanway	9,590	15,344	—	5,148	30,082
Carol Ann Petren	2,750	—	62,373	2,255	67,378

    (i)
    Represents the fees paid by the Company for financial planning, tax preparation, and legal services related to financial and estate planning.

    (ii)
    Calculated based on the direct variable operating costs to the Company of the personal use of the Company plane by the executive which takes into account: (1) fuel; (2) on-board catering; (3) landing and parking fees; and (4) crew travel expenses.

    (iii)
    Represents the following benefits and allowances related to Ms. Petren's relocation package due to her assumption of the duties as CIGNA's General Counsel: closing costs for purchase of new residence $37,347; costs associated with house hunting $1,249; temporary living costs for Ms. Petren's spouse $22,969; transportation for return trips to Virginia $293; costs of final trip to Virginia $420; and, other (storage) $95.

    (iv)
    Represents costs to the Company of mileage, maintenance and parking for personal use of a company-owned car and driver available to all executives, costs to the Company for in-office dining, the membership fee for worldwide emergency assistance services, security alarm installation and maintenance, and fees paid for an annual medical examination and any related medical tests.

Summary Compensation Table Narrative

Annual Incentives

Annual incentives are paid in cash in the first quarter of the calendar year following the close of the performance year. The EIP requires that any bonus award above $3 million is to be made in shares of CIGNA stock. The amount of Mr. Hanway's 2007 MIP award in excess of $3 million was paid in the form of unrestricted CIGNA stock. Columns (e) and (g) to the Summary Compensation Table include information regarding named executive officers' actual MIP awards for 2006 and/or 2007 performance.

Strategic Performance Units (SPUs)

Strategic Performance Units (SPUs) are performance-based long term incentive awards denominated in units that can be paid in cash and/or shares of CIGNA common stock. SPU value is based on CIGNA's performance over a three year period against pre-established goals as described below. For more information about SPUs, see Long Term Incentives beginning on page 47.

2004-2006 SPUs.    For the 2004-2006 performance period, SPU value was based on the achievement of goals within two performance measures: CIGNA's average annual three year total shareholder return (TSR) and return on equity (ROE) relative to that of a group of peer companies as noted below. TSR is a measure of return to shareholders based on both stock price appreciation and assumed reinvestment of dividends. ROE is a measure of capital efficiency calculated by dividing net income by shareholder equity. TSR and ROE are weighted equally in the calculation of SPU value.

For the 2004-2006 SPU awards, the peer group consisted of Aetna, HealthNet, Humana, PacifiCare (now part of UnitedHealth Group), UnitedHealth Group, UnumProvident, and Wellpoint. The peer group represents CIGNA's critical peers at the time of the SPU award. Investors have a range of companies in which to invest their capital, and CIGNA believes that producing above-peer shareholder returns is aligned with shareholder interests of obtaining superior results in their investments.

CIGNA used the TSR measure as an incentive for senior executives to maximize CIGNA shareholder returns relative to its competitors. CIGNA used the ROE measure to reflect delivery of results to shareholders. ROE was calculated relative to that of peer companies to reinforce for senior management that CIGNA operates in a competitive market and must constantly strive to improve its performance relative to peers to deliver superior results to shareholders. For both the TSR and ROE performance measures, the PRC approved five tiers of maximum SPU values based on CIGNA's ranking relative to its peer group. At the time the PRC approved the performance measures and goals for the 2004-2006 performance period, the PRC anticipated that the achievement of threshold levels of performance would be attainable, but not certain, and that the achievement of superior levels of performance would be unlikely. Based on CIGNA's performance, the PRC approved a value per SPU for the 2004-2006 performance cycle of $137.49. The SPU payouts are reported for year 2006 in column (g) of the Summary Compensation Table for all named executive officers, except Ms. Petren, who was not a named executive officer in 2006.

2005-2007 SPUs.    Beginning in 2005, the PRC replaced return on equity (ROE) with absolute cumulative adjusted net income as one of the performance measures for the SPU program. The PRC chose absolute cumulative adjusted net income growth and Total Shareholder Return (TSR) relative to a group of peer companies as the performance measures for the SPU program to drive the overall business objective of profitable growth. This change reinforces CIGNA's business priorities of stabilizing and growing membership, executing pricing strategies to retain profitable business and to deliver a sustained cost advantage. The SPUs for the 2005-2007 performance period were awarded on the same terms (including the peer group) as the 2006-2008 performance period described below except for certain updates to the Absolute Cumulative Adjusted Net Income. At the time the PRC approved the performance measures and goals for the 2005-2007 performance period, the PRC anticipated that the achievement of threshold levels of performance would be attainable, but not certain, and that the achievement of superior levels of performance would be unlikely. Estimated SPU payouts are reported for year 2007 in column (g) of the Summary Compensation Table for all named executive officers.

2006-2008 SPUs.    The PRC awarded SPUs for the 2006-2008 performance period in February 2006. Those awards reflect the updated program design that was adopted in 2005. The PRC has established specific goals with threshold, target and superior ranges of performance and payouts for each level of performance versus the goals within each performance measure.

For the 2006-2008 cycle, SPUs will be valued based on: (1) CIGNA's TSR relative to that of its health care peer group; and (2) CIGNA's absolute cumulative adjusted net income for the three year period. The health care peer group consists of the members of CIGNA's competitive peer group (excluding Coventry which was just added at the end of 2007), described on page 39. If there is further industry consolidation and the peer group drops to less than five peer companies, CIGNA will benchmark its TSR relative to the companies within the Morgan Stanley Health Care Index. For the TSR performance measure, the PRC approved three tiers of maximum SPU values based on CIGNA's ranking relative to its peer group as well as a bottom tier at which no amount will be paid. The PRC approved four tiers of maximum SPU values for the absolute cumulative adjusted net income performance measure as well as a threshold value below which no awards would be paid. At the time the PRC approved the performance measures and goals for the 2006-2008 performance cycle, the PRC anticipated that the achievement of threshold levels of performance would be attainable, but not certain, and that the achievement of superior levels of performance would be unlikely.

CIGNA has structured the 2005-2007 and 2006-2008 SPU program for named executive officers in order to permit CIGNA to deduct SPU payments to named executive officers as performance-based compensation under Internal Revenue Code Section 162(m). In order for named executive officers to receive any SPU payouts, objective performance goals, set by the PRC, must first be satisfied. The maximum payout per SPU is $200. The PRC may exercise its discretion to reduce (but not increase) the size of awards after applying the criteria described above under 2005-2007 SPUs and 2006-2008 SPUs to establish an appropriate unit value.

Transitional SPUs.    CIGNA may award transitional SPUs to newly-hired executives, employees who first become eligible to receive SPUs in mid-year, and employees whose long term incentive target is increased mid-year with a resulting increase to his/her SPU target. Transitional SPU awards are recommended by the Chief Executive Officer and subject to the PRC's approval. A typical award of transitional SPUs includes SPUs for three performance periods, because three SPU performance periods are running concurrently at any time. Generally, the number of transitional SPUs awarded is based on the difference between an executive's current, if any, long-term incentive target and the new target, prorated for the number of months remaining in the respective performance periods.

Transitional SPUs are awarded to help retain executives and support internal equity so that all executives have a meaningful stake in attaining pre-established SPU performance goals. In that way, executives who newly become eligible to participate in the SPU program, or participate at a higher award level mid-cycle, can be rewarded in the same way as other executives who have already received SPU awards. All executives have accountability for achieving SPU goals.

Grants of Plan-Based Awards

This table provides information about targets for 2007 and grants of plan-based awards made in 2007 to the named executive officers. The disclosed amounts do not necessarily reflect the actual amounts that will be paid, if any, to the named executive officers. Those amounts will be known only at the time the awards vest or become payable.

		Estimated Future Payouts under Non-Equity Incentive Plan Awards
Name (a)	Grant Date (b)	Committee Approval Date (c)	Units Awarded (#) (d)(1)	Threshold ($) (e)	Target ($) (f)		Maximum ($) (g)		All Other Stock Awards: Number of Shares of Stock or Units (#) (h)		All Other Option Awards: Number of Securties Underlying Options (#) (i)(5)	Exercise or Base Price of Options Awards ($/Sh) (j)(6)	Closing Market Price on Date of Grant (k)	Grant Date Fair Value of Stock and Option Awards (l)(7)
H. Edward Hanway	NA	12/7/2006	—	—	3,500,000	(2)	7,000,000	(3)	—		—	—	—	—
	NA	2/28/2007	73,334	—	5,500,050		14,666,800	(2)	—		—	—	—	—
	2/28/2007	2/28/2007	—	—	—		—		—		223,125	46.8833	47.4999	3,574,463
Michael W. Bell	NA	12/7/2006	—	—	800,000	(2)	1,600,000	(3)	—		—	—	—	—
	NA	2/28/2007	25,400	—	1,905,000		5,080,000	(2)	—		—	—	—	—
	2/28/2007	2/28/2007	—	—	—		—		—		77,283	46.8833	47.4999	1,238,074
David M. Cordani	NA	12/7/2006	—	—	575,000	(2)	1,150,000	(3)	—		—	—	—	—
	NA	2/28/2007	30,000	—	2,250,000		6,000,000	(2)	—		—	—	—	—
	2/28/2007	2/28/2007	—	—	—		—		—		91,278	46.8833	47.4999	1,462,274
John M. Murabito	NA	9/14/2007	—	—	425,000	(2)	850,000	(3)	—		—	—	—	—
	NA	2/28/2007	7,334	—	550,050		1,466,800	(2)	—		—	—	—	—
	2/28/2007	2/28/2007	—	—	—		—		—		22,314	46.8833	47.4999	357,470
	9/14/2007	9/14/2007	—	—					10,216	(4)	—	—	—	550,029
Carol Ann Petren	NA	12/7/2006	—	—	600,000	(2)	1,200,000	(3)	—		—	—	—	—
	NA	2/28/2007	10,000	—	750,000		2,000,000	(2)	—		—	—	—	—
	2/28/2007	2/28/2007	—	—	—		—		—		30,426	46.8833	47.4999	487,425

(1)
Represents the SPUs awarded for the 2007-2009 performance period. The PRC will determine payout for these SPUs, if any, in 2010.

(2)
At the December 2006 meeting, the PRC approved annual incentive targets for the 2007 performance period, to be paid in 2008 and approved in September 2007 a mid-year adjustment to the annual incentive targets for Mr. Murabito. Individual award values can range from 0% to 200% of target, subject to EIP limits. The actual awards are in the "non-stock incentive plan compensation" and "stock awards" columns of the Summary Compensation Table on page 54 of this proxy statement. The actual award for Mr. Hanway was paid in both cash and unrestricted common stock as required by EIP limits. See page 45 in the CD&A for additional information on annual incentive targets.

(3)
The maximum amount reflects payout of the SPUs at the maximum amount per unit, $200, under the Long-Term Incentive Plan, which is subject to downward discretion by the PRC. See page 47 in the CD&A for a discussion of the Strategic Performance Units.

(4)
In September 2007, the PRC approved a Restricted Stock Grant for Mr. Murabito, described under Retention Actions on page 48.

(5)
Represents the option awards approved by the PRC at the February 2007 meeting as part of each named executive officer's annual long term incentive award. See pages 47 and 48 in the CD&A for additional information on the stock option awards.

(6)
The exercise price of CIGNA stock options, pursuant to the Long-Term Incentive Plan, is the average of the high and low trading price of CIGNA stock on the grant date.

(7)
These amounts represent the grant date fair value of the option awards computed in accordance with SFAS 123R applying the same model and assumptions as CIGNA applies for financial statement reporting purposes. Consistent with market practice, CIGNA stock option awards are calculated using a Black-Scholes value that assumes that all stock options are held full-term. Primarily for this reason, target long-term incentive values may differ from SFAS 123R values reported in this table, which assume a shorter option term.

Grants of Plan-Based Awards Narrative

Strategic Performance Units

2007-2009 SPUs.    The PRC awarded SPUs for the 2007-2009 performance period in February 2007. Those awards reflect the updated program design that was adopted in 2005. The PRC has established specific goals with threshold, target and superior ranges of performance and payouts for each level of performance versus the goals within each performance measure.

The measures and the levels of performance as well as the peer group are the same as those described for the 2006-2008 cycle on page 57. At the time the PRC approved the performance measures and goals for the 2007-2009 performance cycle, the PRC anticipated that the achievement of threshold levels of performance would be attainable, but not certain, and that the achievement of superior levels of performance would be unlikely.

CIGNA has structured the 2007-2009 SPU program for named executive officers in order to permit CIGNA to deduct SPU payments to named executive officers as performance-based compensation under Internal Revenue Code Section 162(m). In order for named executive officers to receive any SPU payouts, objective performance goals, set by the PRC, must first be satisfied and a maximum payout per SPU is $200. The PRC may exercise its discretion to reduce (but not increase) the size of awards after applying the criteria described above to establish an appropriate unit value.

Outstanding Equity Awards at Fiscal Year-End

This table provides information about unexercised stock options and unvested stock held by the named executive officers at the end of 2007.

	Option awards
					Stock awards
	Number of securities underlying unexercised options (#) Exercisable (b)	Number of securities underlying unexercised options (#) Unexercisable(1) (c)
Name (a)			Option exercise price ($) (d)	Option expiration date (e)	Number of shares or units of stock that have not vested (#)(1) (f)	Market value of shares or units of stock that have not vested ($) (g)
H. Edward Hanway	197,484		25.1458	2/23/2010	18,333	985,032
	249		32.5624	2/24/2009
	420,000		36.7916	2/28/2011
	63,546		37.1699	2/23/2010
	57,372		30.0549	2/23/2010
	17,628		30.0549	2/24/2009
	75,000		29.8999	2/24/2009
	750,000		31.4116	2/27/2012
	99,042		32.3749	2/23/2010
	272,874		29.8066	2/24/2015
		136,416	29.8066	2/24/2015
	64,000		40.5649	2/22/2016
		128,000	40.5649	2/24/2016
		223,125	46.8833	2/28/2017

H. Edward Hanway Total:	2,017,195	487,541			18,333	985,032
Michael W. Bell	1,314		36.7916	2/23/2010	4,500	241,785
	78,000		36.7916	2/28/2011
	2,736		34.7699	2/23/2010
		36,361	29.8066	2/24/2015
	26,520		40.5649	2/22/2016
		53,040	40.5649	2/22/2016
		77,283	46.8833	2/28/2017

Michael W. Bell Total:	108,570	166,684			4,500	241,785
David M. Cordani	25,200		36.7916	2/28/2011	966	51,903
	23,340		31.4116	2/27/2012
		12,729	29.8066	2/24/2015
	20,720		40.5649	2/22/2016
		41,440	40.5649	2/22/2016
		91,278	46.8833	2/28/2017

David M. Cordani Total:	69,260	145,447			966	51,903

	Option awards
					Stock awards
	Number of securities underlying unexercised options (#) exercisable (b)	Number of securities underlying unexercised options (#) Unexercisable(1) (c)
Name (a)			Option exercise price ($) (d)	Option expiration date (e)	Number of shares or units of stock that have not vested (#) (f)	Market value of shares or units of stock that have not vested ($) (g)
John M. Murabito	27,281		29.8066	2/24/2015	10,216	548,906
		13,639	29.8066	2/24/2015
	9,120		40.5649	2/22/2016
		18,240	40.5649	2/22/2016
		22,314	46.8833	2/28/2017

John M. Murabito Total:	36,401	54,193			10,216	548,906
Carol Ann Petren	4,374		30.9883	5/15/2016	3,297	177,148
		8,742	30.9883	5/15/2016
		30,426	46.8833	2/28/2017

Carol Ann Petren Total:	4,374	39,168			3,297	177,148

(1)
The following table shows the vesting date of the stock options and restricted stock that have not vested, held as of December 31, 2007 by the named executive officers.

	Number of stock options that have not vested	Vesting Date	Number of shares or units that have not vested	Vesting Date
H. Edward Hanway	136,416	2/24/2008	18,333	2/26/2008
	63,999	2/22/2008
	64,001	2/22/2009
	74,389	2/28/2008
	74,367	2/28/2009
	74,369	2/28/2010
Michael W. Bell	36,361	2/24/2008	4,500	2/26/2008
	26,519	2/22/2008
	26,521	2/22/2009
	25,766	2/28/2008
	25,758	2/28/2009
	25,759	2/28/2010

	Number of stock options that have not vested	Vesting Date	Number of shares or units that have not vested	Vesting Date
David M. Cordani	12,729	2/24/2008	966	2/26/2008
	20,719	2/22/2008
	20,721	2/22/2009
	30,432	2/28/2008
	30,422	2/28/2009
	30,424	2/28/2010
John M. Murabito	13,639	2/24/2008	5,108	9/14/2010
	9,119	2/22/2008	2,554	9/14/2011
	9,121	2/22/2009	2,554	9/14/2012
	7,439	2/28/2008
	7,437	2/28/2009
	7,438	2/28/2010
Carol Ann Petren	4,371	5/15/2008	1,653	5/15/2009
	4,371	5/15/2009	822	5/15/2010
	10,144	2/28/2008	822	5/15/2011
	10,140	2/28/2009
	10,142	2/28/2010

Option Exercises and Stock Vested

This table provides information about the number of shares the named executive officers acquired upon exercise of stock options and vesting of restricted stock and the value they realized upon exercise of those stock options and vesting of restricted stock during 2007. For stock options, the realized value represents the difference between the fair market value on the date of the stock option award and the stock price at the time the option is exercised multiplied by the number of options exercised. For restricted stock, the realized value represents the fair market value on the vesting date multiplied by the number of shares of restricted stock. The amounts in this table reflect CIGNA's strong emphasis on variable and long-term compensation, appreciation of CIGNA's common stock price, and, for certain employees, tenure with the Company.

	Option Awards		Stock Awards
Name of executive officer (a)	Number of shares acquired on exercise (#) (b)	Value realized upon exercise ($) (c)	Number of shares acquired on vesting (#) (c)	Value realized upon vesting ($) (e)
H. Edward Hanway	422,106	9,749,009	18,333	868,861
Michael W. Bell	465,359	13,722,487	4,500	213,270
David M. Cordani	59,346	1,541,362	969	45,924
John M. Murabito	143,970	4,953,326	18,075	925,741
Carol Ann Petren	—	—	—	—

Pension Benefits

This table shows the present value as of December 31, 2007 of the estimated retirement benefit payable to each of the named executive officers assuming that they retire at normal retirement age. The disclosed amounts are estimates only and do not necessarily reflect the actual amounts that will be paid to the named executive officers. Those amounts will be known only at the time that they become payable.

Name (a)	Plan name (b)	Number of years credited service (#) (c)	Normal retirement age (#) (d)	Present Value of accumulated benefit ($) (e)	Payments during last fiscal year (f)
H. Edward Hanway	CIGNA Pension Plan	29	65	746,374	—
	CIGNA Supplemental Pension Plan	29	65	12,438,408	—
	CIGNA Supplemental Pension Plan of 2005	29	65	2,287,796	—
Michael W. Bell	CIGNA Pension Plan	23	65	265,609	—
	CIGNA Supplemental Pension Plan	23	65	968,478	—
	CIGNA Supplemental Pension Plan of 2005	23	65	786,730	—
David M. Cordani	CIGNA Pension Plan	16	65	155,153	—
	CIGNA Supplemental Pension Plan	16	65	100,376	—
	CIGNA Supplemental Pension Plan of 2005	16	65	218,210	—
John M. Murabito	CIGNA Pension Plan	4	65	58,877	—
	CIGNA Supplemental Pension Plan	4	65	—	—
	CIGNA Supplemental Pension Plan of 2005	4	65	219,392	—
Carol Ann Petren	CIGNA Pension Plan	2	65	31,165	—
	CIGNA Supplemental Pension Plan	2	65	—	—
	CIGNA Supplemental Pension Plan of 2005	2	65	77,616	—

Messrs. Hanway and Bell participate in Part A of the CIGNA Pension Plan, the CIGNA Supplemental Pension Plan, and the CIGNA Supplemental Pension Plan of 2005. The actuarial present values of their accumulated benefits were computed as a single life annuity payable from normal retirement age and then discounted to the present value using the same assumptions as those for CIGNA's financial reporting, specifically an interest discount rate of 6.25% for the CIGNA Pension Plan and 6.00% for the CIGNA Supplemental Pension Plan and the CIGNA Supplemental Pension Plan of 2005 and the RP 2000 mortality table for those plans.

Messrs. Cordani and Murabito and Ms. Petren participate in Part B of the CIGNA Pension Plan, the CIGNA Supplemental Pension Plan, and the CIGNA Supplemental Pension Plan of 2005. The actual Part B account balance, as of December 31, 2007, is listed as the present value of accumulated benefits for each named executive officer.

Pension Benefits Table Narrative

CIGNA Pension Plan

Since 2000 the CIGNA Pension Plan generally has covered all U.S. based employees, including all named executive officers. CIGNA makes all contributions required to meet the minimum funding requirements for plan benefits. Contributions are paid into a trust fund that pays benefits. Vested benefits are not payable until after termination of an employee's service with CIGNA.

The CIGNA Pension Plan has two different benefit formulas—Parts A and B, as described below. Part A covers certain employees hired before 1989, while Part B covers all other U.S. employees. The formulas apply equally to named executive officers and other employees.

Pension benefits under both formulas are based on years of credited service and eligible earnings.

  •
  "Credited service" is generally limited to an employee's period of service with a CIGNA company while that Company participates in the CIGNA Pension Plan. An employee receives credit for one year of credited service for any calendar year in which he or she is credited with at least 1,000 hours of service.

  •
  "Eligible earnings" includes base salary and annual incentive—but not payments under any long-term incentive compensation plans.

Part A.    Part A provides an annual retirement benefit stated in terms of a single life annuity payable at age 65. That annual benefit equals:

  •
  the employee's years of credited service (up to a maximum of 30 years);

  •
  multiplied by 2% of the higher of the employee's average annual eligible earnings over (a) the final 36 months of service, or (b) the three consecutive calendar years with the highest eligible earnings;

  •
  minus an offset equal to approximately half of the employee's annual Social Security benefits.

Part A benefits are generally payable only in annuity form as early as age 55. An actuarial reduction applies if benefit payments begin before age 65. Part A benefits become 100% vested upon a participant's completion of five years of vesting service.

On December 10, 2007 the People Resources Committee of the Board of Directors authorized the amendment of Part A of the CIGNA Pension Plan. The amendment is to freeze the current formula in two phases. The first phase will freeze credited service as of March 31, 2008 and the second phase will freeze a participant's eligible earnings as of December 31, 2009.

Beginning April 1, 2008 the plan will provide a new formula with the retirement benefit stated as a lump sum hypothetical account balance. That account balance equals the sum of (1) the employee's accumulated annual benefit credits, and (2) quarterly interest credits.

For each year that an employee earns a year of credited service, the employee's account receives annual benefit credits. Annual benefit credits are a percentage of eligible earnings as follows: 8% for the remainder of 2008, 9% for 2009 and 10% for 2010 and later; however, after employees have earned 30 years of credited service, the percentage is 3%.

On the last day of each calendar quarter until an employee's benefit is paid, the employee's account also receives interest credits, which are based on the return on five-year U.S. Treasury Constant Maturity Notes.

The hypothetical account balance is payable as early as an employee's termination of employment. Payments may be made in annuity form or lump sum, at the employee's election.

Part B.    Part B provides a retirement benefit stated as a lump sum hypothetical account balance. That account balance equals the sum of (1) the employee's accumulated annual benefit credits, and (2) quarterly interest credits.

For each year that an employee is credited with a year of credited service, the employee's account receives annual benefit credits. Annual benefit credits range from 3% to 8.5% of eligible earnings, based on the employee's age and accumulated years of credited service.

On the last day of each calendar quarter until an employee's benefit is paid, the employee's account also receives interest credits, which are based on the return on five-year U.S. Treasury Constant Maturity Notes.

Part B benefits are payable as early as an employee's termination of employment. Payments may be made in annuity form or lump sum, at the employee's election.

As of January 1, 2008, an employee must have at least three years of vesting service to be 100% vested with a right to a Part B pension benefit. "Vesting service" is service with any CIGNA company, whether or not it participates in the CIGNA Pension Plan.

Change of Control.    If the CIGNA Pension Plan is terminated within five years after a change of control of CIGNA:

  •
  Part A would provide up to three years of additional service credit and a floor amount of final average earnings based on an employee's level of earnings at the time of the change of control; and

  •
  Part B would provide a special benefit credit for the year of the plan's termination equal to between 3% and 8.5% of the highest base salary in effect at any time between the date of the change of control and the date of termination, multiplied by the number of years between the date of termination and a date three years from the date of the change of control.

CIGNA Supplemental Pension Plan and CIGNA Supplemental Pension Plan of 2005

The CIGNA Supplemental Pension Plan provides an additional pension benefit to any employee whose CIGNA Pension Plan benefit is limited by one or more federal income tax laws. The additional benefit equals the amount by which those limits reduce the pension benefit an employee would otherwise receive under the qualified CIGNA Pension Plan.

The tax law limits in effect in 2007 were:

  •
  an annual limit of $180,000 on payments beginning at age 65 (the limit is actuarially reduced for payments beginning at an earlier age);

  •
  an annual limit of $225,000 on annual compensation that can be included in the CIGNA Pension Plan's benefit calculations; and

  •
  an exclusion from eligible earnings of any compensation deferred under a nonqualified deferred compensation arrangement.

In calculating Supplemental Plan benefits, the above limits are ignored; otherwise, the regular CIGNA Pension Plan formulas and other terms and conditions apply. Supplemental Plan benefits are paid in the year after an employee reaches age 55 or separates from service with CIGNA, whichever is later. Benefits are ordinarily paid in a lump sum, but an employee who makes a timely election in compliance with applicable tax law may have all or part of the benefit that was earned and vested before 2005 paid in equivalent monthly installments. Supplemental plan benefits earned after 2004 are covered under the Supplemental Pension Plan of 2005, which provides for payments in a lump sum in the year following separation from service or attaining age 55, whichever is later.

All employees with compensation above the qualified plan limits, including the named executive officers, participate and earn benefits in these plans according to the same provisions of each plan. Service and earnings definitions are no different for the named executive officers and are described on page 65.

Nonqualified Deferred Compensation

This table provides information about the contributions, earnings and balances of the named executive officers under CIGNA's Deferred Compensation Plan as of and for the year ended December 31, 2007.

Name (a)	Executive contributions in last FY ($) (b)(1)	Registrant contributions in last FY ($) (c)	Aggregate earnings in last FY ($) (d)	Aggregate withdrawal/ distributions ($) (e)	Aggregate balance at last FYE ($) (f)(3)
H. Edward Hanway(2)	110,816	—	11,504,841	—	70,936,367
Michael W. Bell	—	—	1,007,249	690,466	6,156,033
David M. Cordani	—	—	112,642	315,531	819,725
John M. Murabito	—	—	326,937	—	2,018,883
Carol Ann Petren	—	—	—	—	—

(1)
This column includes $110,816 in base salary deferral for Mr. Hanway, included in column (c) of the Summary Compensation Table on page 54.

(2)
Approximately 80% of Mr. Hanway's aggregate deferred compensation balance is in the form of deferred CIGNA stock. Prior to 2005, executives were able to voluntarily defer the shares acquired upon exercise of their stock options under the Deferred Compensation Plan. A description of the nonqualified deferred compensation reported in the Nonqualified Deferred Compensation Table is provided in the CD&A beginning on page 50 and in the narrative to the Nonqualified Deferred Compensation Table on page 68.

(3)
This column includes compensation earned in prior years and reported in the Summary Compensation Tables of CIGNA's previous proxy statements in the aggregate amount of $7,108,000 for Mr. Hanway, $1,547,200 for Mr. Bell, $95,200 for Mr. Cordani, and $437,000 for Mr. Murabito.

The following table shows the mirror 401(k) investment options that the named executive officers have invested in and their respective rates of return for the year ended December 31, 2007.

401(k) Investment Option	Annual Rate of Return for the year ended December 31, 2007 (%)
CIGNA Stock	22.51
Fixed Income	4.83
Fixed Income for Mandatory Deferrals	5.70
Large Cap Growth (Goldman Sachs)	12.18
Large Cap Growth (Wellington Mgmt)	15.44
Large Cap Value/AJO	-0.96
Large Cap Value (Wellington Mgmt)	2.21
Dryden S&P 500® Index	5.49
Mid Cap Growth/Artisan Partners	21.66
Mid Cap Value (Wellington Mgmt)	2.00
Small Cap Growth/TimesSquare	8.23
Small Cap Value/MEA	-8.45
International Blend/Munder Capital	6.51
International Growth/Artisan Partners	19.91
State Street Global Advisors EAFE Index	11.14

Nonqualified Deferred Compensation Narrative

CIGNA Deferred Compensation Plan

Subject to limitations under Section 16 of the Securities Exchange Act of 1934 and under CIGNA's insider trading policy, which prohibits trading by CIGNA's named executive officers during certain blackout periods, executive officers who participate in the Deferred Compensation Plan can change their hypothetical investment allocations on deferrals once per quarter.

Generally, payments of mandatory and voluntary deferrals after 2004 will be made during one of the following periods: seven months after the named executive officer's separation from service; July of the year following the year of an executive's separation from service; the ninety day period beginning January 1 of the year following the year of an executive's death; or a date specified by the officer or by CIGNA. Deferred compensation balances represent a general unsecured and unfunded obligation of the Company.

Potential Payments Upon Termination or Change Of Control

The tables below reflect the estimated amount of compensation that would become payable to each of the named executive officers under existing plans and arrangements if the named executive's employment had terminated and/or a change in control had occurred on December 31, 2007, given the named executive's compensation and service levels as of such date and, if applicable, based on the company's closing stock price on that date. The value attributable to benefits available prior to the occurrence of any termination of employment, including then-exercisable stock options, and benefits available generally to salaried employees, such as distributions under the company's 401(k), deferred compensation and pension plans are reflected in the aggregate in the tables under the heading Payments to Executive Officers Upon Any Termination. In addition, in connection with any actual termination of employment or change of control transaction, the Company may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits described below, as the PRC determines appropriate.

The amounts reflected in the tables below are estimates. The actual amounts that would be paid upon a named executive officer's termination of employment or in connection with a change in control can be determined only at the time of any such event. The calculation of the hypothetical amounts paid to each of the named executive officers in the circumstances described below relies heavily on assumptions used in making the calculations. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than those reported below. Factors that could affect these amounts include the timing during the year of any such event, the company's stock price, the named executive officer's age, and specific plan terms that govern administration of payments.

For the purposes of calculating the hypothetical payment amounts, all of the actions described below assume that: (1) change of control and termination occur as of the last business day of 2007; (2) payments of benefits are made in lump sum on the last business day of 2007; and (3) that the value of options would be equal to the value realized upon exercise of those options that were in-the-money on the last business day of 2007. However, the actual exercise date of stock options is not known and the payment date can vary because of Internal Revenue Code rules relating to deductibility and deferred compensation, and because of other considerations.

Messrs. Hanway and Bell participate in Part A of the CIGNA Pension Plan. The present value of the benefit payments are determined as of the earliest payment date for the plan for all events except death (an annuity beginning immediately or age 55, if later) using a 6.25% interest rate and the RP 2000 mortality table. The amounts reflected in the tables are then the hypothetical present values as of January 2008 of these amounts discounted at 6.25%.

Messrs. Hanway and Bell also participate in Part A of the CIGNA Supplemental Pension Plans. The present value of the benefit payments are determined as of the earliest payment date for the plans for all events except death (expressed as an annuity beginning immediately or age 55, if later) at interest rates used by the Pension Benefit Guarantee Corporation, (the current rate of 2.75% is used for Mr. Hanway's calculation and the rate is assumed to be 5.00% for Mr. Bell; both use UP84 mortality table applied post-commencement only). The amounts reflected in the tables are then the hypothetical present values as of January 2008 of these amounts discounted at 6.00%.

Benefits due to the death of Messrs. Hanway or Bell are payable immediately per the terms of the CIGNA Pension Plan and the CIGNA Supplemental Pension Plans. The present value of the benefit payments are determined as described above for other events.

Messrs. Cordani and Murabito and Ms. Petren participate in Part B of the CIGNA Pension Plan and the CIGNA Supplemental Pension Plans. Part B provides a retirement benefit stated as a lump sum hypothetical account balance. The account balance as of December 31, 2007 is the amount of payout reflected in the tables.

Estimated payment amounts are rounded to the nearest thousand and represent an approximation of what the payment could potentially be.

Payments to Executive Officers upon Any Termination

Upon termination for any reason, a named executive officer would receive amounts already earned or contributed under the plans described below. In addition, Mr. Hanway is eligible for retiree medical benefits from the CIGNA Retiree Health Care Plan which have an approximate hypothetical present value of $94,000.

•
Qualified and Supplemental Pension plans. For information about payments under the pension plans see the narrative descriptions following the Pension Benefits Table on pages 64 through 66.

•
Vested amounts under the 401(k) plan.

•
Contributions and earnings under the deferred compensation plan. For information about payments under the deferred compensation plan, see the narrative descriptions following the Nonqualified Deferred Compensation Table on page 68.

•
Vested, in the money options—CIGNA assumes that, under any termination scenario, a named executive officer would exercise any vested, in-the-money options.

The aggregate amount of the above items is included in the "Payments to Executive Officers Upon Any Termination" in the following tables.

H. Edward Hanway (Years of Credited Service—29)

Contingent Payments
(in thousands)
All actions assume a 12/31/07 Termination Date

	Termination for Cause or Voluntary Termination	Involuntary Termination not for Cause	Termination upon a Change of Control	Retirement	Death
Payments to Executive Officers Upon Any Termination
CIGNA Pension Plan	$1,259	$1,259	$1,278	$1,259	$729
CIGNA Supplemental Pension Plan(s)	$29,147	$29,147	$29,628	$29,147	$16,441
Vested 401(k) Amount	$794	$794	$794	$794	$794
Deferred Compensation Plan	$70,936	$70,936	$70,936	$70,936	$70,936
"In the money" value of exercisable stock options	$43,604	$43,604	$43,604	$43,604	$43,604
Payments to Executive Officers Upon Any Termination	$145,740	$145,740	$146,240	$145,740	$132,504

Additional Benefits and Payments
Base Salary (Severance)	$0	$1,110	$3,330	$0	$0
Annual Incentive	$0	$3,500	$10,500	$3,500	$0
Payment in lieu of unvested restricted stock	$0	$970	$0	$0	$0
Outstanding SPUs	$0	$12,214	$33,456	$12,214	$12,214
Accelerated equity vesting includes both stock options and restricted stock	$0	$0	$7,466	$7,466	$7,466
Outplacement Services and other benefits	$0	$29	$29	$45	$0
Tax Reimbursement Payment	$0	$0	$17,308	$0	$0
Additional Benefits and Payments Subtotal	$0	$17,823	$72,089	$23,225	$19,680

Total	$145,740	$163,563	$218,329	$168,965	$152,184

Michael W. Bell (Years of Credited Service—23)

Contingent Payments
(in thousands)
All actions assume a 12/31/07 Termination Date

	Termination for Cause or Voluntary Termination	Involuntary Termination not for Cause	Termination upon a Change of Control	Retirement	Death
Payments to Executive Officers Upon Any Termination
CIGNA Pension Plan	$288	$288	$325	$288	$497
CIGNA Supplemental Pension Plan(s)	$1,818	$1,818	$2,264	$1,818	$3,151
Vested 401(k) Amount	$535	$535	$535	$535	$535
Deferred Compensation Plan	$6,156	$6,156	$6,156	$6,156	$6,156
"In the money" value of exercisable stock options	$1,744	$1,744	$1,744	$1,744	$12,083
Payments to Executive Officers Upon Any Termination	$10,541	$10,541	$11,024	$10,541	$10,519

Additional Benefits and Payments
Base Salary (Severance)	$0	$610	$1,830	$0	$0
Annual Incentive	$0	$800	$2,940	$800	$0
Payment in lieu of unvested restricted stock	$0	$238	$0	$0	$0
Outstanding SPUs	$0	$3,201	$9,175	$3,201	$3,201
Accelerated equity vesting includes both stock options and restricted stock	$0	$0	$2,340	$2,340	$2,340
Outplacement Services and other benefits	$0	$29	$29	$20	$0
Tax Reimbursement Payment	$0	$0	$6,250	$0	$0
Additional Benefits and Payments Subtotal	$0	$4,878	$22,564	$6,361	$5,541

Total	$10,541	$15,419	$33,588	$16,902	$17,624

David M. Cordani (Years of Credited Service—16)

Contingent Payments
(in thousands)
All actions assume a 12/31/07 Termination Date

	Termination for Cause or Voluntary Termination	Involuntary Termination not for Cause	Termination upon a Change of Control	Retirement	Death
Payments to Executive Officers Upon Any Termination
CIGNA Pension Plan	$155	$155	$204	$155	$155
CIGNA Supplemental Pension Plan(s)	$319	$319	$347	$319	$319
Vested 401(k) Amount	$393	$393	$393	$393	$393
Deferred Compensation Plan	$820	$820	$820	$820	$820
"In the money" value of exercisable stock options	$1,221	$1,221	$1,221	$1,221	$1,221
Payments to Executive Officers Upon Any Termination	$2,908	$2,908	$2,985	$2,908	$2,908

Additional Benefits and Payments
Base Salary (Severance)	$0	$635	$1,905	$0	$0
Annual Incentive	$0	$575	$2,588	$575	$0
Payment in lieu of unvested restricted stock	$0	$51	$0	$0	$0
Outstanding SPUs	$0	$2,662	$8,619	$2,662	$2,662
Accelerated equity vesting includes both stock options and restricted stock	$0	$0	$1,527	$1,527	$1,527
Outplacement Services and other benefits	$0	$29	$29	$20	$0
Tax Reimbursement Payment	$0	$0	$5,939	$0	$0
Additional Benefits and Payments Subtotal	$0	$3,952	$20,607	$4,784	$4,189

Total	$2,908	$6,860	$23,592	$7,692	$7,097

John M. Murabito (Years of Credited Service—4)

Contingent Payments
(in thousands)
All actions assume a 12/31/07 Termination Date

	Termination for Cause or Voluntary Termination	Involuntary Termination not for Cause	Termination upon a Change of Control	Retirement	Death
Payments to Executive Officers Upon Any Termination
CIGNA Pension Plan	$59	$59	$101	$59	$59
CIGNA Supplemental Pension Plan(s)	$219	$219	$257	$219	$219
Vested 401(k) Amount	$111	$111	$111	$111	$111
Deferred Compensation Plan	$2,019	$2,019	$2,019	$2,019	$2,019
"In the money" value of exercisable stock options	$773	$773	$773	$773	$773
Payments to Executive Officers Upon Any Termination	$3,181	$3,181	$3,261	$3,181	$3,181

Additional Benefits and Payments
Base Salary (Severance)	$0	$575	$1,725	$0	$0
Annual Incentive	$0	$425	$1,500	$425	$0
Payment in lieu of unvested restricted stock	$0	$541	$0	$0	$0
Outstanding SPUs	$0	$1,113	$3,048	$1,113	$1,113
Accelerated equity vesting includes both stock options and restricted stock	$0	$0	$1,271	$1,271	$1,271
Outplacement Services and other benefits	$0	$29	$29	$20	$0
Tax Reimbursement Payment	$0	$0	$2,695	$0	$0
Additional Benefits and Payments Subtotal	$0	$2,683	$10,268	$2,829	$2,384

Total	$3,181	$5,864	$13,529	$6,010	$5,565

Carol Ann Petren (Years of Credited Service—2)

Contingent Payments
(in thousands)
All actions assume a 12/31/07 Termination Date

	Termination for Cause or Voluntary Termination	Involuntary Termination not for Cause	Termination upon a Change of Control	Retirement	Death
Payments to Executive Officers Upon Any Termination
CIGNA Pension Plan	$31	$31	$80	$31	$31
CIGNA Supplemental Pension Plan(s)	$78	$78	$104	$78	$78
Vested 401(k) Amount	$21	$21	$21	$21	$21
Deferred Compensation Plan	$0	$0	$0	$0	$0
"In the money" value of exercisable stock options	$99	$99	$99	$99	$99
Payments to Executive Officers Upon Any Termination	$229	$229	$304	$229	$229

Additional Benefits and Payments
Base Salary (Severance)	$0	$540	$1,620	$0	$0
Annual Incentive	$0	$600	$1,800	$600	$0
Payment in lieu of unvested restricted stock	$0	$174	$0	$0	$0
Outstanding SPUs	$0	$1,313	$3,781	$1,313	$1,313
Accelerated equity vesting includes both stock options and restricted stock	$0	$0	$585	$585	$585
Outplacement Services and other benefits	$0	$29	$29	$20	$0
Tax Reimbursement Payment	$0	$0	$3,527	$0	$0
Additional Benefits and Payments Subtotal	$0	$2,656	$11,342	$2,518	$1,898

Total	$229	$2,885	$11,646	$2,747	$2,127

Termination for Cause or Voluntary Termination

Generally, a named executive officer would receive limited payments or benefits in the case of voluntary termination, or termination for cause, such as after conviction of a felony involving fraud or dishonesty directed against CIGNA. Restricted stock, unvested and vested unexercised stock options and SPUs would be forfeited or expire upon termination and generally, no annual incentive or additional base salary would be paid. Accordingly, CIGNA estimates that it would not make any payments in the event of a termination for cause or voluntary termination, other than those described under "Payments to Executive Officers upon Any Termination" above.

Involuntary Termination not for Cause

Severance benefits may be provided to named executive officers whose employment is terminated because of job elimination, permanent disability or any other reason. CIGNA does not maintain any plan or formula to determine benefits that would be provided in the event that a named executive officer was terminated not for cause. Some of the benefits, such as severance payment or payments in the amount of the value of unvested restricted stock awards, would be subject to the discretion of the PRC. The following factors are typically considered in the exercise of such discretion: length of service; the executive's total compensation target; and the executive's career plans following termination of employment with CIGNA.

Generally, a named executive officer would be eligible to receive as severance:

  •
  An amount equal to one year of base salary.

  •
  Payout of a pro-rated portion of that individual's annual incentive target. The total amount of the annual incentive payout for 2007 was included in the estimate because it assumes termination at year-end.

  •
  A lump sum payment equal to the value of unvested restricted stock, calculated by multiplying the number of shares of restricted stock forfeited upon termination, by the average closing price (assumed to be $52.924) over 30 trading days ending on the assumed termination date at year-end.

  •
  Payout of a pro-rated portion of previously awarded SPUs (unit value assumed to be target $75) based on the following formula: 33% of the 2007-2009 SPU awards, 67% of the 2006-2008 SPU awards and 100% of the 2005-2007 SPU awards, similar to what has been paid in previous instances.

Previous separation agreements with executive officers required the terminated officer to make certain promises, covenants and waivers, including those relating to non-competition and non-solicitation, in exchange for the benefits and payments provided by the Company.

The calculation of estimated payments assumes payment of approximately $29,000 for executive financial planning and tax preparation services and outplacement services. In addition, each named executive officer would be entitled to receive the amounts vested under CIGNA's pension plans, 401(k) plan, and accrued under the deferred compensation plan as well as the value of vested, in-the-money options, as described under Payments to Executive Officers upon Any Termination on page 69.

Termination upon a Change of Control

CIGNA does not expect a change of control to occur and so the payments and benefits discussed are entirely hypothetical and contingent in nature. However, if a change of control were to occur, named executive officers who are terminated (other than as the result of conviction of a felony involving fraud or dishonesty directed against CIGNA) within two years after a change of control would receive the following payment or benefits:

  •
  a payment equal to 156 weeks of pay, at the base salary rate in effect at termination and the calculation is based upon weekly base salary rates.

  •
  a payment equal to the greater of the annual incentive actually received for the preceding calendar year or the amount of the annual incentive target applicable to the employee under the applicable annual incentive plan immediately before the change of control multiplied by three.

  •
  a payment equal to the number of outstanding SPUs multiplied by, the greatest of: the target value ($75); the value for a unit paid in the preceding twelve-month period ($137.49); or the average of the unit values for the last two unit payments, ($137.49).

In addition, and only upon termination within two years after a change of control, restrictions on restricted stock awards would lapse. The vesting of any unvested stock options would be accelerated and the stock options would become exercisable at such termination and would expire on the earlier of the original expiration date or three months from the termination date.

For a three-year period following a change of control of CIGNA, the CIGNA Pension Plan cannot be terminated, or benefit accruals reduced. If Part A were to be terminated in the fourth or fifth year following a change of control, additional benefits would be provided to participants, including an immediate 10% increase to persons receiving benefits and an annual 3% increase in benefits beginning at age 65. In addition, participants in Part A and Part B who are terminated, other than for cause, within three years following a change of control would receive certain benefits. Participants in Part A would receive up to three years of additional service credit and a floor amount of final average earnings based on their level of earnings when a change of control occurred. Participants in Part B would receive a special benefit credit for the year of termination equal to between 3% and 8.5% of the highest base salary in effect at any time between the date of the change of control and the date of termination, multiplied by the number of years between the date of termination and a date three years from the date of the change of control. The calculation of estimated payments assumes payment of approximately $29,000 for executive financial planning and tax preparation services and outplacement services. In addition, the named executive officers would receive a tax gross up payment for the excise tax imposed on the officer as a result of the payments received upon change of control. The calculation of the excise tax and associated tax reimbursement assumes that unvested stock options are cashed out and the associated tax reimbursement assumes applicable state, local and federal tax rates, net of federal tax deduction available for state and local taxes. In addition, each named executive officer would be entitled to receive the amounts vested under CIGNA's pension plans, 401(k) plan, and accrued under the deferred compensation plan as well as the value of vested, in-the-money options, as described under Payments to Executive Officers upon Any Termination on page 69. If within two years after a change of control, should any of the changes described in the next sentence affect an executive level employee, and he or she then resigns following written notification to CIGNA, the resignation will be treated as a termination upon a change of control. The covered changes are any reduction in compensation; any material reduction in authority, duties or responsibilities; or a relocation of the executive's office more than 35 miles from its location on the date of the change of control.

Retirement

Upon retirement, the amount of any benefits or payments to a named executive officer is subject to the discretion of the PRC and/or the terms of any agreement executed by the Company and the retiring named executive officer that has been approved by the PRC. However, based upon previous practice, a named executive officer would likely receive:

  •
  A prorated portion of that individual's annual incentive target. The calculation includes the total annual incentive target for 2007 because the estimate assumes termination at year-end.

  •
  Payout of a pro-rated portion of previously awarded SPUs based upon the following formula: 33% of the 2007-2009 SPU awards; 67% of the 2006-2008 SPU; awards and 100% of the 2005-2007 SPU awards. The value shown for each named executive officer represents the target value ($75), however, actual value would be determined at the end of each performance period.

  •
  Accelerated vesting of any unvested stock options that become exercisable at retirement and expire on the original expiration date, for which the calculation assumes the gain on in-the-money exercisable options.

  •
  Restrictions on restricted stock awards would lapse upon retirement with the PRC's approval.

The calculation of estimated payments assumes CIGNA's payment of approximately $29,000 to provide each retiring officer with executive financial planning and tax preparation services. For the Chief Executive Officer, the calculation includes the incremental cost of providing office space and administrative assistance for one year, which is estimated to be approximately $20,000, and alarm maintenance for five years, which is estimated to be approximately $5,000. In addition, each named executive officer would be entitled to receive the amounts vested under CIGNA's pension plans, 401(k) plan, and accrued under the deferred compensation plan as well as the value of vested, in-the-money options, as described under Payments to Executive Officers upon Any Termination on page 69.

Death

If a named executive officer dies while still an active employee, certain benefits are available to that individual's estate or surviving spouse. Payment of the outstanding SPU awards is subject to the discretion of the PRC. In accordance with past practice, the estimates assume that the named executive officer's estate or the surviving spouse would receive payment of a prorated portion of the SPUs based upon the following formula: 33% of the 2007-2009 SPU awards; 67% of the 2006-2008 SPU awards; and 100% of the 2005-2007 SPU awards. The value shown for each named executive officer represents the target value ($75), however, actual value would be determined at the end of each performance period. Restrictions on restricted stock awards would lapse upon death. In addition, vesting of any unvested stock options would be accelerated and the stock option would become exercisable at termination and expire on the original expiration date. The calculation of the pension plan payouts includes the amount of an estimated survivor benefit, which along with other factors, is based upon the age of the deceased officer's spouse. In addition, each named executive officer's estate would be entitled to receive the amounts accrued under CIGNA's pension plans, 401(k) plan, and the deferred compensation plan as well as the value of vested, in-the-money options, as described under Payments to Executive Officers upon Any Termination on page 69. In the event of death before employment termination for a participant in Part A of CIGNA's pension plan, payments to a surviving spouse are different, and frequently less, than the payments described under "Payments to Executive Officers upon Any Termination". For this reason, the estimated payments in the tables for Messrs. Hanway and Bell have been adjusted to reflect reduced pension payment amounts to surviving spouses and the estimated payments in the tables for Messrs. Hanway and Bell have been adjusted to reflect an earlier commencement date.

STOCK HELD BY DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

The following table provides information as of January 31, 2008 regarding the amount of CIGNA common stock beneficially owned by each director, nominee and executive officer named in the Summary Compensation Table (named executive officers) and the amount of CIGNA common stock beneficially owned by the directors, nominees and named executive officers as a group. In general, "beneficial ownership" includes those shares a director, nominee or executive officer has the power to vote or transfer (even if another person is the record owner), and stock options that are exercisable currently or that become exercisable within 60 days.

Name	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Directors and Nominees
Robert H. Campbell	4,257	*
H. Edward Hanway	3,328,109	1.2%
Isaiah Harris, Jr.	—	*
Jane E. Henney, M.D.	—	*
Peter N. Larson	13,500	*
Roman Martinez, IV	3,000	*
James E. Rogers	—	*
Harold A. Wagner	19,161	*
Carol Cox Wait	—	*
Eric C. Wiseman	—	*
Donna F. Zarcone	—	*
William D. Zollars	—	*
Named Executive Officers
Michael W. Bell	418,247	*
David M. Cordani	193,263	*
John M. Murabito	164,641	*
Carol Ann Petren	22,317	*
All Directors, Nominees and Executive Officers as a group including those named above (19 Persons)	4,332,600	1.5%

(1)
Includes:

•
shares of restricted common stock in the amount of 18,333 for Mr. Hanway; 4,500 for Mr. Bell; 966 for Mr. Cordani; 10,216 for Mr. Murabito; and 3,297 for Ms. Petren;

•
shares acquirable within 60 days of January 31, 2008 by exercising vested stock options in the amount of 2,291,999 for Mr. Hanway; 197,216 for Mr. Bell; 133,140 for Mr. Cordani; 66,598 for Mr. Murabito; and 14,518 for Ms. Petren; and

•
holdings in CIGNA Stock Funds of 401(k) Plans in the amount of 1,427 for Mr. Hanway; 9,815 for Mr. Bell; 1,335 for Mr. Cordani; 1,448 for Mr. Murabito; and 5 for Ms. Petren.

Additional Information about Stock Held by Directors and Executive Officers

Directors, nominees, and named executive officers as a group beneficially own approximately 1.5% of the outstanding common stock. These beneficial ownership percentages do not include any common stock equivalents and are based on 280,085,645 shares of common stock outstanding on January 31, 2008.

On January 31, 2008, the CIGNA Stock Funds of CIGNA's two 401(k) plans for employees held a total of 8,143,635 shares, or approximately 2.91% of the outstanding common stock on that date. A CIGNA management advisory committee determines how the shares held in the CIGNA Stock Funds will be voted only to the extent the plan's individual participants do not give voting instructions.

The directors and named executive officers control the voting and investment of all shares of common stock they own beneficially, except as described above.

Largest Security Holders

No shareholder filed a Schedule 13G indicating that it beneficially owned more than five percent (5%) of CIGNA's common stock as of December 31, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

CIGNA's directors and executive officers are required to file reports of their holdings and transactions in CIGNA securities with the Securities and Exchange Commission. Based on our records and representations from our executive officers and directors, we believe that all reports due in 2007 were filed as required, except that, due to administrative error: (1) a Form 4 was not filed within the required period to report Mr. Bell's acquisition of CIGNA common stock on May 18, 2007, through participation in the CIGNA 401(k) Plan, and (2) a Form 4 was not filed within the required period to report Ms. Petren's acquisition of common stock on April 25, 2007, pursuant to the CIGNA Long-Term Incentive Plan. Late Forms 4 were promptly filed to report these transactions when the errors were discovered.

HOUSEHOLDING

If you and other residents at your mailing address own shares of CIGNA stock in "street name," your broker or bank should have notified you that your household will receive only one proxy statement and annual report for each company in which you hold stock through that broker or bank. This practice is known as "householding." Unless you responded that you did not want to participate in "householding," you were deemed to have consented to the process. Your broker or bank will send one copy of our proxy statement and annual report to your address. Each shareholder will continue to receive a separate proxy card or voting instruction card. Householding benefits both you and CIGNA because it reduces the volume of duplicate information received at your household and helps CIGNA reduce expenses and conserve natural resources.

If you would like to receive your own set of CIGNA's annual report and proxy statement in the future, or if you share an address with another CIGNA shareholder and together both of you would like to receive only a single set of CIGNA annual disclosure documents, please contact Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or call them at 800.542.1061. The request must be made by each person in the household. Be sure to indicate your name, the name of your brokerage firm or bank, and your account number. The revocation of your consent to householding will be effective 30 days following its receipt.

If you did not receive an individual copy of this year's proxy statement or our annual report, we will send a copy to you if you address a written request to CIGNA Corporation, Shareholder Services, 1601 Chestnut Street, TL18, Philadelphia, PA 19192-1550.

2009 ANNUAL MEETING

The 2009 Annual Meeting will be held Wednesday, April 22, 2009, at a time and location to be announced later. The Board may change this date in its discretion.

ABOUT SHAREHOLDER PROPOSALS AND NOMINATIONS FOR OUR
2009 ANNUAL MEETING

If you intend for your proposal to be included in next year's proxy statement pursuant to the Securities and Exchange Commission Rule 14a-8, you must send it to the Corporate Secretary by the close of business on Thursday, November 20, 2008. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement if it does not satisfy the standards set forth in the rules of the Securities and Exchange Commission.

If you want to present your proposal at the 2009 annual meeting, but are not proposing it pursuant to Securities and Exchange Commission rule 14a-8, your proposal must be received by the close of business on Thursday, January 22, 2009 and must satisfy the requirements set forth in Article II, Section 12 of CIGNA's By-laws. Any shareholder who wishes to introduce a proposal should consult CIGNA's by-laws and applicable proxy rules of the Securities and Exchange Commission.

If you would like to nominate a candidate for director at the 2009 annual meeting, you must notify the Corporate Secretary by the close of business on Thursday, January 22, 2009. The notice must include certain information, specified in CIGNA's By-laws, about you and your nominee(s). Each nominee must also provide the Corporate Secretary with written consent to serve if elected and a written statement indicating whether the nominee intends to tender an irrevocable resignation effective upon failure to receive the required number of votes for election or reelection. If you would like to make suggestions for Board nominees to the Corporate Governance Committee of the Board of Directors (CGC), those suggestions should be submitted by October 1, 2008 to ensure consideration by the CGC for the 2009 annual meeting.

NICOLE S. JONES, Corporate Secretary

APPENDIX A

AMENDED AND RESTATED BY-LAWS
OF
CIGNA CORPORATION,
a Delaware corporation
incorporated on November 3, 1981

Dated: April 23, 2008

BY-LAWS OF
CIGNA CORPORATION
(A Delaware Corporation)

ARTICLE I
Offices

SECTION 1.    Registered Office.    The registered office of the Corporation within the State of Delaware shall be in the City of Wilmington, County of New Castle.

SECTION 2.    Other Offices.    The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may require.

ARTICLE II
Meetings of Shareholders

SECTION 1.    Place of Meetings.    All meetings of the shareholders for the election of directors or for any other purpose shall be held at any such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

SECTION 2.    Annual Meeting.    The annual meeting of shareholders shall be held on the fourth Wednesday in April of each year, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, at 3:30 P.M., or at such other time or on such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At such annual meeting, the shareholders shall elect directors to the Board of Directors and transact such other business as may properly be brought before the meeting. A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee's election exceed the votes cast against such nominee's election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of shareholders for which (i) the Corporate Secretary of the Corporation receives a notice that a shareholder has nominated a person for election to the Board of Directors in compliance with Article II, Section 11(b) of these By-Laws and (ii) such nomination has not been withdrawn by such shareholder on or prior to the day next preceding the date the Corporation first mails its notice of meeting for such meeting to the shareholders. If directors are to be elected by a plurality of the votes cast, shareholders shall not be permitted to vote against a nominee.

SECTION 3.    Special Meetings.    Special meetings of shareholders, unless otherwise prescribed by statute, may be called at any time by the Board of Directors or the Chief Executive Officer.

SECTION 4.    Notice of Meetings.    Except as otherwise expressly required by statute, written notice, or notice in the form of electronic transmission to shareholders who have consented to receive notice in such form, of each annual and special meeting of shareholders stating the place, date and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each shareholder of record entitled to vote thereat not less than ten nor more than sixty days before the date of the meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice. If mailed, such notice shall be sent in a postage prepaid envelope, addressed to the shareholder at his address as it appears on the records of the Corporation. Such notice shall be deemed given (i) if by mail, at the time when the same shall be deposited in the United States mail, postage prepaid; (ii) if by facsimile telecommunication, when directed to a number at which the shareholder has consented to receive notice; (iii) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive such notice; (iv) if by a posting on an electronic network together with a separate notice to the shareholder of such specific posting, upon the later to occur of (a) such posting, or (b) the giving of the separate notice of such posting; or (v) if by any other form of electronic communication, when directed to the shareholder in the manner consented to by the shareholder. Any such consent shall be revocable by the shareholder by written notice to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Corporate Secretary or Assistant Corporate Secretary of the Corporation or to the transfer agent or other person responsible for giving notice; provided however, that inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice of any meeting shall not be required to be given to any person who attends such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or who, either before or after the meeting, shall submit a signed written waiver of notice, or a waiver by electronic transmission, in person or by proxy. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of shareholders need be specified in any written waiver of notice.

SECTION 5.    List of Shareholders.    The Corporate Secretary of the Corporation, or such other person who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, in the manner provided by law. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

SECTION 6.    Quorum, Adjournments.    The holders of at least two-fifths of the issued and outstanding stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of shareholders, except as otherwise required by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented by proxy at any meeting of shareholders, the chairman of the meeting or a majority of the voting power entitled to vote thereon, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty days, or, if after adjournment a new record date is set, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

SECTION 7.    Organization.    At each meeting of shareholders, the Chief Executive Officer, or, in his absence, a chairman designated by the Board of Directors, or in the absence of such designation a chairman chosen at the meeting, shall act as chairman of the meeting. The Corporate Secretary or, in her absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting shall act as secretary of the meeting and keep the minutes thereof.

SECTION 8.    Order of and Rules for Conducting Business.    The order of and the rules for conducting business at all meetings of the shareholders shall be as determined by the chairman of the meeting. The chairman shall have the power to adjourn the meeting to another place, date or time.

SECTION 9.    Voting.    Except as otherwise provided by statute, the Certificate of Incorporation, or any resolution or resolutions adopted by the Board of Directors pursuant to the authority vested in it by the Certificate of Incorporation, each shareholder of the Corporation shall be entitled at each meeting of shareholders to one vote for each share of capital stock of the Corporation standing in his name on the record of shareholders of the Corporation:

(a)  on the date fixed pursuant to the provisions of Section 7 of Article V of these By-Laws as the record date for the determination of the shareholders who shall be entitled to notice of and to vote at such meeting; or

(b)  if no such record date shall have been fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given, or, if notice is waived by all shareholders, at the close of business on the day next preceding the day on which the meeting is held.

Each shareholder entitled to vote at any meeting of shareholders may vote in person or may authorize another person or persons to act for him by a proxy authorized by an instrument in writing or by a transmission permitted by law delivered to the Inspectors of Election, but no such proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering an instrument in writing or a transmission permitted by law revoking the proxy or constituting another valid proxy bearing a later date to the Inspectors. Any such proxy shall be delivered to the Inspectors, or such other person so designated to receive proxies, at or prior to the time designated in the order of business for so delivering such proxies. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the voting power of the Corporation present in person or by proxy at such meeting and entitled to vote on the subject matter, shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation or of these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

SECTION 10.    Inspectors of Election.    The Board of Directors or the Chief Executive Officer shall, in advance of any meeting of shareholders, appoint one or more Inspectors of Election to act at the meeting or at any adjournment and make a written report thereof, and may designate one or more persons as alternate Inspectors to replace any Inspectors who fail to act. If no Inspector or alternate is able to act at a meeting of shareholders, the chairman of the meeting shall appoint one or more Inspectors to act at the meeting. Each Inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of Inspector at such meeting with strict impartiality and according to his best ability. The Inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting and the validity of proxies and ballots, receive and count all votes and ballots, determine all challenges and questions arising in connection with the right to vote, retain for a reasonable period a record of the disposition of any challenges made to any determination by the Inspectors, and certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots and report the same to the chairman of the meeting, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. The Inspectors may appoint or retain other persons or entities to assist the Inspectors in the performance of the duties of the Inspectors. The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the Inspectors after the closing of the polls unless the Court of Chancery upon application by a shareholder shall determine otherwise. On request of the chairman of the meeting, the Inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an Inspector of an election of directors. Inspectors need not be shareholders.

SECTION 11.    Nomination of Directors.    Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section. For nominations to be properly brought before a meeting by a shareholder pursuant to clause (b) of the preceding sentence, (1) the shareholder must have given timely notice thereof in writing to the Corporate Secretary of the Corporation and (2) the shareholder and any beneficial owner on whose behalf a nomination is made must comply with the representation set forth in such shareholder's Nomination Solicitation Statement (as defined herein). To be timely, a shareholder's notice shall be received by the Corporate Secretary of the Corporation at the principal executive offices of the Corporation not less than 90 days prior to the meeting; provided, however, that in the event that less than 90 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was first given or such public disclosure was first made. Such shareholder's notice shall set forth (1) as to each person whom the shareholder proposes to nominate for election or reelection as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (such Act and such rules and regulations, collectively, the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a statement whether such person, if elected, intends to tender, promptly following such person's election, an irrevocable resignation effective upon such person's failure to receive the required vote for reelection at any future meeting at which such person would face reelection and upon acceptance of such resignation by the Board of Directors, in accordance with the Corporation's Board Practice on Director Selection and Membership; and (2) as to the shareholder giving notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address, as they appear on the Corporation's stock ledger, of such shareholder and of such beneficial owner, (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and by such beneficial owner and (iii) a statement whether or not such shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to a sufficient number of holders of the Corporation's voting shares reasonably believed by such shareholder or beneficial owner to elect such nominee or nominees (such statement, a "Nomination Solicitation Statement"). At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Corporate Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election at any meeting of shareholders as a director of the Corporation unless nominated in compliance with the procedures set forth in this Section. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in compliance with the procedures prescribed by the By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nominations shall be disregarded. Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 11.

Notwithstanding anything in this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public disclosure naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the meeting, a shareholder's notice required by these By-Laws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Corporate Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public disclosure is first made by the Corporation.

SECTION 12.    Notice of Shareholder Business.    At the annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be a proper subject for shareholder action under the Delaware General Corporation Law (the "DGCL") and must be (a) specified in the notice of meeting (or any supplement thereto) given by the Corporation; (b) brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section, who has complied with the notice procedures set forth in this Section, and who shall be entitled to vote on such business. For business to be properly brought before an annual meeting by a shareholder, (1) the shareholder must have given timely notice thereof in writing to the Corporate Secretary of the Corporation, (2) such business must be a proper matter for shareholder action under the DGCL and (3) the shareholder and any beneficial owner on whose behalf such business is proposed must comply with the representation set forth in such shareholder's Business Solicitation Statement (as defined herein). To be timely, a shareholder's notice must be delivered to or mailed and received by the Corporate Secretary of the Corporation at the principal executive offices of the Corporation, not less than 90 days prior to the meeting; provided, however, that in the event that less than 90 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder, to be timely, must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the annual meeting was first mailed or such public disclosure was first made. A shareholder's notice to the Corporate Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (b) as to the shareholder giving such notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address, as they appear on the Corporation's stock ledger, of such shareholder and of such beneficial owner, (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner, and (iii) a statement whether or not such shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation's voting shares required under applicable law to carry the proposal (such statement, a "Business Solicitation Statement"). Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting except in compliance with the procedures set forth in this Section 12. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in compliance with the provisions of this Section 12, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. At any special meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors. Notwithstanding the foregoing provisions of this Section 12, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE III
Board of Directors

SECTION 1.    General Powers.    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the shareholders.

SECTION 2.    Number, Qualifications, Election and Term of Office.    The Board of Directors shall consist of not less than 8 nor more than 16 directors. The number of directors may be fixed, from time to time, by the affirmative vote of a majority of the entire Board of Directors. Any decrease in the number of directors shall be effective at the time of the next succeeding annual meeting of shareholders unless there shall be vacancies in the Board of Directors, in which case such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of such vacancies. Directors need not be shareholders. The directors (other than members of the initial Board of Directors) shall be divided into three classes which shall be divided as evenly as practicable with respect to the number of members of each class; the term of office of those of the first class to expire at the annual meeting commencing in April, 1983; of the second class one year thereafter; of the third class two years thereafter; and at each annual election held after such classification and election, directors shall be chosen by class for a term of three years, or for such shorter term as the shareholders may specify to complete the unexpired term of a predecessor, or to preserve the division of the directors into classes as provided herein. Each director shall hold office until his successor shall have been elected and qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws.

SECTION 3.    Place of Meetings.    Meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.

SECTION 4.    Regular Meetings.    Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may fix. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these By-Laws.

SECTION 5.    Special Meetings.    Special meetings of the Board of Directors may be called by the Chairman of the Board or by one-third of the members of the Board of Directors of the Corporation.

SECTION 6.    Notice of Meetings.    Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Corporate Secretary as hereinafter provided in this Section. Any such notice shall state the place, date and time of the meeting. Except as otherwise required by these By-Laws, such notice need not state the purposes of such meeting. Notice of each such meeting shall be mailed, postage prepaid, to each director, addressed to him at his residence or usual place of business, by first-class mail, at least two days before the day on which such meeting is to be held, or shall be sent addressed to him at such place by telegraph, cable, telex, telecopier, electronic transmission or other similar means, or be delivered to him personally or be given to him by telephone or other similar means, at least twelve hours before the time at which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice, or waiver by electronic transmission or who shall attend such meeting, except when he shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 7.    Quorum and Manner of Acting.    A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise expressly required by statute or the Certificate of Incorporation or these By-Laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors shall have no power as such.

SECTION 8.    Organization.    At each meeting of the Board of Directors, the Chairman of the Board, or, in the absence of the Chairman of the Board, the Chief Executive Officer, or, in his absence, another director chosen by a majority of the directors present shall act as chairman of the meeting and preside thereat. The Corporate Secretary or, in her absence, any person appointed by the chairman of the meeting shall act as secretary of the meeting and keep the minutes thereof.

SECTION 9.    Resignations.    Any director of the Corporation may resign at any time by giving notice in writing or by electronic transmission of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 10.    Vacancies.    Any vacancy in the Board of Directors, whether arising from death, disqualification, resignation, removal for cause, an increase in the number of directors or any other cause, may be filled by the vote of a majority of the directors then in office, though less than a quorum, or by the sole remaining director. Each director so elected shall hold office until his successor shall have been elected and qualified.

SECTION 11.    Removal of Directors.    Any director may be removed, only for cause, at any time, by the holders of a majority of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote at an election of directors.

SECTION 12.    Compensation.    The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors, including the Chairman of the Board, for services to the Corporation in any capacity.

SECTION 13.    Committees.

(a)  The Board shall create an Executive Committee, which shall consist of no less than two nor more than seven members of the Board and shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except the Executive Committee shall not have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the shareholders, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to shareholders for approval or (ii) adopting, amending or repealing any By-Law of the Corporation.

(b)  The Board shall create an Audit Committee and a People Resources Committee, each of which shall consist of three (3) or more members of the Board of Directors of the Corporation, none of whom shall be employees of the Corporation or its subsidiaries.

(c)  The Board may also create such other committees, with such authority and duties, as the Board may from time to time deem advisable, and may authorize any of such committees to appoint one or more subcommittees. Each such committee or subcommittee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors and may authorize the seal of the Corporation to be affixed to all papers which require it but shall have no greater powers than those given the Executive Committee by these By-Laws and as restricted by statute or the Certificate of Incorporation. Each such committee or subcommittee shall serve at the pleasure of the Board of Directors or of the committee creating it as the case may be, and have such name as may be determined from time to time by resolution adopted by the Board of Directors or by the committee creating it. Each committee shall keep regular minutes of its meeting and report the same to the Board of Directors or the committee creating it.

(d)  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In addition, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

SECTION 14.    Action by Consent.    Unless restricted by the Certificate of Incorporation, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors or such committee, as the case may be. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 15.    Telephonic Meeting.    Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

ARTICLE IV
Officers

SECTION 1.    Selection and Qualifications.    The officers of the Corporation shall be elected by the Board of Directors except as otherwise provided herein or in a resolution adopted by the Board of Directors and shall include the Chairman of the Board, the President, the Chief Executive Officer, one or more Vice Presidents, and such other officers as it may choose. The Board of Directors shall designate the Chairman of the Board or the President as the Chief Executive Officer of the Corporation unless each of such offices is held by the same person, in which case such person shall be the Chief Executive Officer of the Corporation. The Board may authorize the Chief Executive Officer to appoint one or more classes of officers with such titles (including the titles of Vice President, Corporate Secretary and Treasurer), powers, duties and compensation as he may approve. Any two or more offices may be held by the same person, and no officer except the Chairman of the Board need be a director. Each officer shall hold office until his successor shall have been duly elected or appointed and shall have qualified, or until his death, or until he shall have resigned or have been removed, as hereinafter provided in these By-Laws.

SECTION 2.    Resignations.    Any officer of the Corporation may resign at any time by giving written notice of such resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

SECTION 3.    Removal.    Any officer of the Corporation may be removed, either with or without cause, at any time, by the Board of Directors at any meeting thereof. Any appointed officer of the Corporation may also be removed, either with or without cause, at any time, by the Chief Executive Officer.

SECTION 4.    Chairman of the Board.    The Chairman of the Board shall be a member of the Board of Directors, and shall preside at all meetings of the Board of Directors, and of the Executive Committee at which he shall be present. He may serve as a member of any committee of the Board except as may otherwise be determined by the Board or provided in these By-Laws; provided, however, that in his capacity as Chairman of the Board he shall have the right to attend all meetings of any committee and to participate in its discussions. He shall perform all duties incident to the Office of Chairman of the Board and such other duties as may from time to time be assigned to him by the Board of Directors.

SECTION 5.    President.    The President shall perform all duties incident to the Office of President and such other duties as may from time to time be assigned to him by the Chief Executive Officer or Board of Directors.

SECTION 6.    Chief Executive Officer.    The Chief Executive Officer shall have responsibility for the general and active management of the business, property and affairs of the Corporation, subject, to the control of the Board of Directors. He shall preside at all meetings of the shareholders and perform such other duties as may be specified in the By-Laws or assigned by the Board of Directors.

SECTION 7.    Vice Presidents.    Each Vice President shall perform such duties as from time to time may be assigned to him by the Board of Directors, the Chief Executive Officer, or such other officer as may be designated by one of the foregoing.

SECTION 8.    Treasurer.    The Treasurer shall:

(a)  have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

(b)  keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

(c)  deposit all moneys and other valuables to the credit of the Corporation in such depositories as may be designated by the Board of Directors or pursuant to its direction;

(d)  receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

(e)  disburse the funds of the Corporation and supervise the investments of its funds, taking proper vouchers therefor;

(f)  render to the Board of Directors, whenever the Board of Directors may require, an account of the Corporation's cash position; and

(g)  in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors, or the Chief Executive Officer, or such other officer as may be designated by one of the foregoing.

SECTION 9.    Corporate Secretary.    The Corporate Secretary shall:

(a)  keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the shareholders;

(b)  see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

(c)  be custodian of the records and the seal of the Corporation and affix and attest the seal to all certificates for shares of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

(d)  see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed in order to maintain the Corporation's legal existence are properly kept and filed; and

(e)  in general, perform all duties incident to the office of Corporate Secretary and such other duties as from time to time may be assigned to her by the Board of Directors, the Chief Executive Officer, or such other officer as may be designated by one of the foregoing.

SECTION 10.    The Assistant Treasurer.    The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their seniority), shall, in the absence of the Treasurer or in the event of the inability or refusal of the Treasurer to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as from time to time may be assigned by the Board of Directors, the Chief Executive Officer, the Treasurer, or such other officer as may be designated by one of the foregoing.

SECTION 11.    The Assistant Corporate Secretary.    The Assistant Corporate Secretary, or if there be more than one, the Assistant Corporate Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their seniority), shall, in the absence of the Corporate Secretary or in the event of the inability or refusal of the Corporate Secretary to act, perform the duties and exercise the powers of the Corporate Secretary and shall perform such other duties as from time to time may be assigned by the Board of Directors, the Chairman of the Board, the President and Chief Executive Officer, the Corporate Secretary, or such other officer as may be designated by one of the foregoing.

SECTION 12.    Designation.    The Board of Directors may, by resolution, designate one or more officers to be any of the following: Chief Operating Officer, President, Chief Financial Officer, General Counsel, or Chief Accounting Officer.

SECTION 13.    Agents and Employees.    If authorized by the Board of Directors, the Chief Executive Officer, or any officer or employee of the Corporation designated by the Board or the Chief Executive Officer may appoint or employ such agents and employees as shall be requisite for the proper conduct of the business of the Corporation, and may fix their compensation and the conditions of their employment, subject to removal by the appointing or employing person.

SECTION 14.    Officers' Bonds or Other Security.    If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety as the Board of Directors may require.

SECTION 15.    Compensation.    The compensation of all officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors unless by resolution of the Board that authority is delegated to a committee of the Board, the Chief Executive Officer, or any other officer of the Corporation. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.

SECTION 16.    Terms.    Unless otherwise specified by the Board of Directors in any particular election or appointment, each officer shall hold office, and be removable, at the pleasure of the Board.

ARTICLE V
Stock Certificates and Their Transfer

SECTION 1.    Stock Certificates; Uncertificated Shares.    The shares of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such resolution by the Board of Directors, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Corporate Secretary or an Assistant Corporate Secretary, representing the number of shares registered in certificate form. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restriction of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required or permitted to be set forth or stated on certificates pursuant to this section or otherwise pursuant to the Delaware General Corporation Law. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

SECTION 2.    Facsimile Signatures.    Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person was such officer, transfer agent or registrar at the date of issue.

SECTION 3.    Lost Certificates.    The Corporation may issue a new certificate or certificates, or uncertificated shares, in the place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed. The Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

SECTION 4.    Transfers of Stock.    Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority or transfer, or upon receipt by the transfer agent of a proper instruction from the registered holder of uncertificated shares, it shall be the duty of the Corporation to transfer such shares upon its records and, in connection with the transfer of a share that will be certificated, to issue a new certificate to the person entitled thereto and to cancel the old certificate; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the Corporation for transfer, or when proper instructions with respect to the transfer of uncertificated shares are received, both the transferor and the transferee request the Corporation to do so.

SECTION 5.    Transfer Agents and Registrars.    The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

SECTION 6.    Regulations.    The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

SECTION 7.    Fixing the Record Date.    In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining shareholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

In order that the Corporation may determine the shareholders entitled to consent to corporate action without a meeting, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the Board of Directors and no prior action by the Board of Directors is required by the DGCL, the record date shall be the first date on which a consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by the DGCL. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the DGCL with respect to the proposed action by consent of the shareholders without a meeting, the record date for determining shareholders entitled to consent to corporate action without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

SECTION 8.    Registered Shareholders.    The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VI
Indemnification

SECTION 1.    Right to Indemnification.    Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she (i) is or was a director or an officer of the Corporation or (ii) is or was serving at the request of the Corporation as a director, officer, employee, agent, partner or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (the persons in clauses (i) and (ii) hereinafter referred to as an "indemnitee"), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article VI with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

SECTION 2.    Right to Advancement of Expenses.    In addition to the right to indemnification conferred in Section 1 of this Article VI, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.

SECTION 3.    Right of Indemnitee to Bring Suit.    If a claim under Section 1 or 2 of this Article VI is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VI or otherwise shall be on the Corporation.

SECTION 4.    Non-Exclusivity of Rights.    The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, agreement, vote of shareholders or directors or otherwise.

SECTION 5.    Insurance.    The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

SECTION 6.    Indemnification of Employees and Agents of the Corporation.    The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

SECTION 7.    Nature of Rights.    The rights conferred upon indemnitees in this Article VI shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee, agent, partner or trustee and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Any amendment, alteration or repeal of this Article VI that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

ARTICLE VII
General Provisions

SECTION 1.    Dividends.    Subject to the provisions of statute and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by statute or the Certificate of Incorporation.

SECTION 2.    Seal.    The seal of the Corporation shall be in such form as shall be approved by the Board of Directors.

SECTION 3.    Fiscal Year.    The fiscal year of the Corporation shall be fixed, and once fixed, may thereafter be changed, by resolution of the Board of Directors.

SECTION 4.    Contributions.    The Board of Directors shall have the authority from time to time to make such contributions as the Board in its discretion shall determine, for public and charitable purposes.

SECTION 5.    Borrowing, etc.    No officer, agent or employee of the Corporation shall have any power or authority to borrow money on its behalf, to pledge its credit, or to mortgage or pledge its real or personal property, except within the scope and to the extent of the authority delegated by resolution of the Board of Directors. Authority may be given by the Board for any of the above purposes and may be general or limited to specific instances.

SECTION 6.    Deposits.    All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may approve or designate, and all such funds shall be withdrawn only upon checks, drafts, notes or other orders for payment signed by such one or more officers, employees or other persons as the Board shall from time to time determine.

SECTION 7.    Execution of Contracts, Deeds, etc.    The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

SECTION 8.    Voting of Stock in Other Corporations.    If authorized by the Board of Directors, any officer of the Corporation may appoint an attorney or attorneys (who may be or include such officer), in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation any of whose shares or other securities are held by or for the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or in connection with the ownership of such shares or other securities, to consent in writing to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its seal such written proxies or other instruments as such proxy may deem necessary or proper in the circumstances.

SECTION 9.    Form of Records.    Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of punch cards, magnetic tape, photographs, microphotographs, or any other information storage device; provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

ARTICLE VIII
Amendments

These By-Laws may be adopted, amended or repealed by the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation outstanding and entitled to vote thereon; provided, however, that Section 2 of Article III of these By-Laws may not be amended or repealed, nor may any provision be adopted that is inconsistent with such section, in any case by action of the stockholders, unless such amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 80% of the voting power of the capital stock of the Corporation outstanding and entitled to vote thereon. The Board of Directors shall also have the power to adopt, amend or repeal any provision of these By-Laws of the Corporation without any vote of the stockholders of the Corporation.

ARTICLE IX
Definitions

SECTION 1.    "Certificate of Incorporation."    The term "Certificate of Incorporation," as used herein, includes not only the original Certificate of Incorporation filed to create the Corporation but also all other certificates, agreements of merger or consolidation, plans of reorganization, or other instruments, howsoever designated, which are filed pursuant to the Delaware General Corporation Law, and which have the effect of amending or supplementing in some respect this Corporation's original Certificate of Incorporation.

SECTION 2.    "Electronic Transmission."    The term "electronic transmission" as used herein shall mean any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such recipient through an automated process or that otherwise may be permitted as an electronic transmission by the Delaware General Corporation law, as amended from time to time.

APPENDIX B

RESTATED CERTIFICATE OF INCORPORATION
OF
CIGNA CORPORATION

(Originally incorporated on November 3, 1981 under the name
North American General Corporation)

First:    The name of the Corporation is CIGNA Corporation.

Second:    The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

Third:    The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

Fourth:    The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 625,000,000 shares divided into two classes as follows: 600,000,000 shares of Common Stock of the par value of $.25 per share and 25,000,000 shares of Preferred Stock of the par value of $1.00 per share.

  A. PREFERRED STOCK

The Board of Directors is expressly authorized to provide for the issue of all or any shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series and as may be permitted by the General Corporation Law of the State of Delaware, including, without limitation, the authority to provide that any such series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

~~1.    Junior Participating Preferred Stock, Series D.~~

~~Section 1.    Designation and Amount.    There shall be a series of the Preferred Stock of the Corporation which shall be designated as the "Junior Participating Preferred Stock, Series D," $1.00 par value, and the number of shares constituting such series shall be 6,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Junior Participating Preferred Stock, Series D, to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.~~

~~Section 2.    Dividends and Distributions.~~

  ~~(A)  Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Junior Participating Preferred Stock, Series D, with respect to dividends, the holders of shares of Junior Participating Preferred Stock, Series D, in preference to the holders of shares of Common Stock, par value $0.25 per share (the "Common Stock"), of the Corporation and any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, quarterly dividends payable in cash on the 10th day of January, April, July and October in each year (or, in each case, if not a date on which the Corporation is open for business, the next date on which the Corporation is so open) (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Junior Participating Preferred Stock, Series D, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $100.00, or (b) 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Junior Participating Preferred Stock, Series D.~~

  ~~(B)  The Corporation shall declare a dividend or distribution on the Junior Participating Preferred Stock, Series D, as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $100.00 per share on the Junior Participating Preferred Stock, Series D, shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.~~

  ~~(C)  Dividends shall begin to accrue and be cumulative on outstanding shares of Junior Participating Preferred Stock, Series D, from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Junior Participating Preferred Stock, Series D, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Junior Participating Preferred Stock, Series D, entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Junior Participating Preferred Stock, Series D, in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Junior Participating Preferred Stock, Series D, entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.~~

~~Section 3.    Voting Rights.    The holders of shares of Junior Participating Preferred Stock, Series D shall have the following voting rights:~~

  ~~(A)  Each share of Junior Participating Preferred Stock, Series D, shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the stockholders of the Corporation.~~

  ~~(B)  Except as otherwise provided herein or by law, the holders of shares of Junior Participating Preferred Stock, Series D, and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.~~

  ~~(C)  (i) If at any time dividends on any Junior Participating Preferred Stock, Series D, shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Junior Participating Preferred Stock, Series D, then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Junior Participating Preferred Stock, Series D) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) directors.~~

    ~~(ii)  During any default period, such voting right of the holders of Junior Participating Preferred Stock, Series D, may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) directors, or if such right is exercised at an annual meeting, to elect two (2) directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Junior Participating Preferred Stock, Series D.~~

    ~~(iii)  Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman, President, a Vice-President or the Corporate Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not~~

    ~~earlier than 10 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.~~

    ~~(iv)  In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect two (2) directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this paragraph (C) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.~~

    ~~(v)  Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock, as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in, or pursuant to, the Restated Certificate of Incorporation or Bylaws irrespective of any increase made pursuant to the provisions of paragraph (C) (ii) of this Section 3 (such number being subject, however to change thereafter in any manner provided by law or in the Restated Certificate of Incorporation or Bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors, even though less than a quorum.~~

  ~~(D)  Except as set forth herein, holders of Junior Participating Preferred Stock, Series D, shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.~~

~~Section 4.    Certain Restrictions.~~

  ~~(A)  Whenever quarterly dividends or other dividends or distributions payable on the Junior Participating Preferred Stock, Series D, as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Participating Preferred Stock, Series D, outstanding shall have been paid in full, the Corporation shall not:~~

    ~~(i)  declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Participating Preferred Stock, Series D;~~

    ~~(ii)  declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up), with the Junior Participating Preferred Stock, Series D, except dividends paid ratably on the Junior Participating Preferred Stock, Series D, and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts of which the holders of all such shares are then entitled;~~

    ~~(iii)  redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Participating Preferred Stock, Series D, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Junior Participating Preferred Stock, Series D; or~~

    ~~(iv)  purchase or otherwise acquire for consideration any shares of Junior Participating Preferred Stock, Series D, or any shares of stock ranking on a parity with the Junior Participating Preferred Stock, Series D, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series of classes.~~

  ~~(B)  The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.~~

~~Section 5.    Reacquired Shares.    Any shares of Junior Participating Preferred Stock, Series D, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.~~

~~Section 6.    Liquidation, Dissolution or Winding Up.    (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Participating Preferred Stock, Series D, unless, prior thereto, the holders of shares of Junior Participating Preferred Stock, Series D, shall have received $1000 per share plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series D Liquidation Preference"). Following the payment of the full amount of the Series D Liquidation Preference, no additional distributions shall be made to the holders of shares of Junior Participating Preferred Stock, Series D, unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series D Liquidation Preference by (ii) 1000 (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series D Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Junior Participating Preferred Stock, Series D, and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.~~

  ~~(B)  In the event there are not sufficient assets available to permit payment in full of the Series D Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Junior Participating Preferred Stock, Series D, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.~~

~~Section 7.    Consolidation, Merger, etc.    In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or ecurities, cash and/or any other property, then in any such case the shares of Junior Participating Preferred Stock, Series D, shall at the same time be similarly exchanged or changed in an amount per share equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.~~

~~Section 8.    Redemption.    The shares of Junior Participating Preferred Stock, Series D, shall not be redeemable.~~

~~Section 9.    Ranking.    The Junior Participating Preferred Stock, Series D, shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.~~

~~Section 10.    Amendment.    The Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Junior Participating Preferred Stock, Series D, so as to affect them adversely without the affirmative vote of the holders of at least two-thirds (66 2/3%) of the outstanding shares of Junior Participating Preferred Stock, Series D, voting separately as a class.~~

~~Section 11.    Fractional Shares.    Junior Participating Preferred Stock, Series D, may be issued in fractions of a share, which are one one-thousandths or integral multiples of one one-thousandths of a share, which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Junior Participating Preferred Stock, Series D.~~

  B. COMMON STOCK

1.    Voting Rights.    Except as provided by law or this Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by him of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation.

2.    Dividends.    Subject to the preferential rights of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property, or in shares of capital stock.

3.    Dissolution, Liquidation or Winding Up.    In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively. The Board of Directors may distribute in kind to the holders of Common Stock such remaining assets of the Corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or other entity and receive payment therefor in cash, stock or obligations of such other corporation, trust or entity, or any combination thereof, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of Common Stock. Neither the merger or consolidation of the Corporation into or with any other corporation, nor the merger of any other corporation into it, nor any purchase or redemption of shares of stock of the Corporation of any class, shall be deemed to be a dissolution, liquidation or winding up of the Corporation for the purpose of this paragraph.

~~Fifth:    The By-Laws of the Corporation may be adopted, amended or repealed (a) by action of the holders of at least eighty percent (80%) of the voting power of all outstanding Voting Stock (as defined in Article Tenth) of the Corporation entitled to vote generally at any annual or special meeting of stockholders or (b) by action of the Board of Directors at a regular or special meeting thereof. Any By-Laws made by the Board of Directors may be amended or repealed by action of the stockholders by the vote required by (a) above at any annual or special meeting of stockholders.~~

Fifth:    The By-Laws of the Corporation may be adopted, amended or repealed by the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation outstanding and entitled to vote thereon; provided, however, that Section 2 of Article III of the By-Laws may not be amended or repealed, nor may any provision be adopted that is inconsistent with such section, in any case by action of the stockholders, unless such amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 80% of the voting power of the capital stock of the Corporation outstanding and entitled to vote thereon. The Board of Directors shall also have the power to adopt, amend or repeal any provision of the By-Laws of the Corporation without any vote of the stockholders of the Corporation.

Sixth:    Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall otherwise provide.

Seventh:    Notwithstanding any provision of the General Corporation Law of the State of Delaware, no action may be taken by stockholders without a meeting, without prior notice and without a vote, unless a consent in writing setting forth the action so taken shall be signed by the holders of all the outstanding stock who would be entitled to vote thereon.

Eighth:    Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

Ninth:    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

Tenth:    1.    ~~Higher~~ Vote for Certain Business Combinations. In addition to any affirmative vote of holders of a class or series of capital stock of the Corporation required by law or this Certificate, a Business Combination (as hereinafter defined) with or upon a proposal by a Related Person (as hereinafter defined) shall require the affirmative vote of the holders of at least ~~eighty percent (80%)~~ a majority of the voting power of all outstanding Voting Stock (as hereinafter defined) of the Corporation, voting together as a single class. Such affirmative votes shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or the Board.

               2.    When ~~Higher~~ Vote Is Not Required.    The provisions of this Article shall not be applicable to a particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate or the By-Laws of the Corporation, if all of the conditions specified in any one of the following Paragraphs (A), (B) or (C) are met:

  (A)    Approval by Directors.    The Business Combination has been approved by a vote of a majority of all the Continuing Directors (as hereinafter defined); or

  (B)    Combination with Subsidiary.    The Business Combination is solely between the Corporation and a subsidiary of the Corporation and such Business Combination does not have the direct or indirect effect set forth in Paragraph 3(B)(v) of this Article Tenth; or

  (C)    Price and Procedural Conditions.    The proposed Business Combination will be consummated within three years after the date the Related Person became a Related Person (the "Determination Date") and all of the following conditions have been met:

    (i)  The aggregate amount of (x) cash and (y) fair market value (as of the date of the consummation of the Business Combination) of consideration other than cash, to be received per share of Common or Preferred Stock of the Corporation in such Business Combination by holders thereof shall be at least equal to the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Related Person for any shares of such class or series of stock acquired by it; provided, that if either (a) the highest preferential amount per share of a series of Preferred Stock to which the holders thereof would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation (regardless of whether the Business Combination to be consummated constitutes such an event) or (b) the highest reported sales price per share for any shares of such series of Preferred Stock on any national securities exchange on which such series is traded and if not traded on any such exchange, the highest reported closing bid quotation per share with respect to shares of such series on the National Association of Securities Dealers, Inc. Automated Quotation System or on any system then in use, at any time after the Related Person became a holder of any shares of Common Stock, is greater than such aggregate amount, holders of such series of Preferred Stock shall receive an amount for each such share at least equal to the greater of (a) or (b).

    (ii)  The consideration to be received by holders of a particular class or series of outstanding Common or Preferred Stock shall be in cash or in the same form as the Related Person has previously paid for shares of such class or series of stock. If the Related Person has paid for shares of any class or series of stock with varying forms of consideration, the form of consideration given for such class or series of stock in the Business Combination shall be either cash or the form used to acquire the largest number of shares of such class or series of stock previously acquired by it.

    (iii)  No Extraordinary Event (as hereinafter defined) occurs after the Determination Date and prior to the consummation of the Business Combination.

    (iv)  A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) is mailed to public stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required pursuant to such Act or subsequent provisions).

               3.    Certain Definitions.    For purposes of this Article Tenth:

  (A)  A "person" shall mean any individual, firm, corporation or other entity, or a group of "persons" acting or agreeing to act together in the manner set forth in Rule 13d-5 under the Securities Exchange Act of 1934, as in effect on April 24, 1985.

  (B)  The term "Business Combination" shall mean any of the following transactions, when entered into by the Corporation or a subsidiary of the Corporation with, or upon a proposal by, a Related Person:

    (i)  the merger or consolidation of the Corporation or any subsidiary of the Corporation; or

    (ii)  the sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one or a series of transactions) of any assets of the Corporation or any subsidiary of the Corporation having an aggregate fair market value of $100 million or more; or

    (iii)  the issuance or transfer by the Corporation or any subsidiary of the Corporation (in one or a series of transactions) of securities of the Corporation or any subsidiary having an aggregate fair market value of $50 million or more; or

    (iv)  the adoption of a plan or proposal for the liquidation or dissolution of the Corporation; or

    (v)  the reclassification of securities (including a reverse stock split), recapitalization, consolidation or any other transaction (whether or not involving a Related Person) which has the direct or indirect effect of increasing the voting power, whether or not then exercisable, of a Related Person in any class or series of capital stock of the Corporation or any subsidiary of the Corporation; or

    (vi)  any agreement, contract or other arrangement providing directly or indirectly for any of the foregoing.

  (C)  The term "Related Person" shall mean any person (other than the Corporation, a subsidiary of the Corporation or any profit sharing, employee stock ownership or other employee benefit plan of the Corporation or of a subsidiary of the Corporation or any trustee of or fiduciary with respect to any such plan acting in such capacity) that is the direct or indirect beneficial owner (as defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934~~, as in effect on April 24, 1985~~) of more than ten percent (10%) of the outstanding Voting Stock of the Corporation, and any Affiliate or Associate of any such person.

  (D)  The term "Continuing Director" shall mean any member of the Board of Directors who is not affiliated with a Related Person and who was a member of the Board of Directors immediately prior to the time that the Related Person became a Related Person, and any successor to a Continuing Director who is not affiliated with the Related Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors who are then members of the Board of Directors.

  (E)  "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934~~, as in effect on April 24, 1985~~.

  (F)  The term "Extraordinary Event" shall mean, as to any Business Combination and Related Person, any of the following events that is not approved by a majority of all Continuing Directors:

    (i)  any failure to declare and pay at the regular date therefor any full quarterly dividend (whether or not cumulative) on outstanding Preferred Stock; or

    (ii)  any reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock); or

    (iii)  any failure to increase the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of the Common Stock; or

    (iv)  the receipt by the Related Person, after the Determination Date, of a direct or indirect benefit (except proportionately as a stockholder) from any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation or any subsidiary of the Corporation, whether in anticipation of or in connection with the Business Combination or otherwise.

  (G)  A majority of all Continuing Directors shall have the power to make all determinations with respect to this Article Tenth, including, without limitation, the transactions that are Business Combinations, the persons who are Related Persons, the time at which a Related Person became a Related Person, and the fair market value of any assets, securities or other property, and any such determinations of such directors shall be conclusive and binding.

  (H)  The term "Voting Stock" shall mean all outstanding shares of the Common or Preferred Stock of the Corporation entitled to vote generally and each reference to a proportion of Voting Stock shall refer to shares having such proportion of the number of shares entitled to be cast.

               4.    No Effect on Fiduciary Obligations of Related Persons.    Nothing contained in this Article Tenth shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

               ~~5.    Amendment, Repeal, etc.    The affirmative vote of the holders of at least eighty percent (80%) of the voting power of all outstanding Voting Stock of the Corporation, voting together as a single class, shall be required in order to amend, repeal or adopt any provision inconsistent with this Article Tenth.~~

Eleventh:    To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of the preceding sentence shall not adversely affect any right or protection of a director existing at the time of such repeal or modification.

Driving Directions

From Southern Locations: South Jersey, Baltimore, Washington

  •
  Take I-95 North. Exit onto I-676 West. Follow directions from I-676 West (see below).

From Northern Locations: New York, Connecticut, North Jersey

  •
  Take the New Jersey Turnpike to Exit 4 (Route 73). Go one mile on Route 73 North and take the exit for Route 38 West. Take Route 38 West towards Philadelphia to Route 30 West and follow signs for the Benjamin Franklin Bridge. After crossing the bridge, follow the signs for I-676 West. Follow directions from I-676 West (see below).

From I-676 West (Vine Street Expressway)

  •
  Take I-676 West to Broad Street Exit, on the right side, which will put you on 15th Street. Turn right onto Vine Street, turn right onto 16th Street, and then turn left onto Spring Garden Street. Spring Garden Street will intersect with Pennsylvania Avenue. Cross over Pennsylvania Ave. and enter a tunnel following signs for 76W/Art Museum. As you emerge from the tunnel take the first right at the stop sign onto Museum Drive Continue up the hill to the West Entrance and parking lot.

From Western Locations: Valley Forge, King of Prussia

  •
  Take I-76 East toward Philadelphia to I-676 East (Vine Street Expressway). Exit, on the right side, which will put you onto 15th Street and turn right onto Arch Street, then turn right onto 16th Street. Turn left onto Spring Garden Street. Spring Garden Street will intersect with Pennsylvania Avenue. Cross over Pennsylvania Avenue. and enter a tunnel following signs for 76W/Art Museum. As you emerge from the tunnel take the first right at the stop sign onto Museum Drive Continue up the hill to the West Entrance and parking lot.

This proxy, when properly marked, signed, dated and returned, will be voted in the manner indicated below by the shareholder and in the discretion of the proxies upon such other matters as may properly come before the meeting. IF THIS PROXY CARD IS SIGNED AND RETURNED, BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 and 5.

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	Election of Directors - to elect four directors
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
	01 Peter N. Larson	☐	☐	☐	2.	Ratification of appointment of PricewaterhouseCoopers LLP as CIGNA’s Independent Registered Public Accounting Firm for 2008	☐	☐	☐

Mark here if you would like your voting instructions to be confidential pursuant to the procedures on confidential voting described in the Proxy Statement. Marking this box will not absolve you of any independent fiduciary or other legal obligation to report how you voted nor prevent the inspectors from disclosing your vote if required by law or if otherwise permitted by the procedures.

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
	02 Roman Martinez IV	☐	☐	☐	3.	Approval of the amendment of Article Fourth of the Company’s Restated Certificate of Incorporation	☐	☐	☐		☐

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
	03 Carol Cox Wait	☐	☐	☐	4.	Approval of the amendment of Article Fifth of the Company’s Restated Certificate Incorporation	☐	☐	☐

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
	04 William D. Zollars	☐	☐	☐	5.	Approval of the amendment of Article Tenth of the Company’s Restated Certificate of Incorporation	☐	☐	☐

								Voting Instructions for positions held in the CIGNA 401(k) Plan and the Intracorp 401(k) Performance Sharing Plan will be kept confidential.

								Dated:			, 2008

										Signature

										Signature if held jointly

								Please sign exactly as your name appears hereon. Joint Owners should each sign. When signing as attorney, executor, administrator, trustee or guardian please give full title as such.

/\  FOLD AND DETACH HERE  /\

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING;
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/ci Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you plan to attend the annual meeting, please bring the admission ticket printed on the reverse side.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

PROXY/VOTING INSTRUCTION CARD

CIGNA CORPORATION

P R O X Y	THIS PROXY/VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Nicole S. Jones, Corporate Secretary, Danthu T. Phan, Assistant Corporate Secretary, Lindsay K. Blackwood, Assistant Corporate Secretary or any of them, proxies with full power of substitution and each of them is hereby authorized to represent the undersigned and vote all shares of the Corporation held of record by the undersigned on February 25, 2008 and all of the shares as to which the undersigned then had the right to give voting instruction to the record holder (trustee) under the CIGNA 401(k) Plan and the Intracorp 401(k) Performance Sharing Plan, at the Annual Meeting of Shareholders, to be held at The Philadelphia Museum of Art, Van Pelt Auditorium, 26th Street and the Benjamin Franklin Parkway, Philadelphia, Pennsylvania, on April 23, 2008, at 3:30 p.m. or at any adjournment thereof, on the matters set forth below:

	1.	Election of Directors, nominees for terms expiring April 2011; 01 Peter N. Larson, 02 Roman Martinez IV, 03 Carol Cox Wait, 04 William D. Zollars.

	2.	Ratification of Appointment of PricewaterhouseCoopers LLP as CIGNA’S Independent Registered Public Accounting firm for 2008.

	3.	Approval of the amendment of Article Fourth of the Company’s Restated Certificate of Incorporation.

	4.	Approval of the amendment of Article Fifth of the Company’s Restated Certificate of Incorporation.

	5.	Approval of the amendment of Article Tenth of the Company’s Restated Certificate of Incorporation.

In their discretion, upon such other matters as may properly come before the meeting.

You are encouraged to specify your choices by marking the appropriate selections (either on this card or electronically), but you need not specify any choices if you wish to vote in accordance with the Board of Directors’ recommendations, so long as you submit your proxy.

	If you use this card to vote, you must sign it on the reverse side in order for your vote to be counted.	SEE REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

/\  FOLD AND DETACH HERE  /\

Bring this admission ticket with you to the meeting on April 23, 2008. Do not mail.

ADMISSION TICKET
CIGNA Corporation 2008 Annual Meeting of Shareholders

April 23, 2008

3:30 pm Local Time
The Philadelphia Museum of Art,Van Pelt Auditorium
26th Street and the Benjamin Franklin Parkway
Philadelphia, Pennsylvania

Please bring a valid photo ID to be admitted to the meeting. In addition, if you own shares in street name, bring your most recent brokerage statement or a letter from your broker or other nominee with you to the meeting so that we can verify your ownership of common stock.

Please note: no cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Van Pelt Auditorium.

QuickLinks

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS
TABLE OF CONTENTS
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 23, 2008.
ABOUT THE ANNUAL MEETING
INFORMATION ABOUT ITEM 1. ELECTION OF DIRECTORS
The Board of Directors' Nominees for Terms to Expire in April 2011
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ABOVE NOMINEES.
Directors Retiring in 2008
Directors Who Will Continue in Office
Board Structure and Composition
Process and Criteria for Nominating Directors
Shareholder Communications
Other Board Practices
Board of Directors and Committee Meetings, Membership, Attendance and Independence
Certain Transactions
Processes and Procedures for Determining Executive and Director Compensation
INFORMATION ABOUT ITEM 2. RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS CIGNA'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Policy for the Pre-Approval of Audit and Non-Audit Services
Fees to Independent Registered Public Accounting Firm
Audit Committee Report
INFORMATION ABOUT ITEMS 3, 4 AND 5 CONCERNING PROPOSED AMENDMENTS TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION
ITEM 3: APPROVAL OF THE PROPOSED AMENDMENTS TO ARTICLE FOURTH OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION
ITEM 4: APPROVAL OF THE PROPOSED AMENDMENTS TO ARTICLE FIFTH OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION
ITEM 5: APPROVAL OF THE PROPOSED AMENDMENTS TO ARTICLE TENTH OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION
DIRECTOR COMPENSATION
Non-Employee Director Compensation Program
Amended and Restated Restricted Share Equivalent Plan for Non-Employee Directors
Insurance Coverage
Financial Planning and Matching Charitable Gift Program
Post-Termination Compensation
Director Stock Ownership
Director Compensation Table(1)
REPORT OF THE PEOPLE RESOURCES COMMITTEE
COMPENSATION DISCUSSION & ANALYSIS
Overview
Executive Summary
Oversight of the Executive Compensation Program
Executive Compensation Policies and Practices
Elements of Compensation
Retention Actions
Executive Stock Ownership
Retirement and Deferred Compensation
Relocation
Employment Arrangements and Post-Termination Payments
Disgorgement of Awards
EXECUTIVE COMPENSATION
Summary Compensation Table
Summary Compensation Table Narrative
Grants of Plan-Based Awards
Grants of Plan-Based Awards Narrative
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested
Pension Benefits
Pension Benefits Table Narrative
Nonqualified Deferred Compensation
Nonqualified Deferred Compensation Narrative
Potential Payments Upon Termination or Change Of Control
STOCK HELD BY DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
Largest Security Holders
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
HOUSEHOLDING
2009 ANNUAL MEETING
ABOUT SHAREHOLDER PROPOSALS AND NOMINATIONS FOR OUR 2009 ANNUAL MEETING
  APPENDIX A
BY-LAWS OF CIGNA CORPORATION (A Delaware Corporation) ARTICLE I Offices
ARTICLE II Meetings of Shareholders
ARTICLE III Board of Directors
ARTICLE IV Officers
ARTICLE V Stock Certificates and Their Transfer
ARTICLE VI Indemnification
ARTICLE VII General Provisions
ARTICLE VIII Amendments
ARTICLE IX Definitions
  APPENDIX B
RESTATED CERTIFICATE OF INCORPORATION OF CIGNA CORPORATION
Driving Directions